Exhibit 4.6

INDENTURE OF TRUST

BETWEEN

SOUTHERN OHIO PORT AUTHORITY

AND

UMB BANK, N.A.,

AS TRUSTEE

DATED AS OF OCTOBER 1, 2020

Relating to:

$219,550,000

SOUTHERN OHIO PORT AUTHORITY

EXEMPT FACILITY REVENUE BONDS

(PURECYCLE PROJECT), TAX-EXEMPT SERIES 2020A

and

$20,000,000

SOUTHERN OHIO PORT AUTHORITY

SUBORDINATE EXEMPT FACILITY REVENUE BONDS

(PURECYCLE PROJECT), TAX-EXEMPT SERIES 2020B

and

$10,000,000

SOUTHERN OHIO PORT AUTHORITY

SUBORDINATE EXEMPT FACILITY REVENUE BONDS

(PURECYCLE PROJECT), TAXABLE SERIES 2020C

TABLE OF CONTENTS

i

Section 13.06.	Applicable Law	109
Section 13.07.	No Recourse; Special Obligations	109
Section 13.08.	U.S.A. Patriot Act	110
Section 13.09.	Force Majeure	110
Section 13.10.	Consent to Jurisdiction	110
Section 13.11.	Waiver of Jury Trial	110

EXHIBIT A-1	FORM OF SERIES 2020A BOND	A-1-1
EXHIBIT A-2	FORM OF SERIES 2020B BOND	A-2-1
EXHIBIT A-3	FORM OF SERIES 2020C BOND	A-3-1
EXHIBIT B-1	FORM OF REQUISITION	B-1-1
EXHIBIT B-2	FORM OF CONSTRUCTION MONITOR REQUISITION	B-2-1
EXHIBIT C	CERTIFICATE OF SUBSTANTIAL COMPLETION	C-1
EXHIBIT D	FORM OF INVESTOR LETTER	D-1

INDENTURE OF TRUST

This INDENTURE OF TRUST, dated as of October 1, 2020 (this “Indenture”), between the SOUTHERN OHIO PORT AUTHORITY, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”), and UMB BANK, N.A., a national banking association duly organized, existing and authorized to accept and execute trusts of the character herein set out under the laws of the United States and having a corporate trust office in Minneapolis, Minnesota, as trustee (the “Trustee”):

W I T N E S E T H:

WHEREAS, Ohio Revised Code Sections 4582.21 through 4582.60 et seq., and Article VIII, Section 13 of the Ohio Constitution (collectively, the “Act”), authorizes a port authority, pursuant to the Act, to issue revenue bonds and loan the proceeds therefrom to a person that has entered into a financing agreement with such port authority for the cost of acquisition, construction or installation of “port authority facilities” (as defined in the Act), for the purpose of creating or preserving jobs, creating employment opportunities and improving the economic welfare of the people of the State; and

WHEREAS, in furtherance of its statutory purposes, the Issuer has entered into the Loan Agreement, dated as of October 1, 2020 (together with all amendments, modifications and supplements thereto and all restatements and replacements thereof, the “Loan Agreement”), with PureCycle: Ohio LLC (the “Company”), in order to assist the Company in financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility to be located in Lawrence County, Ohio (as more fully defined herein, the “Project”), and pursuant to which the Company has agreed to make payments to the Issuer in amounts sufficient to pay the principal of and interest on the Bonds, when due, and all other amounts due under the various documents; and

WHEREAS, the Bonds will be secured by the Loan Agreement and the Security Documents; and

WHEREAS, after giving notice in accordance with the Section 147 of the Code, the Issuer held a public hearing and adopted the Bond Resolution authorizing the issuance of its revenue bonds, in one or more series, on a senior or subordinate basis and in an aggregate principal amount not to exceed $300,000,000 for the purpose of providing funds, which, along with other funds of the Company, will be sufficient to (a) finance the acquisition, construction, installation and equipping of the Project, (b) fund a debt service reserve fund for the Series 2020A Bonds, (c) finance capitalized interest in connection with the Project and (d) pay the costs of issuing the Bonds; and

WHEREAS, as security for the Bonds, the Issuer deems it appropriate and necessary to deposit the proceeds of the sale of the Bonds with the Trustee, and that, only upon satisfaction of the requirements set forth herein, shall the Trustee disburse such proceeds to pay the Project Costs; and

WHEREAS, the Bonds and the Trustee’s Certificate of Authentication to be evidenced on the Bonds shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 attached hereto and made a part hereof, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture; and

WHEREAS, the execution and delivery of this Indenture and the issuance and sale of the Bonds have been in all respects duly and validly authorized by proper action duly adopted by the governing body of the Issuer; and

WHEREAS, the execution and delivery of the Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Issuer and authenticated by the Bond Registrar, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done; and

NOW, THEREFORE, THE PARTIES HERETO FURTHER DECLARE:

GRANTING CLAUSES

That the Issuer, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Holders and as security for the Bonds, the payment of all other sums required to be paid hereunder and the performance and observance by the Issuer and the Borrower of all of their respective covenants, agreements, representations and warranties contained herein and in the Bonds and the Loan Agreement, does hereby grant a security interest in, release, assign, transfer and pledge unto the Trustee and its successors and assigns forever, for the benefit of said Trustee and the Holders and all future Holders of the Bonds, the following described property (the “Trust Estate”):

1.            All right, title and interest of the Issuer in and to the Gross Revenues and moneys in all funds and accounts established by or pursuant to this Indenture, the Loan Agreement or the Guaranty or any and all amendments or supplements thereto and held by the Trustee (except moneys deposited with, paid to, or received by the Trustee (a) for the redemption of the Bonds, notice of the redemption of which has been given, (b) for deposit into the Rebate Fund or (c) from income derived from the investment of either of the foregoing), funds on deposit in (i) the Operating Revenue Escrow Fund of the Company under the Operating Revenue Escrow Agreement, and (ii) the Liquidity Reserve Escrow Fund of the Guarantor under the Liquidity Reserve Escrow Agreement, and the income thereon, subject to the provisions of this Indenture and the Loan Agreement permitting the application thereof for the purposes and on the terms and conditions set forth herein;

2.            All right, title and interest of the Issuer in the Bond Documents, Financing Documents, Security Agreement, Security Documents and Project Documents; and

3.            Any and all other Property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or the Company or by anyone in their behalf or with their written consent in favor of the Trustee, which is hereby authorized to receive any and all such Property at any and all times and to hold and apply the same subject to the terms hereof.

EXCEPTING THEREFROM the Unassigned Rights.

TO HAVE AND TO HOLD the Trust Estate hereby pledged, assigned and conveyed as aforesaid, or intended so to be, unto the Trustee and its successors in trust and their respective assigns forever;

IN CONSIDERATION of the purchase and acceptance of the Bonds authorized to be issued pursuant to this Indenture by those who shall hold the same from time to time: (1) this Indenture shall be deemed to be and shall constitute a contract among the Issuer, the Trustee and the Holders from time to time of the Bonds; and (2) except as otherwise provided herein, the pledge made and consolidated in this Indenture and the covenants set forth herein to be performed by the Issuer shall be for the benefit, security and protection, subject to the priority of payment and provisions of subordination, of all Holders of the Bonds secured by this Indenture, without privilege, priority or distinction as to the Lien or otherwise of any of the Bonds over any other of the Bonds, except in the case of funds held hereunder for the benefit of particular Holders;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, (1) shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds at the times and in the manner mentioned herein and in the Bonds, (2) shall perform and observe all the covenants to be performed and observed hereunder and (3) shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof and of the Loan Agreement, subject to a first priority of payment of debt service on the Senior Bonds and then, on a subordinate basis, as to priority of payment of debt service on the Subordinate Bonds, then upon such final payments, this Indenture and the rights hereby granted shall cease, terminate and be void, otherwise this Indenture shall remain in full force and effect;

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all of the Trust Estate is to be held and applied subject to the further covenants, agreements and conditions set forth in the Loan Agreement and herein.

THE TRUSTEE SHALL have and may enforce a security interest as described herein, to secure payment of all sums due or to become due to the Trustee and for the benefit of the Holders under the Bonds, the Indenture, the Loan Agreement and the other Financing Documents in any or all of the Trust Estate, subject to the subordination of the Subordinate Bonds to the Senior Bonds and the priority of payment of debt service set forth herein and the Loan Agreement on the Senior Bonds and the Subordinate Bonds. Such security interest is to attach at the earliest moment permitted by law and also to include and attach to all additions and accessions thereto, all substitutions and replacements therefor, all proceeds thereof, including insurance proceeds, and all contract rights, payments and general intangibles of the Issuer obtained in connection with or relating to the Trust Estate (except the Unassigned Rights), as well as any and all items of property in the foregoing classifications which are hereafter acquired, reconstructed and equipped. The Issuer shall, at the request of the Trustee, deliver to the Trustee any and all further instruments which the Trustee shall require in order to further secure and perfect the security interest created by this Indenture. Pursuant to the Uniform Commercial Code of the State, the Issuer hereby appoints and authorizes the Trustee as its lawful agent and attorney, without the signature of the Issuer, to file any UCC-1 financing statements or UCC-3 financing statement changes if the Trustee shall determine that such are necessary or advisable in order to perfect its security interests in the Trust Estate and shall pay to the Trustee on demand any expenses incurred by the Trustee in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by the Trustee.

The following information is stated in order to facilitate filings under the Uniform Commercial Code: The Secured Party is UMB Bank, N.A., as Trustee. Its address from which information concerning the security interest may be obtained is: UMB Bank, N.A., 120 South 6th Street, Suite 1400, Minneapolis, Minnesota 55402. The Debtor is the Issuer, a political subdivision and port authority existing under the laws of the State of Ohio. Its address is: 602 7th Street, Room 404, Portsmouth, Ohio 45662, Attn: Chairperson.

THIS INDENTURE FURTHER WITNESSETH, that the Issuer hereby agrees and covenants with the Trustee for the equal and proportional benefit of the Holders from time to time of the Bonds as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.       Definitions of Terms. The following words and terms as used in this Indenture shall have the following meanings, unless the context or use indicates another or different meaning or intent:

“Accountant” means a nationally or regionally recognized firm of independent certified public accountants having expertise in the particular businesses in which the Company is engaged.

“Accredited Investor” shall have the meaning set forth in Rule 501 of Regulation D of the Securities Act of 1933, as amended.

“Act” means Ohio Revised Code Sections 4582.21 through 4528.60 et. seq., as amended from time to time.

“Act of Bankruptcy” means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Company as debtor or the Issuer as debtor under any applicable bankruptcy, insolvency, reorganization or similar law as now or hereafter in effect.

“Additional Bonds” means the bonds authorized to be issued pursuant to Section 2.13 and Section 2.14 hereof.

“Annual Debt Service” means for each Fiscal Year, the sum of principal and interest that will be payable on the Bonds and Parity Indebtedness in such Fiscal Year whether, in the case of principal, at maturity, pursuant to scheduled payments or by mandatory redemption; provided, however, that any principal and interest that will be due and payable in the final Bond Year will be reduced by the amount available therefor from the Senior Bonds Debt Service Reserve Fund or the Subordinate Bonds Debt Service Reserve Fund, as applicable.

“Applicable Laws” means, collectively, all statutes, laws, rules, regulations, ordinances, writs, judgments, decrees, and injunctions of any Governmental Authority affecting the Company or any Collateral and all Governmental Authorizations relating thereto. Unless the context clearly requires otherwise, “Applicable Laws” shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements or other modifications thereto or thereof, and whether or not in effect on the date of issuance of the Bonds.

“Audited Financial Statements” means financial statements for a twelve-month period, or for such other period for which an audit has been performed, prepared in accordance with GAAP, which have been audited and reported upon by an Accountant.

“Authorized Denominations” means, with respect to the Series 2020 Bonds, denominations of $100,000 or any integral multiple of $5,000 in excess thereof and, with respect to any series of Additional Bonds, the authorized denomination(s) set forth in the Supplemental Indenture relating thereto.

“Authorized Investments” means any of the following:

(a)           Government Obligations;

(b)           obligations of the Federal National Mortgage Association;

(c)           obligations of the Federal Intermediate Credit Banks;

(d)           obligations of the Federal Banks for Cooperatives;

(e)           obligations of Federal Home Land Banks;

(f)            obligations of Federal Home Loan Banks;

(g)           obligations of Export-Import Bank of the United States;

(h)           obligations of the U.S. Postal Service;

(i)            obligations of the Government National Mortgage Association;

(j)            obligations of the Federal Home Loan Mortgage Corporation;

(k)           obligations of the Private Export Funding Corporation;

(l)            obligations of a state, territory or possession of the United States or any political subdivision of the foregoing, the interest on which is excludable from gross income for Federal income tax purposes and which bear a rating in one of the two highest rating categories by a Rating Agency;

(m)          obligations described in clause (l) above, which have been advance refunded and are secured by obligations described in clause (a) above;

(n)           interest bearing accounts, interest bearing deposits or certificates of deposit issued by, or bankers’ acceptances drawn or accepted by, banks or trust companies, including the Trustee or any of its affiliates, organized under the laws of the United States or any state thereof whose long term debt and bank deposits bear ratings of “A” (or its equivalent) or better by a Rating Agency;

(o)           commercial paper rated “P-1” (or its equivalent) or better by a Rating Agency or units of a commercial paper portfolio or fund comprised thereof;

(p)           notes of bank holding companies and banking institutions, organized under the laws of the United States or any state thereof, bearing a rating in one of the two highest categories by a Rating Agency;

(q)           units of a taxable government money-market portfolio restricted to obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the United States or repurchase agreements collateralized by such obligations;

(r)            certificates of deposit issued by a nationally or state-chartered bank, including the Trustee or any of its affiliates, or a savings and loan association whose long term debt and bank deposits bear ratings of “A” (or its equivalent) or better by a Rating Agency; provided that the principal amount of any such certificate of deposit in excess of the amount insured by the Federal Deposit Insurance Corporation (FDIC) or any successor therefor shall be fully secured and collateralized by the pledge and deposit of securities described in clause (a) above with a market value equal to one hundred percent (100%) of such uninsured excess principal amount;

(s)           (i) demand and time deposits in, certificates of deposits of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any of its affiliates) incorporated under the laws of the United States, any state thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States or any state, subject to supervision and examination by Federal and/or State banking authorities and having an approved rating at the time of such investment or contractual commitment providing for such investment of “A” (or its equivalent) or better by a Rating Agency or (ii) any other demand or time deposit certificate of deposit which is fully insured by the FDIC or any successor therefor;

(t)            investment agreements or repurchase agreements with any bank, trust company, national banking association (which may include the Trustee or any of its affiliates) or any other financial institution or insurance company or guaranteed thereby, provided that the institution providing such investment agreements or repurchase agreements or guarantee shall be rated “A” (or its equivalent) or better by a Rating Agency, or the principal amount of such investment agreements or repurchase agreements then outstanding shall be fully secured and collateralized by the pledge and deposit of securities (including wireable securities) described in clauses (a) and (b) above with a market value equal to one hundred two percent (102%) of such principal amount, that the Trustee has a perfected first security interest in the collateral, that the Trustee or any agent has possession of the collateral, and that such obligations are free and clear of claims by third parties; and

(u)           money market mutual funds, including, without limitation, one or more money market mutual funds, for which the Trustee or any of its affiliates serves as an investment manager, administrator, servicing agent, and/or custodian or subcustodian with assets in excess of $2,000,000,000 investing in obligations of the type specified in clauses (a) through (l), (o), (q) or (t) above; provided that any of the items described in clauses (n), (p), (r), (s) and (t) above shall be only of institutions whose capital surplus (or in the case of financial institutions other than banks, net worth) is in excess of $50,000,000.

“Authorized Representative” means, with respect to the Issuer, its Chairperson or Vice-Chairperson, with respect to the Company, its President, Vice President, Chief Executive Officer or Chief Financial Officer, and with respect to the Construction Monitor, its Project Manager or Managing Director with respect to the Issuer, the Company and the Construction Monitor, such additional persons as, at the time, are designated to act on behalf of the Issuer, the Company or the Construction Monitor, as the case may be, by written certificate furnished to the Trustee and to the Issuer, the Company or the Construction Monitor, as the case may be, containing the specimen signature of each such person and signed on behalf of (a) the Issuer by its Chairperson or Vice-Chairperson, (b) the Company by its President, Vice President, Chief Executive Officer or Chief Financial Officer, or (c) the Construction Monitor by its Project Manager or Managing Director.

“Bond” or “Bonds” means the Series 2020 Bonds and any Additional Bonds issued pursuant to a Supplemental Indenture.

“Bond Counsel” means the law firm of Frost Brown Todd LLC or an attorney or firm of attorneys whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

“Bond Documents” means, collectively, the Bonds, this Indenture, the Loan Agreement, the Security Documents, the Tax Compliance Agreement, the Bond Purchase Agreement, the Limited Offering Memorandum, the Continuing Disclosure Agreement and any other document or instrument executed in connection therewith, and any other instrument or document supplemental thereto.

“Bond Fund” means the SOPA – PureCycle Bond Fund created by Section 4.01 hereof.

“Bond Payment Date” means any date on which a Debt Service Payment shall be payable on the Bonds according to its terms so long as the Bonds shall be Outstanding.

“Bond Proceeds” means the sum of the face amount of the Series 2020 Bonds, plus accrued interest, if any, less the sum of the original issue discount, plus the Underwriter’s spread or similar discount, if any.

“Bond Purchase Agreement” means the Bond Purchase Agreement, dated September 23, 2020, by and among the Underwriter, the Issuer and the Company, as the same may be amended from time to time.

“Bond Registrar” means the Trustee, acting as such, and any successor bond registrar for the Bonds appointed pursuant to Article IX hereof, their respective successors and any other corporation which may at any time be substituted in their respective places pursuant to this Indenture.

“Bond Resolution” means Resolution No. 20-03, adopted by Board of Directors of the Issuer on February 13, 2020, as amended by Resolution No. 20-06, adopted by the Board of Directors on July 29, 2020, authorizing the issuance, execution, sale and delivery of the Bonds and the execution and delivery of Issuer Documents, and including any certificate of award or similar certificate expressly authorized thereunder, as such resolution may be amended or supplemented from time to time.

“Bond Year” means the one-year period beginning on the day after the expiration of the preceding Bond Year. The first Bond Year begins on the dated date of original issuance of the Bonds and ends December 1, 2020.

“Bondholder” or “Holder” or “Owner” means the registered owner at the time in question of any Bond, as shown on the registration books maintained by the Bond Registrar pursuant to this Indenture. Provisions in the Indenture and the Loan Agreement for direction by the Bondholders, Holders or Owners, or for Bondholder, Holder or Owner consent or approval will apply to the book entry or beneficial interest owners of the applicable Bonds, in place of the Depository as Holder, so long as the Bonds or the applicable portion thereof are in a book entry system, but only upon evidence satisfactory to the Trustee, in its sole discretion, of ownership of such interests.

“Business Day” means a day other than a Saturday, Sunday, legal holiday or other day on which the Trustee is authorized by law or executive order to remain closed.

“Calculation Agent” means Person appointed by the Company, and approved in writing by the Majority Holders, with such approval not to be unreasonably withheld, conditioned or delayed, to serve as calculation agent for the Bonds.

“Called Principal” means with respect to any Bond, the principal amount of such bond that is to be redeemed at the Make Whole Redemption Price pursuant to this Indenture.

“Capital Additions” means all property or interests in property, real, personal and mixed (a) which constitute structural additions, improvements or extraordinary repairs to or replacements of all or any part of the Facility, and (b) the cost of which is properly capitalized under GAAP.

“Capitalized Interest Account” means the account in the Project Fund so designated and created pursuant to Section 4.01 hereof.

“Certificates of Authentication of the Trustee” and “Trustee’s Certificates of Authentication” means the certificates executed by an authorized officer of the Trustee certifying the due authentication of the Bonds.

“Change Order” means a writing signed by the parties to a construction or equipment supply contract or agreement under which the Change Order is initiated that provides for a material change in the supplier’s scope of work, the contract sum, the guaranteed maximum price, if applicable, the Project schedule or Project schedule milestones, equipment or services to be supplied or provided under such contract or agreement that will result in additional cost and adjustment to the Construction Budget and states the amount of the adjustment to the contract price and Construction Budget.

“Closing” means the sale and delivery of the Bonds and the delivery of the Financing Documents.

“Closing Date” means the date of sale and delivery of the Bonds pursuant to the Indenture, being October 7, 2020.

“Code” means the Internal Revenue Code of 1986, as amended, and the final, temporary and proposed regulations of the United States Department of the Treasury promulgated thereunder. References to Sections of the Code shall be construed also to refer to successor and renumbered sections.

“Collateral” shall have the meaning set forth in the Mortgage.

“Collateral Assignment of Technology Sublicense Agreement” means the Collateral Assignment of Technology Sublicense Agreement and Power of Attorney, dated August 7, 2020, from the Company to the Trustee, pursuant to which the Company will assign its rights to certain intellectual property and patents licensed from the Procter & Gamble Company that are required and used in the recycling of waste propylene.

“Company” means PureCycle: Ohio LLC, a limited liability company organized and existing under the laws of the State of Ohio, with an office located at 5950 Hazeltine National Drive, Suite 650, Orlando, Florida 32822, and its successors and assigns.

“Company Documents” means the Loan Agreement, the Promissory Note, the Tax Compliance Agreement, the Bond Purchase Agreement, the Security Documents, the Limited Offering Memorandum, the Continuing Disclosure Agreement, the Project Documents, the Financing Documents, and all other documents executed in connection therewith.

“Completion Date” means the earlier of (i) termination of the Guaranty pursuant to Section 4.11 thereof, or (ii) execution of a Certificate of Completion by an Authorized Representative of the Company and a Construction Monitor.

“Computation Period” means each period from the date of original issuance of the Tax-Exempt Bonds through the date on which a determination of the Rebate Amount is made.

“Condemnation” means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any governmental entity or other Person acting under Governmental Authority.

“Consent and Agreement” means the Consent and Agreement, dated as of August 7, 2020, by and among The Procter & Gamble Company, PureCycle Technologies LLC, the Sole Member, the Company, and the Trustee, and any contract or agreement of similar effect providing the Trustee with notice, assumption and/or cure rights with respect to any Project Document.

“Construction Budget” means the complete breakdown of all costs of construction for the Project in a form reasonably satisfactory to the Construction Monitor, including without limitation, interest payments on the Senior Bonds for a term of not less than 12 months following the Completion Date, interest payments on the Subordinate Bonds for a term of not less than 5 months following the Completion Date, budget breakouts and construction draw schedules for the Project.

“Construction Contract” means collectively, the contracts, if any, by and between the Company and the Contractor relating to the construction or reconstruction of any of the Project, together with all amendments, modifications and supplements thereto.

“Construction Monitor” means Leidos Engineering, LLC, or other independent engineer or independent engineering firm selected by the Company and serving for the benefit of the Bondholders, which is qualified by expertise and experience to render the services provided in the Construction Monitor Agreement for the benefit of the Bondholders and is not a full time employee of the Issuer of the Company, together with any subsequent or replacement independent engineering firm serving in such capacity for the benefit of the Bondholders.

“Construction Monitor Agreement” means the Professional Services Agreement, dated May 9, 2017, by and among the Construction Monitor, the Company, and the Trustee, together with amendments and supplements thereto, and replacements thereof, which in each case have been consented to by the Majority Holders.

“Construction Period” means the period (a) beginning on the earlier of (i) the date of commencement of construction of the Project, or (ii) the Closing Date and (b) ending on the Completion Date.

“Construction Progress Reports” means the following information as of the end of each reporting period:

(a)           a brief description of construction activity for the applicable reporting period, including:

(A)       work performed on site during the reporting period;

(B)        status of procurement or refurbishment of equipment; and

(C)        material issues with vendor performance (including delivery issues, performance problems or material cost overruns);

(b)           information regarding the adherence to the expected construction timeline (including the estimated number of days ahead or behind);

(c)           information regarding the adherence to the expected Construction Budget (including material dollar and percentage deviations from the budget); and

(d)           if applicable, a brief narrative description of the reasons behind any material delays or deviations indicated in clauses (b) and (c) above.

“Consultant” means an independent individual, firm or firms which is not, and no member, stockholder, director, officer, trustee or employee of which is, an officer, director, trustee or employee of the Company, and which is a professional management consultant of national repute for having the skill and experience necessary to render the particular report required by the provision hereof in which such requirement appears.

“Consultant’s Report” means detailed and specific recommendations for eliminating any Financial Covenant deficiency if prepared by the Consultant.

“Contingent Debt Liabilities” means all guaranties, endorsements, assumptions and other contingent liabilities in respect of, or to purchase or otherwise acquire, Indebtedness of others; provided, however, that “Contingent Debt Liabilities” will not include any other liability that does not constitute Indebtedness.

“Continuing Disclosure Agreement” means the Continuing Disclosure Agreement, dated as of October 1, 2020, between the Company and UMB Bank, N.A., as dissemination agent.

“Contract Term” means the period commencing with the Closing Date and continuing until the principal of, premium, if any, and interest on the Bonds have been paid in full, or provision therefor has been made pursuant to Article VII hereof, and all other amounts due under the Loan Agreement have been paid in full.

“Contractor” means each of, and collectively, as the context requires, Koch Modular Process Systems, LLC, Denham-Blythe Company, and any other general contractor retained or to be retained by the Company for the purposes of constructing the Project or any part thereof.

“Cost of the Facility” or “Project Costs” means the following items of costs and expenses incurred in connection with the Facility:

(a)           all fees or expenses in connection with the acquisition, construction, and equipping of the Facility;

(b)           all fees, taxes, charges and other expenses for recording or filing, as the case may be, this Indenture, the Loan Agreement, any other agreement contemplated by the Loan Agreement, the Mortgage, any financing statements and any security interest contemplated by this Indenture, the Loan Agreement and the Mortgage;

(c)           the cost of premiums for all insurance maintained pursuant to Section 6.3 of the Loan Agreement;

(d)           all legal, accounting, financial advisory, investment banking, rating agency, blue sky, legal investment and any other fees, discounts, costs and expenses incurred by the Issuer, the Company, the Trustee and the initial Owners of the Bonds in connection with the preparation, printing, reproduction, authorization, issuance, execution, sale and distribution of the Bonds, this Indenture, the Loan Agreement and all other documents in connection herewith, with the Project and the issuance of the Bonds and with any other transaction contemplated by or directly related to the Loan Agreement or this Indenture;

(e)           the initial or acceptance fee and the first years’ administrative fee and costs and expenses, including reasonable attorneys’ fees, of the Trustee under the Indenture;

(f)            the administrative fees of the Issuer, if any;

(g)           all title insurance and surveying fees; and

(h)           reimbursement to the Company for any of the above enumerated costs and expenses paid and incurred by it, to the extent permitted under the Tax Compliance Agreement.

“Credit Facility” means a line of credit, letter of credit, standby bond purchase agreement, municipal bond insurance policy, surety bond or similar credit enhancement or liquidity facility established in connection with the issuance of Indebtedness to provide credit or liquidity support for such Indebtedness.

“Days Cash on Hand” means, for the period tested, the sum of unrestricted and unencumbered (a) cash, (b) cash equivalents and (c) marketable debt and equity securities, divided by the quotient of (x) operating expenses (which will include all scheduled debt service obligations payable during the period) less depreciation and amortization divided by (y) 365, all calculated in accordance with GAAP. Notwithstanding any of the foregoing to the contrary, Days Cash on Hand will not include (i) self-insurance funds, (ii) proceeds of any short-term borrowings, including, without limitation, internal affiliate loans and draws on lines of credit regardless of the maturity date of the line of credit, (iii) proceeds of accounts receivable financings or factoring, (iv) proceeds of put debt not supported by a liquidity facility with term-out features or (v) any other proceeds of Indebtedness.

“Debt Service Coverage Ratio” means for any given period of time, the ratio of (a) Net Income Available for Debt Service to (b) the total of Maximum Annual Debt Service of the applicable Bonds, all as determined in accordance with GAAP.

“Debt Service Payment” means, with respect to any Bond Payment Date, (a) the interest payable on such Bond Payment Date on the Bonds Outstanding, plus (b) the principal (including Sinking Fund Redemption Amounts), if any, payable on such Bond Payment Date on the Bonds Outstanding, plus (c) the premium, if any, payable on such Bond Payment Date on the Bonds subject to redemption.

“Default Rate” means, (i) with respect to the Senior Bonds, 200 basis points (2%) per annum above the highest interest rate stated on the Senior Bonds, that being the rate at which interest accrues on the Bonds from and after the date of occurrence of an Event of Default and for so long as such Event of Default remains in effect, and (ii) with respect to the Subordinate Bonds, 400 basis points (4%) per annum above the highest interest rate stated on the Subordinate Bonds from and after the date of occurrence of an Event of Default and for so long as such Event of Default remains in effect.

“Depository” or “DTC” means The Depository Trust Company, New York, New York, and its successors and assigns.

“Derivatives” means interest rate swaps, credit default swaps, total rate of return swaps, caps, floors, collars and other interest hedge agreements, in each case whether the Company is in any way liable directly, contingently or otherwise, as obligor, guarantor or in any other capacity.

“Determination of Taxability” means:

(a)            a final determination by any court of competent jurisdiction or a final determination by the Internal Revenue Service to which the Company shall consent or from which no timely appeal shall be taken to the effect that interest on the Tax-Exempt Bonds is includable in the gross income of the Owners thereof for Federal income tax purposes;

(b)            ninety (90) days after receipt by the Issuer, the Trustee or the Company of written notice that the Internal Revenue Service has issued a “notice of deficiency” or similar notice to any present or former Holder of a Tax-Exempt Bond assessing a tax in respect of any interest on the Tax-Exempt Bonds as a result of such interest being includable in gross income for Federal income tax purposes, provided that such notice has not been withdrawn by the Internal Revenue Service and from which such Holder (or the Company or the Trustee on behalf of the Holder, if allowable) has not filed a timely petition in the United States Tax Court contesting the same; or

(c)            the delivery to the Company, the Trustee and the Issuer of an opinion of Bond Counsel to the effect that (i) interest on the Tax-Exempt Bonds is includable in the gross income of a Holder thereof for Federal income tax purposes, (ii) redemption of some or all of the Tax-Exempt Bonds is required under the terms of a settlement or closing agreement with the Internal Revenue Service of an audit of the Tax-Exempt Bonds or under the terms of a closing agreement with the Internal Revenue Service pursuant to the Voluntary Closing Agreement Program, or any such successor program, or (iii) redemption of some or all of the Tax-Exempt Bonds is required in order to effect a remedial action, as described in Treas. Reg. §1.142-2, necessary to protect the tax exemption of the Tax-Exempt Bonds.

Nothing in this definition of “Determination of Taxability” shall be construed to mean that the Trustee, the Company or any Holder of any Tax-Exempt Bond shall have any obligation to contest or appeal any assertion or decision that any interest payable under the Tax-Exempt Bonds is subject to taxation.

Notwithstanding the foregoing, in no event shall the imposition of an alternative minimum tax or preference tax or branch profits tax on any Bondholder, the calculation of which included the interest on the Tax-Exempt Bonds, be considered a Determination of Taxability.

“Discounted Value” means, with respect to Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective retirement dates (assuming that the Called Principal will remain outstanding under the mandatory redemption schedule for the longest period of time) to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal, as calculated by the Calculation Agent.

“Earnings Fund” means the SOPA – PureCycle Earnings Fund created by Section 4.01 hereof.

“EMMA” means the Electronic Municipal Market Access system operated by the Municipal Securities Rulemaking Board.

“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement dated as of October 7, 2020, among the Company, the Sole Member, the Guarantor and the Trustee.

“Environmental Laws” means all Federal, State and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Federal, State and local governmental agencies and authorities with respect thereto.

“Equipment” means all machinery, equipment and other tangible personal property used and to be used in connection with the Facility and financed or refinanced in whole or in part with the Bond Proceeds (which property is described generally in Exhibit C attached to the Loan Agreement), with such additions thereto and substitutions therefor as may exist from time to time in accordance with the provisions of the Loan Agreement.

“Equipment Contract” means collectively, all contracts by and between the Company and any equipment manufacturer relating to the equipment to be installed at the Project, together with all amendments, modification and supplements thereto.

“Equity Account” means the account in the Project Fund so designated and created pursuant to Section 4.01 hereof.

“Equity Pledge and Security Agreement” means the Equity Pledge and Security Agreement, dated as of the date hereof, by and between Sole Member and the Trustee, pursuant to which the Sole Member will pledge and grant to the Trustee all of its membership interests in the Company.

“Event of Default” means any of those events defined as Events of Default in Section 8.01 hereof or, when used with respect to the Loan Agreement, any of those events defined as Events of Default in Section 10.1(a) of the Loan Agreement.

“Extraordinary Services” and “Extraordinary Expenses” means all services rendered and all reasonable, out-of-pocket expenses incurred by the Trustee or any Paying Agent under this Indenture or any of the other Financing Documents, other than Ordinary Services and Ordinary Expenses, including, but not limited to, the services rendered and expenses reasonably incurred by the Trustee with respect to any Event of Default under the Financing Documents, or the happening of an occurrence which, with the passage of time or the giving of a notice, would ripen into an Event of Default.

“Facility” means, collectively, the Land and the Project.

“FEU” or “Feedstock Evaluation Unit” means the feedstock evaluation facility constructed by the Company at 925 County Road 1A, Ironton Ohio 45638.

“Feedstock Supply Contract” means, collectively, the contracts for procurement of feedstock for the Project listed on Exhibit J to the Security Agreement, as well as any such contracts executed and delivered after the Closing Date.

“Financial Covenants” shall have the meaning assigned to such term in Section 2.4(a) of the Loan Agreement.

“Financial Obligation” means a (a) debt obligation, (b) derivative instrument entered into in connection with, or pledged as security or a source of payment for, an existing or planned debt obligation or (c) guarantee of (a) or (b), provided that Financial Obligation does not include municipal securities as to which a final official statement has been provided to the Municipal Securities Rulemaking Board consistent with SEC Rule 15c2-12.

“Financing Documents” means, collectively, the Bonds, this Indenture, the Loan Agreement, the Security Documents, the Tax Compliance Agreement, the Bond Purchase Agreement, the Limited Offering Memorandum, the Continuing Disclosure Agreement, the Guaranty and any other document or instrument executed in connection therewith and any other instrument or document supplemental thereto.

“Fiscal Year” means the Fiscal Year of the Company, which shall be the period commencing on January 1 of any year and ending on December 31 of such year unless the Trustee is notified in writing by an Authorized Representative of a change in such period, in which case the Fiscal Year shall be the period set forth in such notice; provided that the prior Fiscal Year shall end on the day preceding the new Fiscal Year.

“GAAP” means all generally accepted accounting principles for financial accounting and reporting as established by the Financial Accounting Standards Board, consistently applied, as in effect as of the calculation being performed.

“Governmental Authority” means the United States, the State, any other state or any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of these, having jurisdiction over the ownership, leasing, operation and/or maintenance of the Facility.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order, approval, registration and exemption or consent decree of or from any Governmental Authority.

“Governmental Obligations” means:

(a)            any bonds or other obligations of the United States, which, as to principal and interest, constitute direct obligations of or are guaranteed by the United States;

(b)           any bonds, debentures, participation certificates, notes or other obligations of any agency or other corporation, which has been or may hereafter be created by or pursuant to an Act of Congress of the United States as an agency or instrumentality thereof, the bonds, debentures, participation certificates, notes or other obligations of which are unconditionally guaranteed by the United States;

(c)           any bond or other obligations of any state of the United States or of any agency, instrumentality or local governmental unit of any state (i) which are not callable prior to maturity or as to which irrevocable instructions have been given to the trustee or other fiduciary of such bonds or other obligations by the obligor to give due notice of redemption and to call such bonds for redemption on the date or dates specified in such instructions, (ii) which are secured as to principal and interest and redemption premium, if any, by a fund consisting only of cash or bonds or other obligations of the character described in clause (a) above, which fund may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the redemption date or dates specified in the irrevocable instructions referred to in subclause (i) of this clause (c), as appropriate, and (iii) as to which the principal of and interest on the bonds and obligations of the character described in clause (a) above, which have been deposited in such fund along with any cash on deposit in such fund are sufficient to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this clause (c) on the maturity date or dates thereof or on the redemption date or dates specified in the irrevocable instructions referred to in subclause (i) of this clause (c), as appropriate; and

(d)            any certificates or other evidences of an ownership interest in obligations of the character described in clauses (a) and (b) above or in specific portions thereof, including, without limitation, portions consisting solely of the principal thereof or solely of the interest thereon.

“Gross Revenues” means all moneys, contributions, fees, rates, receipts, rentals, charges, issues and income received for, received by or derived from, the Company, the operation of the Company, the Project or any other source whatsoever, including, without limitation, moneys received from the operation of the Company’s business or the possession of its properties, insurance proceeds or condemnation awards, payments under the Guaranty, liquidated damages payable to the Company under the Project Documents, and all rights to receive the same, whether in the form of accounts, accounts receivable, contract rights or other rights, and the proceeds of the same whether now owned or held or hereafter coming into being.

“Guarantor” means PureCycle Technologies LLC.

“Guaranty” means that certain Guaranty of Completion, entered into on October 7, 2020, executed by the Guarantor in favor of the Trustee, as the same may be amended or supplemented from time to time, guaranteeing the performance by the Company of its obligations with respect to the design, permitting, installation, construction, and completion of the Project, subject to the terms of the Loan Agreement.

“Hazardous Materials” means any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum-based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), or any other applicable Environmental Law and the regulations promulgated thereunder.

“Indebtedness” means (a) any guaranty by the Company and (b) any obligation for borrowed money of the Company (other than accounts payable and accruals), as determined in accordance with GAAP, including obligations under conditional sales contracts or other title retention contracts and rental obligations under leases which are considered capital leases under GAAP.

“Indenture” means this Indenture of Trust, dated as of the date hereof, between the Issuer and the Trustee pursuant to which the Bonds are authorized to be issued, as amended or supplemented by any Supplemental Indenture.

“Independent Counsel” means an attorney or attorneys or firm or firms of attorneys duly admitted to practice law before the highest court of any state of the United States or of the District of Columbia.

“Insurance Consultant” means an independent person selected by the Company, which is qualified by expertise and experience to survey risks and recommend insurance coverage for organizations engaged in operations similar to those of the Company at the Project and having a favorable reputation for skill and experience in such surveys and recommendation, and is not a full-time employee of the Issuer or the Company.

“Intercompany Trademark License Agreement” means the Intercompany Trademark License Agreement, dated as of October 7, 2020, between the Guarantor and the Company.

“Interest Payment Date” means the first day of each June and December (or the next succeeding Business Day if such first day is not a Business Day), commencing with June 1, 2021.

“Issuer” means (a) the Southern Ohio Port Authority, and its successors and assigns and (b) any public benefit corporation or political subdivision resulting from or surviving any consolidation or merger to which the Southern Ohio Port Authority, or its successors or assigns may be a party.

“Issuer Documents” means the Bonds, this Indenture, the Loan Agreement, the Tax Compliance Agreement, the Bond Purchase Agreement and the Limited Offering Memorandum.

“Land” means, the real property, as more particularly described in Exhibit B attached to the Loan Agreement, which is the site of the Project, and the FEU.

“License Agreement” means the Amended and Restated Patent License Agreement, dated July 28, 2020, between Guarantor and The Procter & Gamble Company, as the same may be amended from time to time.

“Lien” means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including, but not limited to, a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar encumbrances, including, but not limited to, mechanics’, materialmen’s, warehousemen’s and carriers’ liens and other similar encumbrances affecting real property. For the purposes hereof, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement, pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Limited Offering Memorandum” means the Limited Offering Memorandum relating to the issuance and initial sale of the Bonds.

“Liquidity Reserve Escrow Agent” means the escrow agent under the Liquidity Reserve Escrow Agreement, initially, U.S. Bank, Cincinnati, Ohio, and any successor escrow agent thereunder.

“Liquidity Reserve Escrow Agreement” means the Liquidity Reserve Escrow Agreement dated as of October 7, 2020, by and among the Guarantor, the Trustee, and the Liquidity Reserve Escrow Agent.

“Liquidity Reserve Escrow Fund” means the escrow fund held by the Liquidity Reserve Escrow Agent under the Liquidity Reserve Escrow Agreement to which funds specified in Section 3.10 of the Guaranty Agreement are required to be deposited by the Guarantor.

“Loan” means the loan by the Issuer to the Company of the proceeds received from the sale of the Bonds.

“Loan Agreement” means the Loan Agreement, dated as of the date hereof, between the Company and the Issuer, with the payments thereunder to be in an amount sufficient to pay the principal of and interest on the Bonds, when due.

“Loan Payments” means the payments required to be made by the Company pursuant to Section 5.1 of the Loan Agreement.

“Majority Holders” means (i) so long as any Senior Bonds are Outstanding, a majority of the Holders of aggregate principal amount of the Senior Bonds then Outstanding, and (ii) if no Senior Bonds are then Outstanding, a majority of the Holders of the aggregate principal amount of Bonds then Outstanding.

“Make Whole Redemption Price” means a redemption price equal to 100% of the principal amount redeemed plus accrued interest to the redemption date plus the Yield-Maintenance Premium.

“Material Adverse Effect” means a material adverse effect on:

(a)            the business, properties, performance, results of operation, business prospects, or conditions (financial or otherwise) of the Company;

(b)            the legality, validity or enforceability of any Bond Document, any Company Document, any Issuer Document or any Project Document;

(c)            the Company’s ability to observe and perform its obligations under any Company Document; or

(d)            the rights of the Trustee under any Bond Document, any Security Document, any Financing Document, any Company Document, any Issuer Document or any Project Document, including, the ability of the Trustee to enforce its rights and remedies thereunder or any related document, instrument or agreement.

“Maximum Annual Debt Service” means collectively, (i) the principal, interest, and any redemption premium required to be paid by the Issuer on the Bonds and Parity Indebtedness, including any mandatory sinking fund redemptions, (ii) the scheduled fees of the Trustee, and (iii) the scheduled fees of the Issuer, for the year in which the greatest amount of Annual Debt Service is required.

“Mortgage” means the Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 1, 2020, from the Company to the Trustee, pursuant to which, among other things, the Company will grant to the Trustee a mortgage lien on and security interest in the Project and grant to the Trustee a security interest in all of the Company’s Gross Revenues.

“Net Income” means, with respect to any period, the excess of revenues over expenses of the Company for such period as determined by GAAP in the United States.

“Net Income Available for Debt Service” means, with respect to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) interest expense, (b) amortization expense and (c) depreciation expense; provided, however, that the following items will be excluded from the computation of “Net Income Available for Debt Service”: (i) extraordinary items of income or loss; (ii) gains or losses from the extinguishment of Indebtedness; (iii) unrealized gains and losses on investments or interest rate hedge agreements; (iv) any gain or loss from the disposition of assets not in the ordinary course of business; (v) any loss from impairment of the value of assets; (vi) financing costs that are treated as a current expense, rather than amortized; and (vii) any other item that is nonrecurring and also a non-cash item.

“Net Proceeds” means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys’ fees and disbursements and Trustee’s fees and disbursements) incurred in obtaining such gross proceeds.

“Office of the Trustee” means the corporate trust officers of the Trustee located at 120 South 6th Street, Suite 1400, Minneapolis, Minnesota 55402.

“Officer’s Certificate” means a certificate of an Authorized Representative of the Company.

“Offtake Contract” means, collectively, the contracts for sale of Product listed on Exhibit J to the Security Agreement, and additional contracts for sale of Product entered into subsequent to the effective date of the Security Agreement.

“Operating Revenue Escrow Agent” means the escrow agent under the Operating Revenue Escrow Agreement, initially, U.S. Bank, Cincinnati, Ohio, and any successor escrow agent thereunder.

“Operating Revenue Escrow Agreement” means the Operating Revenue Escrow Agreement, dated as of the Closing Date, by and between the Company, the Trustee, and the Operating Revenue Escrow Agent.

“Operating Revenue Escrow Fund” means the escrow fund held by the Operating Revenue Escrow Agent under the Operating Revenue Escrow Agreement to which Gross Revenues of the Company are required to be deposited.

“Operation and Maintenance Agreement” means the Operation and Maintenance Agreement, dated on or about the Closing Date, between the Company and PCT Managed Services LLC.

“Ordinary Services” and “Ordinary Expenses” means those services normally rendered and those reasonable, out-of-pocket expenses normally incurred by a trustee, paying agent or secured party under instruments similar to this Indenture or the other Financing Documents, including reasonable fees and disbursements of counsel, consultants and advisors to the Trustee, and not during the continuation of an Event of Default, or in connection with an occurrence that, with the passage of time, or the giving of a notice, would ripen into an Event of Default.

“Outside Completion Date” means December 1, 2022.

“Outstanding” or “Bonds Outstanding” or “Outstanding Bonds” means any Bonds which have been authenticated and delivered by the Trustee under the Indenture, or any Supplemental Indenture, except: (a) any Bonds canceled by the Trustee because of payment; (b) any Bonds deemed paid in accordance with the provisions of Section 7.01 or 7.02 hereof; (c) any Bonds for the redemption of which there has been separately set aside and held in the Bond Fund moneys in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Bonds to the Redemption Date, in accordance with Section 3.03 hereof; and (d) any Bond in lieu of or in substitution for which another Bond shall have been authenticated and delivered pursuant to Section 2.05, 2.08, 2.09 or 2.11 hereof. For purposes of approval voting or consent by the Holders, “Outstanding” shall not include any Bonds owned by or on behalf of the Company or an affiliate of the Company or the Issuer or an affiliate of the Issuer (unless, in each case, all of the Outstanding Bonds are so owned). Bonds owned by the Company or an affiliate of the Company shall not be “Outstanding” with respect to calculation of any Financial Covenants.

“Overall Debt Service Coverage Ratio” means for any given period of time, the ratio of (a) Net Income Available for Debt Service to (b) the total of Maximum Annual Debt Service of any Bonds, any Senior Parity Indebtedness and any Subordinate Parity Indebtedness, all as determined in accordance with GAAP.

“Parity Indebtedness” means collectively, the Senior Parity Indebtedness and the Subordinate Parity Indebtedness.

“Participant” means any of those brokers, dealers, banks and other financial institutions from time to time for which the Depository holds Bonds as securities depository.

“Paying Agent” means the Trustee, acting as such, and any additional paying agent for the Bonds appointed pursuant to Article IX hereof, their respective successors and any other corporation which may at any time be substituted in their respective places pursuant to this Indenture.

“Permitted Liens” means the liens described in Exhibit D to the Loan Agreement and the following:

(a)            the lien of taxes and assessments which are not delinquent;

(b)            easements, exceptions or reservations for the purpose of pipelines, telephone lines, cellular telephone communications facilities, power lines, roads, streets, alleys, drainage and sewerage purposes, laterals, ditches and other like purposes, or for the joint or common use of the Project and equipment;

(c)            rights reserved to or vested in any municipality or governmental or other public authority to control or regulate or use in any manner any portion of the Project;

(d)            any obligations or duties affecting any portion of the Land and/or the Project to any municipality or governmental or other public authority with respect to any right, power, franchise, grant, license or permit;

(e)            present or future valid zoning laws and ordinances;

(f)            liens securing Indebtedness for the payment, redemption or satisfaction of which money (or evidences of Indebtedness) in the necessary amount to fully pay such Indebtedness will have been deposited in trust with a trustee or other holder of such Indebtedness;

(g)            the rights of the Trustee under the Indenture, the Loan Agreement, the Security Documents, and the Mortgage;

(h)            any lien with respect to Parity Indebtedness on a parity basis with the Lien securing the Bonds, including the Lien of the Mortgage and the Lien on Gross Revenues established in compliance with the Loan Agreement;

(i)            any lien established in connection with the incurrence or continuation of Subordinate Debt, which secures such Subordinate Debt, if undertaken in compliance with the Loan Agreement; or

(j)            purchase money mortgages, liens or encumbrances on existing or new equipment, goods or materials, if undertaken in compliance with the Loan Agreement.

“Person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government, agency, political subdivision or branch thereof.

“Plans and Specifications” means the plans and specifications for the Project, prepared for the Company, and approved by the Lawrence County Building Department.

“Principal Payment Date” means the first day of each June and December (or the next succeeding Business Day if such first day is not a Business Day), commencing with June 1, 2024.

“Principal User” means “Principal User,” as that term is defined in the Tax Compliance Agreement.

“Product” means recycled polypropylene made from waste plastics or any other product manufactured by the Company and offered for sale.

“Project” means: (a) the limited restoration of Buildings 504, 507 and 509, all located on the Land, (b) the construction of an approximately 150,000 square foot, solid waste recycling facility involving the conversion of waste polypropylene from post-consumer plastics into recycled polypropylene; (c) the Feedstock Evaluation Unit; (d) the acquisition and installation of certain items of machinery, equipment and other tangible personal property; (e) paying certain costs and expenses incidental to the issuance of the Bonds; (f) funding the Senior Bonds Debt Service Reserve Fund; and (g) funding the Capitalized Interest Account.

“Project Account” means the account in the Project Fund so designated and created pursuant to Section 4.01 hereof.

“Project Documents” means the Construction Contract, the Equipment Contract, the Operation and Maintenance Agreement, the Technology Sublicense Agreement, the Intercompany Trademark License Agreement, the Feedstock Supply Contract, the Offtake Contract, the License Agreement, and any other contract related to the construction, installation, equipping and operation of the Project, the termination of which could have a Material Adverse Effect, all of which have been collaterally assigned to the Trustee under the Security Agreement.

“Project Fund” means SOPA – PureCycle Project Fund created by Section 4.01 hereof.

“Promissory Note” means, collectively, the Series 2020A Promissory Note, the Series 2020B Promissory Note and the Series 2020C Promissory Note.

“Proper Charge” means such items as are included within any proper definition of cost which are capitalized or capitalizable, under GAAP.

“Property” or “Property, Plant and Equipment” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Qualified Institutional Buyer” shall have the meaning set forth in Rule 144A of the Securities Act of 1933, as amended.

“Rating Agency” means any nationally recognized securities rating agency.

“Rebate Amount” means with respect to the Tax-Exempt Bonds, the amount computed as described in the Tax Compliance Agreement.

“Rebate Fund” means the SOPA – PureCycle Rebate Fund created pursuant to Section 4.01 hereof.

“Record Date” means the Regular Record Date or the Special Record Date, as the case may be.

“Redemption Date” means the date upon which Bonds issued pursuant to this Indenture shall be redeemed.

“Redemption Price” means, when used with respect to the Bonds, the principal amount thereof, plus the applicable redemption premium, if any, payable thereon, plus accrued interest to the Redemption Date.

“Regular Record Date” means, with respect to any Bond Payment Date, the fifteenth (15th) day of the calendar month (whether or not a Business Day) next preceding such Bond Payment Date.

“Reinvestment Yield” means, with respect to the Called Principal of any Bond, a discount rate equal to the sum of (i) 50 basis points and (ii) the yield to maturity determined by reference to (a) the ask-side yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, displayed on Bloomberg under the “PX1” function (or such other display as may replace the “PX1” function) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, and (b) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, as calculated by the Calculation Agent. Such yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

“Remaining Average Life” means, with respect to the Called Principal of any Bond, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the respective retirement date (assuming that the Called Principal will remain outstanding under the mandatory redemption schedule for the longest possible time) of such Remaining Scheduled Payment, as calculated by the Calculation Agent.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled retirement date.

“Renewal Fund” means the SOPA – PureCycle Renewal Fund created pursuant to Section 4.01 hereof.

“Repair and Replacement Fund” means the SOPA – PureCycle Repair and Replacement Fund created pursuant to Section 4.01 hereof.

“Repair and Replacement Fund Requirement” means the amount required to be deposited in the Repair and Replacement Fund pursuant to Section 2.4(a)(iii) of the Loan Agreement.

“Request for Disbursement” means a request for disbursement by the Company to the Trustee substantially in the forms set forth in both Exhibit B-1, and Exhibit B-2, attached hereto.

“Revenue Fund” means the SOPA – PureCycle Revenue Fund created by Section 4.01 hereof.

“Revenue Fund Disbursement Date” means the last Business Day of each calendar month.

“Security Agreement” the Security Agreement, dated as of October 1, 2020, between the Company and the Trustee, pursuant to which, among other things, the Company will grant to the Trustee a security interest in the personal property collateral described therein.

“Security Documents” means: (a) the Mortgage; (b) the Guaranty; (c) the Equity Pledge and Security Agreement; (d) the Operating Account Escrow Agreement, (e) the Liquidity Reserve Escrow Agreement, (f) the Security Agreement; (g) the Collateral Assignment of Technology Sublicense Agreement, (h) the Consent and Agreement; and (i) the Environmental Indemnity Agreement.

“Seller” means a Person or other entity directly related to the physical acquisition, construction or equipping of the Facility or any replacement thereof.

“Senior Bonds” means the Series 2020A Bonds together with any Additional Bonds that may be issued on a parity basis with the Series 2020A Bonds or other Senior Bonds.

“Senior Bonds Debt Service Reserve Fund” means SOPA – PureCycle Senior Bonds Debt Service Reserve Fund created by Section 4.01 hereof.

“Senior Bonds Debt Service Reserve Requirement” means, as of any particular date of computation, an amount equal to the least of: (i) the greatest amount required in the then current or any future Bond Year to pay the sum of the interest on the Outstanding Senior Bonds payable during such Bond Year, and the principal (including Sinking Fund Redemption Amounts) of the Outstanding Senior Bonds payable with respect to such Bond Year; (ii) 125% of the average of annual amounts required in the then current and all future Bond Years to pay the sum of the interest on the Outstanding Senior Bonds payable during such Bond Years and the principal (including Sinking Fund Redemption Amounts) of the Outstanding Senior Bonds payable with respect to such Bond Years; and (iii) ten percent (10%) of the net proceeds of the sale of the Senior Bonds. As of the date of issuance of the Series 2020A Bonds, the Senior Bonds Debt Service Reserve Requirement shall be $20,987,800.00.

“Senior Debt Service Coverage Ratio” means for any given period of time, the ratio of (a) Net Income Available for Debt Service to (b) the total of Maximum Annual Debt Service of the Senior Bonds and any Senior Parity Indebtedness, all as determined in accordance with GAAP.

“Senior Parity Indebtedness” means any Indebtedness, which is incurred by the Company and is secured equally and ratably with the obligations of the Company securing the Senior Bonds under the Loan Agreement, the Equity Pledge and Security Agreement and the Mortgage, and which satisfies the conditions set forth in Section 2.4(b)(i) of the Loan Agreement.

“Series 2020 Bonds” means the Series 2020A Bonds, the Series 2020B Bonds and the Series 2020C Bonds.

“Series 2020A Bonds” means the Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A, in the principal amount of $219,550,000, authorized to be issued pursuant to this Indenture to finance a portion of the Cost of the Facility, and which are in substantially the form set forth in Exhibit A-1 attached hereto.

“Series 2020A Promissory Note” means the Promissory Note, dated the Closing Date, by the Company in favor of the Issuer and assigned to the Trustee, in the form attached to the Loan Agreement as Exhibit A-1.

“Series 2020B Bonds” means the Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B, in the principal amount of $20,000,000, authorized to be issued pursuant to this Indenture to finance a portion of the Cost of the Facility, and which are in substantially the form set forth in Exhibit A-2 attached hereto.

“Series 2020B Promissory Note” means the Promissory Note, dated the Closing Date, by the Company in favor of the Issuer and assigned to the Trustee, in the form attached to the Loan Agreement as Exhibit A-2.

“Series 2020C Bonds” means the Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C, in the principal amount of $10,000,000, authorized to be issued pursuant to this Indenture to finance a portion of the Cost of the Facility, and which are in substantially the form set forth in Exhibit A-3 attached hereto.

“Series 2020C Promissory Note” means the Promissory Note, dated the Closing Date, by the Company in favor of the Issuer and assigned to the Trustee, in the form attached to the Loan Agreement as Exhibit A-3.

“Settlement Date” means with respect to Called Principal of any Bond, the date upon which the Called Principal is to be redeemed pursuant to this Indenture at the Make Whole Redemption Price.

“Short-Term Indebtedness” means Indebtedness having an original maturity of less than or equal to one year and not renewable at the option of the Company for a term greater than one year from the date of original incurrence or issuance so long as the outstanding principal amount thereof is reduced to zero for a period of at least thirty (30) consecutive days during each year.

“Sinking Fund Redemption Amount” means the amount of money required to be applied on any Sinking Fund Redemption Date to the redemption of the Bonds prior to its maturity, pursuant to Article III hereof.

“Sinking Fund Redemption Date” means a Bond Payment Date on which a Sinking Fund Redemption Amount and interest shall be payable on the Bonds according to its terms so long as the Bonds shall be Outstanding.

“Sole Member” means PCTO Holdco LLC, a Delaware limited liability company, as the sole member of the Company.

“Special Record Date” means a date for the payment of interest on the Bonds after an Event of Default has occurred fixed by the Trustee pursuant to Section 2.03(b) hereof.

“State” means the State of Ohio.

“Subordinate Bonds” means certain obligations, including the Series 2020B Bonds, the Series 2020C Bonds, and any Additional Bonds issued pursuant to a Supplemental Indenture in accordance with Section 2.14 of this Indenture and secured by a security interest in all or a portion of the Trust Estate subordinate in priority of payment to that of the Senior Bonds, which contain provisions substantially in the form set forth in Article XII hereof.

“Subordinate Bonds Debt Service Reserve Fund” means the SOPA – PureCycle Subordinate Bonds Debt Service Reserve Fund created by Section 4.01 hereof.

“Subordinate Bonds Debt Service Reserve Requirement” means with respect to the Subordinate Bonds, as of any particular date of computation, an amount equal to 50% of the greatest amount required in the then current or any future Bond Year to pay the sum of the interest on the Outstanding Subordinate Bonds payable during such Bond Year and the principal (including Sinking Fund Redemption Amounts) of the Outstanding Subordinate Bonds payable with respect to such Bond Year. As of the date of issuance of the Bonds, the Subordinate Bonds Debt Service Reserve Requirement for the Subordinate Bonds shall be $0.00.

“Subordinate Debt” means (a) any guaranty and (b) any obligation for borrowed money of the Company (other than accounts payable and accruals), as determined in accordance with GAAP, including obligations under conditional sales contracts or other title retention contracts and rental obligations under leases which are considered capital leases under GAAP, which is subordinate to Parity Indebtedness.

“Subordinate Parity Indebtedness” means any Indebtedness, which is incurred by the Company and is secured equally and ratably with the obligations of the Company securing the Subordinate Bonds under the Loan Agreement, the Security Documents, and the Mortgage, and which satisfies the conditions set forth in Section 2.4(b)(ii) of the Loan Agreement.

“Supplemental Indenture” means any indenture supplemental to or amendatory of this Indenture, which may be executed by the Issuer and the Trustee in accordance with Article X hereof.

“Tax Compliance Agreement” means the Tax Compliance Agreement, dated the Closing Date, by and between the Issuer and the Company, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and this Indenture.

“Tax Incidence Date” means the date, if any, as of which interest on the Tax-Exempt Bonds first becomes taxable as a result of any occurrence described in paragraphs (a), (b) or (c)(i) of a Determination of Taxability.

“Taxable Capitalized Interest Subaccount” means the subaccount in the Capitalized Interest Account in the Project Fund so designated and created pursuant to Section 4.01 hereof.

“Taxable Project Subaccount” means the subaccount in the Project Account in the Project Fund so designated and created pursuant to Section 4.01 hereof.

“Taxable Rate” means ten percent (10%) per annum, that being the rate at which interest accrues on the Series 2020A Bonds, and thirteen percent (13%) per annum, that being the rate at which interest accrues on the Series 2020B Bonds, from and after any Tax Incidence Date.

“Tax-Exempt Bonds” means collectively the Series 2020A Bonds, the Series 2020B Bonds, and any bonds authorized to be issued pursuant to Sections 2.13 or 2.14 hereof, the interest on which is excludible from gross income of the holders thereof for federal income tax purposes.

“Tax-Exempt Capitalized Interest Subaccount” means the subaccount in the Capitalized Interest Account in the Project Fund so designated and created pursuant to Section 4.01 hereof.

“Tax-Exempt Project Subaccount” means the subaccount in the Project Account in the Project Fund so designated and created pursuant to Section 4.01 hereof.

“Tax-Exempt Rate” means the rates specified in Section 2.03(a)(iii) hereof, at which interest accrues on the Tax-Exempt Bonds prior to the Tax Incidence Date.

“Technology Sublicense Agreement” means the Technology Sublicense Agreement dated as of October 7, 2020, by and between Guarantor, as Sublicensor, and the Company, as Sublicensee.

“Title Insurance Company” means First American Title Insurance Company, New York, New York.

“Trust Estate” has the meaning set forth in the Granting Clauses.

“Trustee” means UMB Bank, N.A., a national banking association organized and existing under the laws of the United States, as Trustee under the Indenture, and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as such hereunder.

“Unassigned Rights” means: (a) the rights of the Issuer granted pursuant to Sections 5.1, 6.6, 8.1, 8.2, 8.3, 10.4, 12.1, 12.7 and 12.9 of the Loan Agreement; (b) the moneys due and to become due to the Issuer for its own account or the members, officers, agents (other than the Company) and employees of the Issuer for their own account pursuant to Sections 5.1, 6.6, 8.1, 10.4 and 11.2(a) of the Loan Agreement; (c) the rights of the Issuer under Section 6.7(b) of the Loan Agreement; and (d) the right to enforce the foregoing pursuant to Article X of the Loan Agreement. Notwithstanding the preceding sentence, to the extent the obligations of the Company under the Sections of the Loan Agreement listed in clause (a) above do not relate to the payment of moneys to the Issuer for its own account or to the members, officers, agents (other than the Company or the Trustee) and employees of the Issuer for their own account, such obligations, upon assignment by the Issuer of its rights and remedies under the Loan Agreement to the Trustee pursuant to this Indenture, shall be deemed to be and shall constitute obligations of the Company to the Issuer and the Trustee, jointly and severally.

“Underwriter” means Piper Sandler & Co., a corporation organized and existing under the laws of the State of Delaware, authorized to conduct business in the State of Ohio, having an office for conducting business at 100 North 18th Street, Two Logan Square, Suite 1820, Philadelphia, Pennsylvania 19103, or its successors or assigns.

“United States” means the United States of America.

“Yield-Maintenance Premium” means, with respect to any Bond, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Bond over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. If the Authority and the Holder of any Bond shall prior to the Settlement Date designate in writing a lesser premium from that calculated as set forth in the preceding sentence as the Yield-Maintenance Premium, the premium so designated shall be payable on the Settlement Date as the Yield-Maintenance Premium with respect to such Bond. The Yield-Maintenance Premium shall in no event be less than zero.

Section 1.02.      Rules of Construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Indenture:

(a)            Words importing the singular number shall include the plural number and vice versa.

(b)            Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of the Bonds at its stated maturity.

(c)            All references herein to particular articles or sections are references to articles or sections of this Indenture.

(d)            The table of contents and headings of the several sections herein are solely for convenience of reference and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Indenture.

(e)            This Indenture shall be construed for the benefit of the parties hereto but only to the extent not inconsistent with the rights of the Trustee and the Holders.

(f)            The use of the neuter gender shall include the masculine and feminine genders as well.

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ARTICLE II

AUTHORIZATION AND ISSUANCE OF BONDS

Section 2.01.         Authorized Amount of Bonds. No Bonds may be authenticated and issued under the provisions of this Indenture, except in accordance with this Article. Except as otherwise provided in Sections 2.08, and 2.13 and 2.14 hereof, the aggregate principal amount of the Series 2020A Bonds which may be authenticated and issued under this Indenture is $219,550,000, the aggregate principal amount of the Series 2020B Bonds which may be authenticated and issued under this Indenture is $20,000,000 and the aggregate principal amount of the Series 2020C Bonds which may be authenticated and issued under this Indenture is $10,000,000.

Section 2.02.         Purpose for Which Bonds May Be Issued. The Bonds may be issued only for the purpose of providing funds to pay the Project Costs.

Section 2.03.         Issuance of Bonds; Details of the Bonds.

(a)         (i)             The Series 2020A Bonds shall be designated “Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A” (the “Series 2020A Bonds”), and shall be issued in Authorized Denomination. Unless the Issuer shall otherwise direct, the Series 2020A Bonds shall be lettered sequentially, beginning with “AR-1.” The Series 2020B Bonds shall be designated “Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B” (the “Series 2020B Bonds”), and shall be issued in Authorized Denomination. Unless the Issuer shall otherwise direct, the Series 2020B Bonds shall be lettered sequentially, beginning with “BR-1.” The Series 2020C Bonds shall be designated “Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C” (the “Series 2020C Bonds”), and shall be issued in Authorized Denomination. Unless the Issuer shall otherwise direct, the Series 2020C Bonds shall be lettered sequentially, beginning with “CR-1.”

(ii)          The Series 2020 Bonds shall be dated the Closing Date, shall bear interest from such date, or from the most recent Bond Payment Date to which interest has been paid and shall be payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2021.

(iii)         Subject to the applicable sinking fund redemption requirements, Series 2020A Bonds shall mature on December 1, 2025 in the principal amount of $12,370,000; on December 1, 2030 in the principal amount of $38,700,000; and on December 1, 2042 in the principal amount of $168,480,000. Except as provided in Section 2.03(c) hereof, (A) the Series 2020A Bonds maturing on December 1, 2025 shall bear interest at the rate of 6.250% per annum, (B) the Series 2020A Bonds maturing on December 1, 2030 shall bear interest at the rate of 6.500% per annum, and (C) the Series 2020A Bonds maturing on December 1, 2042 shall bear interest at the rate of 7.000% per annum, all computed on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months.

(iv)         Subject to the applicable sinking fund redemption requirements, Series 2020B Bonds shall mature on December 1, 2025 in the principal amount of $10,000,000; and on December 1, 2027 in the principal amount of $10,000,000. Except as provided in Section 2.03(c) hereof, the Series 2020B Bonds shall bear interest at the rate of 10.00% per annum, computed on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months.

(v)          Subject to the applicable sinking fund redemption requirements, Series 2020C Bonds shall mature on December 1, 2027 in the principal amount of $10,000,000. Except as provided in Section 2.03(c) hereof, the Series 2020C Bonds shall bear interest at the rate of 13.00% per annum, computed on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months.

(b)           The principal of and premium, if any, on the Bonds shall be payable through the Depository in lawful money of the United States at the designated office of the Trustee or its successor in trust. If no Depository is then in effect, interest on the Bonds due on any Bond Payment Date shall be payable by check or draft mailed on such Bond Payment Date to the Person in whose name such Bond is registered at the close of business on the Regular Record Date with respect to such Bond Payment Date or by bank wire transfer on such Bond Payment Date to a bank account maintained by such Person in the United States designated in written instructions delivered to the Trustee at least five (5) Business Days prior to such Bond Payment Date, irrespective of any transfer or exchange of such Bonds subsequent to such Regular Record Date and prior to such Bond Payment Date, unless the Issuer shall default in the payment of interest due on such Bond Payment Date. In the event of any such default, such defaulted interest shall be payable to the Person in whose name such Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice delivered by the Trustee to the Bondholders not less than fifteen (15) days preceding such Special Record Date.

(c)          (i)             Notwithstanding anything in subsection (a) above to the contrary, in the event of an occurrence of a Determination of Taxability, then from and after any Tax Incidence Date, the Tax-Exempt Bonds will bear interest at the Taxable Rate. On the Redemption Date referred to in Section 3.01(e) hereof, there shall be payable as interest on the Tax-Exempt Bonds:

(A)            if the Tax Incidence Date occurred after the last Bond Payment Date on which interest on the Tax-Exempt Bonds was paid or provided for, the sum of (I) an amount equal to interest on the Tax-Exempt Bonds calculated at the Tax-Exempt Rate for the period commencing on the last Bond Payment Date on which interest was paid or provided for and ending on the day immediately preceding the Tax Incidence Date, plus (II) an amount equal to interest on the Tax-Exempt Bonds calculated at the Taxable Rate for the period of time commencing on the Tax Incidence Date and ending on the Redemption Date; or

(B)            if the Tax Incidence Date occurred prior to the last Bond Payment Date on which interest on the Tax-Exempt Bonds was paid or provided for, the sum of (I) the difference between the amount payable as interest on the Tax-Exempt Bonds at the Taxable Rate less the amount previously paid as interest on the Tax-Exempt Bonds at the Tax-Exempt Rate, for the period of time commencing on the Tax Incidence Date and ending on the day immediately preceding the last Bond Payment Date on which interest on the Tax-Exempt Bonds had been paid or provided for, plus (II) the amount payable as interest on the Tax-Exempt Bonds at the Taxable Rate for the period of time commencing on the last Bond Payment Date on which interest had been paid or provided for and ending on the Redemption Date.

(ii)           Notwithstanding anything in subsection (a) or (c)(i) above to the contrary, in the event of an occurrence of an Event of Default, the Bonds shall bear interest at the Default Rate from and after the date of said Event of Default and for so long as such Event of Default remains in effect.

Section 2.04.         Execution; Special Obligations.

(a)           The Bonds shall be signed in the name and on behalf of the Issuer with the manual or facsimile signature of its Chairperson and attested by the manual or facsimile signature of its Secretary-Treasurer and shall bear the seal, if any, or facsimile of the seal, if any, of the Issuer. All such facsimile signatures shall have the same force and effect as if said officers had manually signed each of the Bonds. The reproduction of the official seal, if any, of the Issuer on the Bonds shall have the same force and effect as if the official seal of the Issuer had been impressed on the Bonds. In case any officer whose signature or a facsimile of whose signature shall appear on any Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, and Bonds may be issued and delivered as if such officer had remained in office until delivery. The Bonds shall then be delivered to the Trustee for authentication by it. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Trustee or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers, although on the nominal date of such Bond any such person shall not have been such officer.

(b)           The Bonds and the premium, if any, and interest thereon shall be special obligations of the Issuer payable solely from the Trust Estate. THE BONDS AND THE PRINCIPAL THEREOF AND INTEREST AND ANY PREMIUM THEREON DO NOT CONSTITUTE A GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF OHIO OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER. THE OWNERS OF THE BONDS HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE STATE OF OHIO OR ANY TAXING AUTHORITY OF ANY POLITICAL SUBDIVISION OF THE STATE OF OHIO, INCLUDING THE ISSUER, FOR THE PAYMENT OF THE PRINCIPAL THEREOF OR THE REDEMPTION PRICE THEREOF OR INTEREST OR PREMIUM THEREON, BUT THE BONDS ARE PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS PLEDGED THEREFOR.

Section 2.05.        Authentication. No Bond shall be valid for any purpose or shall be entitled to any right or benefit hereunder unless there shall be endorsed on such Bond a Certificate of Authentication substantially in the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 attached hereto duly executed by the Trustee. Such executed Certificate of Authentication by the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Certificate of Authentication on any Bond shall be deemed to have been executed by the Trustee if signed by an authorized signatory of the Trustee, but it shall not be necessary that the same person sign the Certificate of Authentication on all of the Bonds issued hereunder.

Section 2.06.         Form of Bonds; Preparation of Bonds.

(a)            The Series 2020 Bonds issued under this Indenture shall be substantially in the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 attached hereto, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture.

(b)            The Bonds shall be prepared, executed and delivered to the Trustee in the form of typewritten bonds.

Section 2.07.         Delivery of Bonds.

(a)            Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver the Bonds to the Trustee and the Trustee shall authenticate the Bonds and deliver them upon receipt of the Bond Proceeds in accordance with the directions of the Issuer and the provisions of this Section.

(b)            Prior to or simultaneously with the delivery by the Trustee of the Bonds, there shall be filed with the Trustee the following (each legal opinion to be either addressed to the Trustee or accompanied by a letter to the Trustee from the issuer of such opinion authorizing the Trustee to rely on such opinion to the same extent as if such opinion were addressed to the Trustee):

(i)           original executed counterparts of the Financing Documents and the Project Documents;

(ii)          a copy, duly certified by the Secretary-Treasurer of the Issuer, of the Bond Resolution authorizing the execution and delivery of the Financing Documents and the issuance, execution and delivery of the Bonds;

(iii)          a certificate of the Issuer, dated as of the Closing Date, regarding: (A) the existence of the Issuer; (B) the due authorization, execution and delivery by the Issuer of each of the Issuer Documents; (C) the absence of material litigation involving the Issuer; (D) the absence of defaults by the Issuer under the Issuer Documents; and (E) such other matters as the Underwriter or Bond Counsel may request;

(iv)         a certificate of the Company, dated as of the Closing Date, regarding: (A) the valid corporate existence of the Company; (B) the due authorization, execution and delivery by the Company of the Company Documents; (C) the absence of material litigation involving the Company and the Facility; (D) the absence of defaults by the Company; and (E) such other matters as the Issuer, the Underwriter or Bond Counsel may reasonably request;

(v)            a certificate of the Trustee, dated as of the Closing Date, regarding: (A) the organization and existence of the Trustee; (B) the due authorization, execution and delivery by the Trustee of this Indenture; (C) the incumbency of officers of the Trustee authorized to execute, acknowledge and deliver this Indenture, and all other instruments necessary or proper in connection with the exercise by the Trustee of its duties under this Indenture; and (D) the due authentication by the Trustee of the Bonds;

(vi)           an opinion of counsel for the Issuer, dated as of the Closing Date: (A) stating in the opinion of such counsel: (I) that the Issuer is a port authority and body corporate and politic existing under the laws of the State; (II) that each of the Financing Documents to which the Issuer is a party has been duly authorized by the Issuer, is in full force and effect and is valid and binding upon the Issuer in accordance with its terms; (III) non-contravention; (IV) possession of all governmental approvals relating to issuance of bonds; and (V) no litigation; and (B) addressing such other matters as the Issuer, the Underwriter or Bond Counsel may request;

(vii)          an opinion of counsel to the Company, dated as of the Closing Date, as to: (A) the valid existence of the Company; (B) the due authorization, execution and delivery by the Company of the Financing Documents and the Project Documents to which the Company is a party; (C) the absence of material litigation involving the Company; and (D) such other matters as the Issuer, the Underwriter or Bond Counsel may reasonably request; an opinion of counsel to the Guarantor, dated as of the Closing Date, as to the (A) valid existence of the Guarantor, (B) the due authorization, execution and delivery by the Guarantor of the Guaranty, the License Agreement, the Consent and Agreement, and any other Financing Documents and Project Documents to which the Guarantor is a party; (C) the absence of material litigation involving the Guarantor; and (D) such other matters as the Underwriter or Bond Counsel may reasonably request; and an opinion of counsel to the Sole Member, dated as of the Closing Date, as to the (A) valid existence of the Sole Member, (B) the due authorization, execution and delivery by the Sole Member of the Technology Sublicense Agreement, the Consent and Agreement, and any other Financing Documents and Project Documents to which the Sole Member is a party; (C) the absence of material litigation involving the Sole Member; and (D) such other matters as the Underwriter or Bond Counsel may reasonably request;

(viii)         an opinion of Bond Counsel, dated as of the Closing Date, to the effect that: (A) the Issuer is duly authorized and entitled to issue the Bonds; (B) upon the execution, authentication and delivery thereof, the Bonds will be duly and validly issued and will constitute a valid and binding special obligation of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefit and security of the Indenture to the extent provided therein; and (C) under existing law, the interest on the Bonds is exempt from income taxation in the State for all purposes, except the estate tax, the domestic insurance company tax, the dealers in intangibles tax, the tax levied on the basis of the total equity capital of financial institutions, and the net worth base of the corporate franchise tax; (D) the interest on the Tax-Exempt Bonds is excludable from gross income for Federal income tax purposes, except under certain conditions to be more fully expressed in such opinion; (E) that the Issuer is a political subdivision and Port Authority existing under the laws of the State; and (F) that each of the Financing Documents to which the Issuer is a party has been duly authorized by the Issuer, is in full force and effect and is valid and binding upon the Issuer and enforceable against the Issuer in accordance with its respective terms;

(ix)            an authorization to the Trustee, signed by an Authorized Representative of the Issuer, to authenticate and deliver the Bonds to the purchaser or purchasers therein identified upon the terms specified therein;

(x)             approval of the applicable elected officials approving the issuance of the Series 2020 Bonds, in accordance with Section 147(f) of the Code;

(xi)            the delivery of a currently dated ALTA survey or surveys prepared by a licensed surveyor and certified to the Issuer, the Trustee and the Title Insurance Company, showing in addition to the metes and bounds of the perimeters of the Land, all monuments and angles referred to in the legal description of the Land attached to the Loan Agreement as Exhibit B, dimensions and locations of the improvements on the Land and any easements, rights of way, adjoining sites, encroachments, and the extent thereof, established building lines and street lines, the distance to and names of the nearest intersecting streets in form and substance satisfactory to the Underwriter, and such other details as the Issuer or its counsel or the Underwriter or its counsel may request. Such survey shall further certify whether the Project is located within a flood hazard area as defined in the Flood Disaster Protection Act of 1973 and shall be certified to the Title Insurance Company and the Trustee;

(xii)           a mortgagee title insurance policy or policies on the Facility or a marked up title report evidencing a commitment to issue such policy issued by the Title Insurance Company insuring the Lien of the Mortgage as a mortgage lien, in form and substance satisfactory to the Underwriter, in the face amount equal to the initial aggregate principal amount of the Bonds. In addition, such title policy shall be endorsed to provide a 3.0 zoning endorsement and affirmative lien coverage;

(xiii)          (A) a Phase I environmental site assessment, (B) either a reasonably satisfactory geotechnical engineering report or push-pull and soil corrosivity test reports, in either case, confirmed by a Consultant or in the independent engineer’s report regarding the Project to be sufficient subsurface diligence to be used by Company and the Contractor in completing the engineering of the Project in accordance with applicable codes and standards (and in any event affirming the suitability of the soils of the Land constituting the site of the Project) and (C) such other assessments (including a Phase II assessment if recommended by such Phase I environmental assessment), inspections and other information with respect to the Land, including any of the foregoing submitted to or conducted by a Governmental Authority, with the Trustee listed as recipient or subject to a reasonably acceptable reliance letter;

(xiv)         evidence of (A) zoning of the Land and the Project for its intended use, (B) the issuance and availability of all necessary permits and licenses for the Project, (C) the availability to the Land and the Project of all utility and municipal services reasonably necessary for the Project, and (D) compliance by the Company, the Guarantor and the Project with all governmental requirements pertaining to zoning, subdivision, building, environmental, safety, historical, certificate of need, and archeological preservation and other requirements applicable to the Land and/or the Project;

(xv)          UCC-1 financing statements relating to (A) the security interests granted pursuant to this Indenture to the Trustee, (B) the security interests granted pursuant to the Mortgage and other Security Agreements to the Trustee and (C) the security interest granted pursuant to the Security Agreement to the Trustee, executed, in duplicate, and delivered to the Title Insurance Company for filing in the Office of the Ohio Secretary of State and the Office of the Recorder of Lawrence County, Ohio;

(xvi)         a certificate of the Company certifying it has procured policies of insurance with the coverages required by Sections 6.3 and 6.4 of the Loan Agreement;

(xvii)        the Construction Budget, including all construction draw schedules, certified by the Company and the Contractor to be true, correct and complete and in form, scope and content and, with respect to the Construction Budget, containing a breakdown of all costs of the Project, financing costs, marketing costs and other items of cost incidental to the Completion Date, which breakdown shall be in form and content reasonably acceptable to the Construction Monitor (and which shall in any event include contingency funds in an amount of not less than $21,153,011.00 and line item breakdown of all transaction costs), which is the basis upon which disbursements of Bond proceeds under this Indenture and the Loan Agreement shall be made on account of each of the categories set forth in the Construction Budget;

(xviii)       (A) evidence that the insurance requirements set forth in Section 6.3 of the Loan Agreement with respect to the Company and the Project have been satisfied, including binders or certificates evidencing the commitment of insurers to provide each insurance policy required;

(B)            a report of the Insurance Consultant in form and substance reasonably satisfactory to the Underwriter discussing, among other matters, the reasonableness and consistency of the bound coverages with industry insurance standards for comparable risks;

(xix)          an investor letter from each initial purchaser, in the form attached hereto as Exhibit D signed by a duly authorized officer of the Underwriter, or evidence that such initial purchaser of the Bonds has a Qualified Institutional Buyer Status letter on file with Piper Sandler & Co. or has a certificate of Rule 144A Qualified Institutional Buyer on file with Dealogic; and

(xx)           such other documents as Bond Counsel or counsel to the Underwriter may reasonably require.

Section 2.08.           Mutilated, Lost, Stolen or Destroyed Bonds.

(a)            In the event any Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and, upon its request, the Trustee shall authenticate and deliver a new Bond of like maturity, interest rate and principal amount as the mutilated, destroyed, lost or stolen Bond, in exchange for the mutilated Bond or in substitution for the Bond so destroyed, lost or stolen. In every case of exchange or substitution, the applicant shall furnish to the Issuer and to the Trustee (i) such security or indemnity as may be required by them to save each of them harmless from all risks, however remote, and (ii) evidence to their satisfaction of the mutilation, destruction, loss or theft of the applicant’s Bond and/or the ownership thereof. Upon the issuance of any Bond upon such exchange or substitution, the Issuer or the Trustee may require the payment by the Bondholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees, of the Issuer or the Trustee. In case any Bond which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a Bond in exchange or substitution therefor, pay or authorize the payment of the same (without surrender thereof, except in the case of a mutilated Bond), if the applicant for such payment shall furnish to the Issuer and to the Trustee such security or indemnity as they may require to save them harmless and evidence to the satisfaction of the Issuer and the Trustee of the mutilation, destruction, loss or theft of such Bond and the ownership thereof. In executing a new Bond or authorizing payment of any mutilated, lost, stolen or destroyed Bond, the Trustee may rely conclusively upon a representation by the Issuer that the Issuer is satisfied with the adequacy of the evidence presented concerning the mutilation, loss, theft or destruction of any Bond and the ownership thereof.

(b)            Every Bond issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Issuer (whether or not the mutilated, destroyed, lost or stolen Bond shall be found at any time to be enforceable) and shall be entitled to all the benefits of this Indenture equally and proportionately with any other Bond duly issued under this Indenture.

(c)            The Bonds shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds and shall preclude all other rights or remedies notwithstanding any law or statute existing or hereinafter enacted to the contrary.

Section 2.09.           Negotiability of Bonds and Registration Books.

(a)            The Bonds issued under this Indenture shall be subject to the provisions for registration and transfer contained in this Indenture and the Bonds.

(b)            So long as the Bonds shall remain Outstanding, the Issuer shall maintain books at the designated office of the Trustee for the registration of transfer of the Bonds. The Trustee is hereby appointed Bond Registrar for the purpose of registering transfers on such registration books. By executing this Indenture, the Trustee accepts the duties and obligations of Bond Registrar for the Issuer. The Trustee, as Bond Registrar, shall register on such books and permit to be transferred thereon, under such reasonable regulations as the Issuer or the Trustee may prescribe, any Bonds entitled to registration or transfer.

Section 2.10.           Transfer of the Bonds.

(a)            Each Bond shall be transferable only on the registration books of the Issuer, maintained by the Trustee, as Bond Registrar. Upon surrender thereof at the designated office of the Trustee, duly endorsed for transfer or accompanied by an assignment in form satisfactory to the Trustee duly executed by the Owner or his attorney duly authorized in writing and in either case accompanied by a guaranty of signature satisfactory to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver, in the name of the transferee or transferees, a new Bond in an authorized denomination for a like aggregate principal amount.

(b)            The Issuer, the Trustee and any Paying Agent may deem and treat the Person in whose name any Bond shall be registered upon the books of the Issuer on the Record Date as the absolute owner thereof, whether such Bond shall be overdue or not, for the purpose of receiving payment of the principal or Redemption Price of and interest on such Bond and for all other purposes. All such payments so made to any such Owner or upon his order shall be valid and effectual to satisfy and discharge the liability of the Issuer upon such Bond to the extent of the sum or sums so paid. Neither the Issuer, the Trustee nor any Paying Agent shall be affected by any notice to the contrary. Any Owner may designate a nominee in whose name such Bond may be registered.

(c)          (i)               No Bonds shall be transferred except to a Qualified Institutional Buyer or Accredited Investor in an Authorized Denomination. Each registered owner or beneficial owner of a Bond agrees by purchase of the Bond to abide by these limitations. In addition, no underwriter or placement agent for the Bonds shall deposit the Bonds in any trust or account under its control and sell any shares, participatory interests or certificates in such trust or account, and any initial purchaser of the Bonds from an underwriter or a placement agent shall not deposit the Bonds in any trust or account under its control and sell any shares, participatory interests or certificates in such trust or account, except to Qualified Institutional Buyers in Authorized Denominations.

(ii)            Failure to comply with this subsection (c) shall cause any purported transfer to be null and void.

(iii)           The Trustee shall have no duty, responsibility or liability with respect to compliance with this subsection and shall have no duty to determine whether any holder or transferee is a Qualified Institutional Buyer or Accredited Investor.

Section 2.11.   Regulations with Respect to Transfers.

(a)            The Trustee shall not be required to exchange or register a transfer of (i) any Bonds during the fifteen (15) day period next preceding (A) a Bond Payment Date or (B) the date of selection of Bonds to be redeemed and thereafter until the date of the mailing of a notice of redemption of Bonds selected for redemption or (ii) any Bonds selected, called or being called for redemption in whole or in part, except, in the case of any Bonds to be redeemed in part, the portion thereof not so to be redeemed.

(b)            Any Bonds surrendered in any transfer shall forthwith be canceled in accordance with the provisions of Section 5.12 hereof.

(c)            For every transfer of the Bonds, the Issuer and the Trustee may make a charge sufficient to reimburse them for (i) any tax, fee or other governmental charge required to be paid with respect to such transfer, (ii) the cost of preparing each new Bond and (iii) any other expenses of the Issuer or the Trustee, as the case may be, incurred in connection therewith, and any such charges shall be paid by the Company.

(d)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Participants or beneficial owners of interests in any Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture.

Section 2.12.   Book-Entry System.

(a)            The Bonds shall be initially issued in the form of a separate single fully registered Bond for each of the maturities of the Bonds. Upon initial issuance, the ownership of each such Bond shall be registered in the name of Cede & Co., as nominee of the Depository (the “Nominee”). Except as provided in subsection (c) below, all of the Outstanding Bonds shall be registered in the name of the Nominee.

(b)          (i)               With respect to any Bond registered in the name of the Nominee, the Issuer and the Trustee shall have no responsibility or obligation to any Participant or to any Person on behalf of which a Participant holds an interest in the Bonds. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to (A) the accuracy of the records of the Depository, the Nominee, or any Participant with respect to any ownership interest in the Bonds, (B) the delivery or timeliness of delivery by the Depository to any Participant or by a Participant to any other Person, of any notice with respect to the Bonds, including any notice of redemption, (C) the selection by the Depository and its Participants of the beneficial interests in the Bonds to be redeemed in the event the Issuer redeems the Bonds in part, (D) the payment by the Depository to any Participant or by any Participant to any other Person, of any amount with respect to the principal amount of, Redemption Price, if any, or interest on the Bonds, or (E) any consent given or other action taken by the Depository, or the Nominee, as Owner. The Issuer and the Trustee may treat and consider the Person in whose name each Bond is registered on the bond registration books maintained by the Bond Registrar, as the holder and absolute owner of such Bond for the purpose of payment of the principal amount, Redemption Price, if any, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfer with respect to such Bond, and for all other purposes whatsoever. Notwithstanding anything to the contrary in this Indenture, so long as the Bonds are registered in the name of the Nominee, all notices to the Owners of the Bonds may be sent by electronic means.

(ii)            The Trustee, as paying agent of the Issuer, shall pay the principal amount of, Redemption Price, if any, and interest on the Bonds only to or upon the order of the Owners, as shown on the registration books of the Issuer maintained by the Bond Registrar, or their attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of the principal amount of, Redemption Price, if any, and interest on the Bonds to the extent of the sum or sums so paid. No Person other than an Owner shall receive a Bond evidencing the obligation of the Issuer to make payments of the principal amount of, Redemption Price, if any, and interest pursuant to this Indenture. Upon delivery by the Depository to the Owner, the Trustee and the Issuer of written notice to the effect that the Depository has determined to substitute a new nominee in place of the Nominee, and subject to the provisions herein with respect to record dates, the term “Nominee” in this Indenture shall refer to such nominee of the Depository.

(c)            In the event (i) the Depository determines not to continue to act as securities depository for the Bonds, or (ii) the Depository shall no longer so act and gives notice to the Trustee of such determination, then the Issuer will discontinue the book-entry system with the Depository with respect to the Bonds. If the Issuer determines to replace the Depository with another qualified securities depository, the Issuer shall prepare or direct the preparation of a new single, separate, fully registered Bond for each of the maturities of the Bonds, registered in the name of such successor or substitute qualified securities depository or its nominee. If the Issuer fails to identify another qualified securities depository to replace the Depository, then the Bonds shall no longer be restricted to being registered in the name of the Nominee, but shall be registered in whatever name or names Owners transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

(d)            The initial Depository shall be DTC. The initial Nominee shall be Cede & Co., as the Nominee of DTC.

(e)            In order to qualify the Bonds for the Depository’s book-entry system, an Authorized Representative of the Issuer shall execute and deliver to the Depository and to the Trustee a Letter of Representations for the Bonds. The execution and delivery of the Letter of Representations shall not in any way limit the provisions of this Section or in any other way impose upon the Issuer any obligation whatsoever with respect to Persons having interests in the Bonds other than the Owners, as shown on the registration books maintained by the Bond Registrar pursuant to this Indenture. The Trustee agrees to take all action required by the Trustee in the Letter of Representations. In addition to the execution and delivery of the Letter of Representations, the Issuer shall take such other actions, not inconsistent with this Section, as are reasonably necessary to qualify the Bonds for the Depository’s book-entry program.

(f)            The Trustee shall use “CUSIP” numbers provided by the Issuer in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Bond, notice or elsewhere, and, provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13    Additional Senior Bonds.

(a)            Subject to the prior written consent of the Majority Holders, the Issuer may issue Additional Bonds as Senior Bonds hereunder, upon compliance with Section 2.4 of the Loan Agreement, from time to time on a parity with the Series 2020A Bonds issued hereunder for any of the purposes listed below:

(i)             to pay the cost of Capital Additions not contemplated in the original general design and scope of the Facility or to reimburse expenditures of the Company for any such cost;

(ii)            to pay the cost of refunding through redemption of any Outstanding Bonds issued under this Indenture and subject to such redemption so long as the principal amount of Outstanding Senior Bonds after such redemption is less than or equal to the principal amount of Outstanding Senior Prior to such redemption, and the Maximum Annual Debt Service on the Outstanding Senior Bonds after such redemption is less than or equal to the Maximum Annual Debt Service of Outstanding Senior Prior to such redemption.

(b)           In any such event the Trustee shall, at the written request of the Issuer, authenticate the Additional Bonds and deliver them as specified in the request, but only upon receipt of all of the following items (each legal opinion to be either addressed to the Trustee or accompanied by a letter to the Trustee) from the issuer of such opinion authorizing the Trustee to rely on such opinion to the same extent as if such opinion were addressed to the Trustee:

(i)             (A) a Supplemental Indenture setting forth the terms of the Additional Bonds and, for Additional Bonds described in subsection (a)(i) above, describing the Capital Additions to become part of the Facility; (B) a supplement to the Loan Agreement providing for additional Debt Service Payments to be made by the Company sufficient to cover the debt service due on the Additional Bonds; and (C) for Additional Bonds described in subsection (a)(i) or (ii) above, a supplement to the Mortgage providing for a supplemental mortgage and security interest relating to such Capital Additions and any specified increase in other payments to the funds hereunder;

(ii)            for Additional Bonds described in subsection (a)(i) above, a certificate signed by the chief executive and chief financial officer of the Company stating that: (A) the proceeds of the Additional Bonds plus other amounts, if any, available to the Company for the purpose will be sufficient to pay the cost thereof; and (B) payments and additional payments, if any, scheduled to be paid by the Company under the Loan Agreement will be adequate to satisfy all of the Debt Service Payments required to be made on the Bonds to remain Outstanding during the remaining life thereof; provided, however, such Additional Bonds shall not be issued to cure any deficiencies existing on the date of such certification in any funds required to be maintained under this Indenture;

(iii)            for Additional Bonds described in subsection (a)(i) above, a certificate of a Construction Monitor stating (A) the estimated cost of the Capital Addition to the Facility and (B) that all approvals required for completion of the Facility or addition thereto have been obtained, other than building permits for any portions of the Facility or such addition thereto which, based on consultations with the Company and contractor or other construction manager, will be obtained in due course so as not to interrupt or delay construction of the Facility or such addition thereto and other than licenses or permits required for occupancy or operation of the Facility or such addition thereto upon its completion;

(iv)            for Additional Bonds described in subsection (a)(ii) above, (A) a certificate of an Authorized Representative of the Company that notice of redemption of the Bonds to be refunded has been given or that provisions have been made therefor, and (B) a certificate of an Accountant stating that the proceeds of the Additional Bonds plus the other amounts, if any, stated to be available for the purpose, will be sufficient to accomplish the purpose of the refunding and to pay the cost of refunding, which shall be itemized in reasonable detail;

(v)            for any Additional Bonds, a certified resolution of the Issuer (A) stating the purpose of the issue, (B) establishing the series of Bonds to be issued, providing the terms of the Bonds thereof and directing the payments to be made into the funds established hereunder, (C) authorizing the execution and delivery of the Additional Bonds to be issued and (D) authorizing redemption of any previously issued Bonds which are to be refunded;

(vi)            for any Additional Bonds, a certificate of an Authorized Representative of the Company stating (A) that no Event of Default hereunder or under the Loan Agreement has occurred and is continuing, and (B) that the proceeds of the Additional Bonds plus other amounts, if any, stated to be available for that purpose will be sufficient to pay the costs for which the Additional Bonds are being issued, which shall be itemized in reasonable detail;

(vii)          for any Additional Bonds, a certified resolution of the Company (A) approving the issuance of the Additional Bonds and the terms thereof, (B) authorizing the execution of any required amendments or supplements to this Indenture, the Loan Agreement and the Mortgage, (C) for Additional Bonds described in subsection (a)(i) above, approving plans and specifications for the Capital Addition, and (D) for Additional Bonds described in subsection (a)(ii) above, authorizing redemption of the Bonds to be refunded;

(viii)         for any Additional Bonds, an opinion or opinions of Bond Counsel to the effect that (A) the Issuer is duly authorized and entitled to issue the Bonds; (B) upon the execution, authentication and delivery thereof, the Bonds will be duly and validly issued and will constitute a valid and binding special obligation of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefit and security of the Indenture to the extent provided therein; and (C) under existing law, the interest on the Bonds is exempt from income taxation in the State for all purposes, except the estate tax, the domestic insurance company tax, the dealers in intangibles tax, the tax levied on the basis of the total equity capital of financial institutions, and the net worth base of the corporate franchise tax; (D) the interest on the Tax-Exempt Bonds is excludable from gross income for Federal income tax purposes, except under certain conditions to be more fully expressed in such opinion; (E) that the Issuer is a political subdivision and Port Authority existing under the laws of the State; (F) that each of the Financing Documents to which the Issuer is a party has been duly authorized by the Issuer, is in full force and effect and is valid and binding upon the Issuer and enforceable against the Issuer in accordance with its respective terms; (G) the purpose of the Additional Bonds is one for which Additional Bonds may be issued under this Section; (H) all conditions prescribed herein as precedent to the issuance of the Additional Bonds have been fulfilled; (I) all consents of any regulatory bodies required as a condition to the valid issuance of the Additional Bonds have been obtained; (J) non-contravention; (K) possession of all governmental approvals relating to the issuance of the Additional Bonds; (L) no litigation; and (M) issuance of such Additional Bonds will not adversely affect the tax status of the Series 2020A Bonds or the Series 2020B Bonds;

(ix)            an opinion of counsel to the Company, as to: (A) the valid existence of the Company; (B) the due authorization, execution and delivery by the Company of the documents to which the Company is a party; (C) the absence of material litigation involving the Company; (D) possession of all governmental approvals relating to the issuance of the Additional Bonds and (E) such other matters as the Issuer, the underwriter of the Additional Bonds or Bond Counsel may request;

(x)            for Additional Bonds described in subsection (a)(i) above, an opinion of counsel to the Company if the acquisition of any real property or interest therein is included in the purpose of such issue, that (A) the Company has good and marketable title thereto free of all liens and encumbrances, except Permitted Liens (provided that in lieu of such opinion, the Company may provide a policy of title insurance insuring the Company’s interest is subject only to Permitted Liens), (B) the Mortgage(s), as supplemented, constitutes a valid lien on such additional real property, subject only to Permitted Liens (which opinion may be stated in reliance on the opinion of other counsel satisfactory to the signer or on a certificate of title or a title insurance policy issued by a reputable title company), and (C) all consents of any regulatory bodies required as a condition to the acquisition or construction of the Facility or an addition thereto have been obtained, except for such approvals as, based on consultation with the Company, will be obtained in due course so as not to interrupt or delay construction; and

(xi)            for any Additional Bonds, all of the items required by Section 2.4(b)(i) of the Loan Agreement.

Section 2.14    Subordinate Bonds. Subject to the prior written consent of the Majority Holders, and subject to the requirements of Sections 2.13, the Issuer may issue Subordinate Bonds for the purposes set forth in Section 2.13(a) of this Indenture subordinate to the Senior Bonds and on parity with the then-Outstanding Subordinate Bonds, if the written agreement and any other instrument and document evidencing the Subordinate Bonds is binding upon the owners and holders of the Subordinate Bonds and includes provisions making such indebtedness, by its terms, specifically subordinate to the Senior Bonds which are outstanding or may be issued pursuant to this Indenture, which Subordinate Bonds must comply with the provisions set forth in Article XII hereof.

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ARTICLE III

REDEMPTION OF BONDS

Section 3.01.           Privilege of Redemption and Redemption Price.

(a)            The Bonds are subject to redemption in whole or in part prior to maturity pursuant to this Indenture and shall be redeemable, upon mailed notice at such times, at such Redemption Price and upon such terms in addition to and consistent with the terms contained in this Article as shall be specified in the Form of Bonds set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto.

(b)           Optional Redemption and Extraordinary Optional Redemption.

(i)	Optional Redemption. Subject to the provisions of Section 4.08:

A.            The Series 2020A Bonds maturing on December 1, 2042 are subject to redemption on or after December 1, 2027 at the option of the Company, upon written direction to the Issuer, in whole on any Business Day, or in part on any Interest Payment Date without premium or penalty, at a Redemption Price equal to 103% (if redemption occurs between December 1, 2027 and November 30, 2028), 102% (if redemption occurs between December 1, 2028 and November 20, 2029), 101% (if redemption occurs between December 1, 2029 and November 30, 2030) and 100% (on and after December 1, 2030) of the outstanding principal amount thereof plus interest accrued thereon to the Redemption Date, provided that no redemption may be funded under this subsection from the proceeds of the Equity Account.

B.            The Series 2020B Bonds maturing on December 1, 2025 are subject to redemption on or after December 1, 2024 at the option of the Company, upon written direction to the Issuer, in whole on any Business Day, or in part on any Interest Payment Date, at a Redemption Price equal to 105% of the outstanding principal amount thereof plus interest accrued thereon to the Redemption Date, provided that no redemption may be funded under this subsection from the proceeds of the Equity Account.

C.            The Series 2020B Bonds maturing on December 1, 2027 are subject to redemption on or after December 1, 2026 at the option of the Company, upon written direction to the Issuer, in whole on any Business Day, or in part on any Interest Payment Date, at a Redemption Price equal to 105% of the outstanding principal amount thereof plus interest accrued thereon to the Redemption Date, provided that no redemption may be funded under this subsection from the proceeds of the Equity Account.

D.            The Series 2020C Bonds are subject to redemption on or after December 1, 2025 at the option of the Company, upon written direction to the Issuer, in whole on any Business Day, or in part on any Interest Payment Date, at a Redemption Price equal to 105% (if redemption occurs between December 1, 2025 and November 30, 2026), and 104% (if redemption occurs on and after December 1, 2026) of the outstanding principal amount thereof plus interest accrued thereon to the Redemption Date, provided that no redemption may be funded under this subsection from the proceeds of the Equity Account.

(ii)            Extraordinary Optional Redemption. Provided that no Subordinate Bonds shall be redeemed pursuant to this Section 3.01(b) so long as any Senior Bonds remain Outstanding, the Bonds are subject to redemption at the option of the Company, upon written direction to the Issuer, in whole or in part, at a Redemption Price equal to the greater of (A) 103% of the outstanding principal amount thereof, and (B) 103% of the sum of the aggregate principal amount thereof plus amortized premium of such Tax-Exempt Bonds determined in accordance with Section 171(b) of the Code by the Calculation Agent, plus interest accrued thereon to the Redemption Date at any time upon: (i) the giving of notice to the Trustee from the Company confirmed by the Construction Monitor upon the occurrence of any of the following events: (A) the Facility shall have been damaged or destroyed to the extent that, in the opinion of an Authorized Representative of the Company, the Facility cannot be reasonably restored (within a period of six (6) consecutive months after such damage or destruction) to the condition it was in immediately preceding such damage or destruction; (B) the Company is prevented or is reasonably expected to be prevented from carrying on its normal operations within the Facility for a period of six (6) consecutive months after such damage or destruction; or (C) title to or the use of all or a substantial part of the Facility shall have been taken by Condemnation so that in the reasonable opinion of an Authorized Representative of the Company, the Company is thereby prevented from carrying on its normal operations therein for a period of six (6) consecutive months after such taking; (ii) the Trustee’s receipt of the direction to redeem the Bonds pursuant to Section 7.2(d) of the Loan Agreement; (iii) the Trustee’s receipt of the certificate required by Section 4.09(e) hereof in accordance with Section 7.1(d) of the Loan Agreement, or (iv) the Trustee’s receipt of funds pursuant to Section 7.3 of the Loan Agreement which are required to be used under this Indenture, or the Trustee has been properly instructed to use, to redeem Bonds prior to their maturity or mandatory sinking fund redemption, provided that no redemption may be funded under this subsection from the proceeds of the Equity Account.

(c)            Mandatory Sinking Fund Installment Redemption. Subject to the provisions of Section 4.08, the Series 2020A Bonds maturing on December 1, 2025 shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to the applicable Sinking Fund Redemption Amount, together with accrued interest to the Redemption Date, on June 1 and December 1 of each year commencing June 1, 2024, in the Sinking Fund Redemption Amounts set forth below until the entire outstanding principal amount of the Series 2020A Bonds has been paid:

Sinking Fund Redemption Date	Sinking Fund Redemption Amount
June 1, 2024	$2,950,000
December 1, 2024	3,045,000
June 1, 2025	3,140,000
December 1, 2025*	3,235,000
TOTAL:	$12,370,000

*Final Maturity.

Subject to the provisions of Section 4.08, the Series 2020A Bonds maturing on December 1, 2030 shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to the applicable Sinking Fund Redemption Amount, together with accrued interest to the Redemption Date, on June 1 and December 1 of each year commencing June 1, 2026, in the Sinking Fund Redemption Amounts set forth below until the entire outstanding principal amount of the Series 2020B Bonds has been paid:

Sinking Fund Redemption Date	Sinking Fund Redemption Amount
June 1, 2026	$3,335,000
December 1, 2026	3,445,000
June 1, 2027	3,555,000
December 1, 2027	3,675,000
June 1, 2028	3,795,000
December 1, 2028	3,915,000
June 1, 2029	4,045,000
December 1, 2029	4,175,000
June 1, 2030	4,310,000
December 1, 2030*	4,450,000
TOTAL:	$38,700,000

*Final Maturity.

Subject to the provisions of Section 4.08, the Series 2020A Bonds maturing on December 1, 2042 shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to the applicable Sinking Fund Redemption Amount, together with accrued interest to the Redemption Date, on June 1 and December 1 of each year commencing June 1, 2031, in the Sinking Fund Redemption Amounts set forth below until the entire outstanding principal amount of the Series 2020B Bonds has been paid:

Sinking Fund Redemption Date	Sinking Fund Redemption Amount
June 1, 2031	$4,595,000
December 1, 2031	4,755,000
June 1, 2032	4,920,000
December 1, 2032	5,095,000
June 1, 2033	5,275,000
December 1, 2033	5,455,000
June 1, 2034	5,650,000
December 1, 2034	5,845,000
June 1, 2035	6,050,000
December 1, 2035	6,260,000
June 1, 2036	6,480,000
December 1, 2036	6,710,000
June 1, 2037	6,945,000
December 1, 2037	7,185,000
June 1, 2038	7,440,000
December 1, 2038	7,700,000
June 1, 2039	7,965,000
December 1, 2039	8,245,000
June 1, 2040	8,535,000
December 1, 2040	8,835,000
June 1, 2041	9,145,000
December 1, 2041	9,465,000
June 1, 2042	9,795,000
December 1, 2042*	10,135,000
TOTAL:	$168,480,000

*Final Maturity.

Subject to the provisions of Section 4.08, the Series 2020B Bonds maturing on December 1, 2025 shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to the applicable Sinking Fund Redemption Amount, together with accrued interest to the Redemption Date, on June 1 and December 1 of each year commencing June 1, 2024, in the Sinking Fund Redemption Amounts set forth below until the entire outstanding principal amount of the Series 2020B Bonds has been paid:

Sinking Fund Redemption Date	Sinking Fund Redemption Amount
June 1, 2024	$170,000
December 1, 2024	180,000
June 1, 2025	190,000
December 1, 2025*	9,460,000
TOTAL:	$10,000,000

*Final Maturity.

Subject to the provisions of Section 4.08, the Series 2020B Bonds maturing on December 1, 2027 shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to the applicable Sinking Fund Redemption Amount, together with accrued interest to the Redemption Date, on June 1 and December 1 of each year commencing June 1, 2024, in the Sinking Fund Redemption Amounts set forth below until the entire outstanding principal amount of the Series 2020B Bonds has been paid:

Sinking Fund Redemption Date	Sinking Fund Redemption Amount
June 1, 2024	$170,000
December 1, 2024	180,000
June 1, 2025	190,000
December 1, 2025	200,000
June 1, 2026	210,000
December 1, 2026	220,000
June 1, 2027	230,000
December 1, 2027*	8,600,000
TOTAL:	$10,000,000

*Final Maturity.

Subject to the provisions of Section 4.08, the Series 2020C Bonds shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to the applicable Sinking Fund Redemption Amount, together with accrued interest to the Redemption Date, on June 1 and December 1 of each year commencing June 1, 2024, in the Sinking Fund Redemption Amounts set forth below until the entire outstanding principal amount of the Series 2020C Bonds has been paid:

Sinking Fund Redemption Date	Sinking Fund Redemption Amount
June 1, 2024	$135,000
December 1, 2024	145,000
June 1, 2025	155,000
December 1, 2025	160,000
June 1, 2026	175,000
December 1, 2026	185,000
June 1, 2027	195,000
December 1, 2027*	8,850,000
TOTAL:	$10,000,000

*Final Maturity.

(d)            Special Mandatory Redemption. Provided that no Subordinate Bonds shall be redeemed pursuant to this Section 3.01(d) so long as any Senior Bonds remain Outstanding, the Bonds are subject to mandatory redemption, in whole or in part (if in part, on a pro rata basis among maturities and with respect to the mandatory sinking fund redemption amounts, in inverse order of their scheduled occurrence) on the next Principal Payment Date that is more than fifteen (15) days after the deposit of funds in the Bond Fund as described in this subsection, at (i) at the applicable redemption price which would apply to an optional redemption set forth under Section 3.01(b)(i), or (ii) if the Bonds to be redeemed are not then subject to optional redemption under Section 3.01(b)(i), at the Make Whole Redemption Price, from moneys deposited in the Bond Fund as a result of the unused balance in the Renewal Fund transferred to the Bond Fund pursuant to Section 4.09(f) hereof, respectively.

(e)            Mandatory Redemption of Tax-Exempt Bonds With Premium Upon Occurrence of Determination of Taxability. Provided that no Subordinate Bonds shall be redeemed pursuant to this Section 3.01(e) so long as any Senior Bonds remain Outstanding, the Tax-Exempt Bonds are subject to mandatory redemption prior to maturity in whole in the event of the occurrence of a Determination of Taxability, without the necessity of any instructions or further acts of the Issuer. In such event, the Tax-Exempt Bonds shall be redeemed, as a whole, within one hundred twenty (120) days of the receipt by the Trustee of written notice of such occurrence, which notice shall include the applicable Redemption Date, at a Redemption Price equal to the greater of (i) 103% of the aggregate principal amount thereof, and (ii) 103% of the sum of the aggregate principal amount thereof plus amortized premium of such Tax-Exempt Bonds determined in accordance with Section 171(b) of the Code by the Calculation Agent, plus accrued interest to the Redemption Date (which accrued interest, from and after any Tax Incidence Date, shall be calculated at the Taxable Rate and shall be payable in the amount determined pursuant to Section 2.03(c) hereof). Notwithstanding the foregoing, if the Trustee receives an opinion of Bond Counsel to the effect that a redemption in part will protect the tax-exempt status of the Tax-Exempt Bonds remaining outstanding, any redemption required by this Section 3.01(e) shall be (i) within ninety (90) days of the receipt by the Trustee of such opinion, (ii) at par, (iii) in part, and not as a whole and (iv) on a pro-rata basis between the Series 2020A Bonds and the Series 2020B Bonds on the basis of such bonds Outstanding.

(f)            Mandatory Make Whole Redemption upon Termination of License Agreement or Sublicense Agreement. Provided that no Subordinate Bonds shall be redeemed pursuant to this Section 3.01(f) so long as any Senior Bonds remain Outstanding, the Bonds are subject to mandatory redemption at the Make Whole Redemption Price on the immediately following Bond Payment Date following the termination or expiration of the License Agreement or the Technology Sublicense Agreement; provided that the Bonds shall not be subject to such mandatory redemption and the foregoing provisions of this subsection shall not apply (i) if and for so long as the Technology Sublicense Agreement survives the expiration or termination of the License Agreement, or (ii) in the event that the sublicensee under the Technology Sublicense Agreement elects to become a direct licensee as provided in Section 4.10.2 of the License Agreement. If the sublicensee under the Technology Sublicense Agreement elects to become a direct licensee as provided in Section 4.10.2 of the License Agreement but on terms in form and substance other than those provided in the Technology Sublicense Agreement, then that form of such direct license shall be approved in writing by the Trustee and the Majority Holders in order to maintain exemption from such mandatory redemption provision.

(g)            Mandatory Redemption from Funds on Deposit Under Indenture. On any date on and after July 31, 2021, if the Borrower has failed to comply with Section 2.14 of the Loan Agreement, the Bonds may be redeemed at the direction of the Majority Holders from all funds on deposit hereunder, in whole at a redemption price equal to the purchase price of the Bonds paid by the initial purchasers thereof on the Closing Date, together with accrued interest since the immediately preceding Interest Payment Date, or the Closing Date if applicable, and any principal having accrued on such Bonds since the Closing Date as a result of such Bonds being purchased on the Closing date at an amount less than par.

(h)            Mandatory Redemption from Excess Proceeds in the Project Fund. On any date on and after the delivery of the Certificate of Completion, the Bonds shall be redeemed at the direction of the Borrower from excess Bond proceeds on deposit in the Project Fund, in whole or in part, at a redemption price equal to 100% of the principal amount thereof to be redeemed (without premium), plus accrued interest thereon to the date of redemption.

Section 3.02.           Notice of Redemption.

(a)            Notice of redemption shall be mailed by the Trustee by first class mail or by electronic means if to DTC or its successors not less than 30 days nor more than 60 days before such redemption date to the respective Holders of any Bonds designated for redemption at their addresses on the registration books maintained by the Bond Registrar. Each notice of redemption shall state the redemption date, the address of the place or places of redemption, the CUSIP number(s) of the Bonds, if less than all of the Bonds are to be redeemed, the distinctive number(s) of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed and the basis for the redemption. Each such notice shall also state that on said date there will become due and payable on each of said Bonds the principal thereof or of said specified portion of the principal thereof in the case of a Bond to be redeemed in part only, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered. Neither failure to receive such notice nor any defect therein shall affect the sufficiency of such redemption.

(b)            In the event that such notice of redemption contains conditions which are not met, the redemption shall not be made and the Trustee shall give notice, no less than two Business Days before the redemption was to be made, in the manner in which the notice of redemption was given, that the redemption will not be made.

(c)            Notice of redemption of the Bonds shall be given by the Trustee, at the direction and expense of the Company, for and on behalf of the Issuer.

(d)            Notwithstanding anything herein to the contrary, while the Bonds are held by a Depository pursuant to a book-entry only system, the procedures for redemption of the Bonds shall be governed by the rules and procedures of the Depository.

Section 3.03.           Payment of Redeemed Bonds.

(a)            After notice shall have been given in the manner provided in Section 3.02 hereof, the Bonds or portions thereof called for redemption shall become due and payable on the Redemption Date so designated. Upon presentation and surrender of such Bonds at the designated office of the Trustee or as otherwise provided in Section 2.03(b) hereof, such Bonds shall be paid at the Redemption Price, plus accrued interest to the Redemption Date from moneys on deposit with the Trustee.

(b)            Not less than thirty (30) days nor more than sixty (60) days next preceding a Sinking Fund Redemption Date, the Trustee shall select for redemption on such date a principal amount of Series 2020 Bonds, in an amount not exceeding that necessary to complete the retirement of an aggregate principal amount of Series 2020 Bonds equal to such Sinking Fund Redemption Amount, as of such Sinking Fund Redemption Date. Accrued interest and principal on such Series 2020 Bonds so redeemed shall be paid from the Bond Fund, and all expenses in connection with such redemption shall be paid by the Company. The Company may, at its election upon delivery to the Trustee of a certificate signed by an Authorized Representative of the Company, apply as a credit against the aggregate principal amount of Series 2020 Bonds to be redeemed on any Sinking Fund Redemption Date the principal amount of Series 2020 Bonds subject to redemption on such Sinking Fund Redemption Date acquired by the Company and delivered to the Trustee for cancellation not less than ninety (90) days prior to such Sinking Fund Redemption Date, or redeemed otherwise than pursuant to an optional redemption as provided herein, which have not theretofore been used for the purposes of any such credit.

(c)            If, on the Redemption Date, moneys for the redemption of the Bonds or portions thereof to be redeemed, together with interest thereon to the Redemption Date, shall be held by the Trustee in the Bond Fund so as to be available therefor on such date, the Bonds or portions thereof so called for redemption shall cease to bear interest, and such Bonds or portions thereof shall no longer be Outstanding hereunder or be secured by or be entitled to the benefits of this Indenture. In the event the Owner fails to present or surrender its Bonds on the Redemption Date, the Trustee shall deposit such moneys in a separate non-interest bearing account, in trust for the benefit of such Owner, and the funds held in such account shall not be invested by the Trustee. If such moneys shall not be available on the Redemption Date, such Bonds shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption and shall continue to be secured by and be entitled to the benefits of this Indenture. Additionally, the Trustee shall within fifteen (15) days after the proposed Redemption Date notify all affected Holders, in the manner in which the notice of redemption was given, that the redemption has been revoked.

Section 3.04.          Partial Redemption of Bonds. Upon surrender of any Bonds for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof new Bonds in an aggregate principal amount equal to the unredeemed portion of the Bonds surrendered.

Section 3.05.          Selection of Bonds to be Called for Redemption. If Senior Bonds or Subordinate Bonds that are stated to mature on different dates are called for redemption at one time, Senior Bonds or Subordinate Bonds, as applicable, from among each maturity shall be redeemed on a pro rata basis in proportion to the Outstanding principal amount of each such maturity. If less than all Bonds of a single maturity are to be redeemed, the Bonds to be called for redemption shall be selected by the Trustee in accordance with the procedures of the Depository. In the case of a Bond for a denomination greater than $100,000, the Trustee shall treat each such Bond as representing such number of separate Bonds, each in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof. In case of a Bond having a denomination of $100,000 or less, the Trustee may only select such Bond to be redeemed in whole. If the Bonds are redeemed (other than pursuant to a sinking fund redemption under Section 3.01 hereof) in part, such redemption shall reduce all further Sinking Fund Redemption Amounts, if any, set forth in Section 3.01(c) hereof in inverse order of their scheduled occurrence.

ARTICLE IV

FUNDS, REVENUES, BOND PROCEEDS AND APPLICATION THEREOF

Section 4.01.          Establishment of Funds and Accounts. The following trust funds and non-interest bearing accounts therein are hereby established with the Trustee and shall be held, maintained and administered by the Trustee on behalf of the Issuer in accordance with this Indenture:

(a)            A fund designated the “SOPA – PureCycle Project Fund,” within which there shall be the following accounts and subaccounts: (A) Capitalized Interest Account with the following subaccounts: (i) Senior Tax-Exempt Capitalized Interest Subaccount (ii) Subordinate Tax-Exempt Capitalized Interest Subaccount and (iii) Taxable Capitalized Interest Subaccount; (B) Project Account with the following subaccounts: (i) Tax-Exempt Project Subaccount, and (ii) Taxable Project Subaccount; (C) Equity Account, and (D) Contingency Account;

(b)            A fund designated the “SOPA – PureCycle Revenue Fund”;

(c)            A fund designated the “SOPA – PureCycle Bond Fund,” within which there shall be the following accounts: (A) Senior Bond Account with the following subaccounts: (i) Senior Interest Subaccount, and (ii) Senior Principal Subaccount; (B) Subordinate Bonds Account with the following subaccounts: (i) Subordinate Interest Subaccount, and (ii) Subordinate Principal Account;

(d)            A fund designated the “SOPA – PureCycle Senior Bonds Debt Service Reserve Fund”;

(e)            A fund designated the “SOPA – PureCycle Subordinate Bonds Debt Service Reserve Fund”;

(f)            A fund designated the “SOPA – PureCycle Rebate Fund”;

(g)            A fund designated the “SOPA – PureCycle Renewal Fund”;

(h)            A fund designated the “SOPA – PureCycle Earnings Fund”; and

(i)            A fund designated the “SOPA – PureCycle Repair and Replacement Fund.”

Section 4.02.      Application of Bond Proceeds and Equity of Company and Allocation Thereof. Upon the receipt of the proceeds of the Bonds and the equity of the Company, the Trustee shall deposit such proceeds as follows:

(a)            in the Senior Bonds Debt Service Reserve Fund, from proceeds of the Series 2020A Bonds, $20,987,800.00, which amount is equal to the Senior Bonds Debt Service Reserve Requirement allocable to the Senior Bonds;

(b)            in the Senior Tax-Exempt Capitalized Interest Subaccount of the Capitalized Interest Account of the Project Fund, from proceeds of the Series 2020A Bonds, $37,299,533.40, and from the equity of the Company, $10,000,000.00, for the payment of the interest on the Tax-Exempt Bonds through November 26, 2023;

(c)            in the Subordinate Tax-Exempt Capitalized Interest Subaccount of the Capitalized Interest Account of the Project Fund, from proceeds of the Series 2020B Bonds, $5,105,555.56, for the payment of the interest on the Tax-Exempt Bonds through April 26, 2023;

(d)            in the Taxable Capitalized Interest Subaccount of the Capitalized Interest Account of the Project Fund, from proceeds of the Series 2020C Bonds, $3,318,611.11, for the payment of the interest on the Series 2020C Bonds through April 26, 2023;

(e)            in the Tax-Exempt Project Subaccount of the Project Account of the Project Fund, from the proceeds of the sale of the Series 2020A Bonds, $155,787,197.60, and from the proceeds of the Series 2020B Bonds, $14,894,444.44;

(f)            in the Taxable Project Subaccount of the Project Account of the Project Fund, from the proceeds of the sale of the Series 2020C Bonds, $6,681,388.89;

(g)            in the Equity Account of the Project Fund, from the equity deposit of the Company, $50,000,000, and an additional amount of $18,846,989.00 equity deposit of the Company by no later than January 31, 2021; and

(h)            in the Contingency Account of the Project Fund, an additional $21,153,011.00 equity deposit of the Company to be made no later than January 31, 2021.

Section 4.03.          Moneys to be Held in Trust. All moneys deposited with, paid to or received by the Trustee for the account of the Issuer shall be held by the Trustee, together with funds on deposit in the Operating Revenue Escrow Fund of the Company under the Operating Revenue Escrow Agreement in trust and shall be subject to the Lien of this Indenture and held for the security of the Holders until paid in full, subject to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein; provided, however, that moneys which have been deposited with, paid to, or received by the Trustee (a) for the redemption of a portion of the Bonds, notice of the redemption of which has been given or (b) for the payment of Bonds or interest thereon due and payable otherwise than by acceleration, notice of the acceleration of which has been given by declaration, shall be held in trust for and subject to a Lien in favor of only the Holders of such Bonds so called for redemption or so due and payable; and provided further that moneys paid to the Trustee to be deposited into the Rebate Fund shall not be subject to the Lien of this Indenture and shall be applied only as provided in Section 4.11 hereof.

Section 4.04.          Use of the Moneys in the Project Fund.

(a)            Moneys in the Accounts within the Project Fund shall be applied and expended by the Trustee in accordance with the provisions of the Loan Agreement and particularly Section 4.3 thereof and this Section; provided that no amounts shall be disbursed from either the Tax-Exempt Subaccount or the Taxable Subaccount of the Project Account of the Project Fund until (i) the Company has delivered a Consent and Agreement for all Project Documents that have been collaterally assigned to the Trustee, in substantially the form of such Consent and Agreement set forth in the Security Agreement, and (ii) the aggregate amount of (A) funds deposited into the Contingency Account of the Project Fund, and (B) funds disbursed from the Equity Account of the Project Fund, shall equal or exceed $90,000,000. Thereafter, amounts in the Equity Account, the Tax-Exempt Subaccount and the Taxable Subaccount of the Project Account of the Project Fund shall be requisitioned, applied and expended on a pro rata basis based on the relative amounts then on deposit in such Equity Account, the Taxable Project Subaccount and Tax-Exempt Project Subaccount at the time of such application or expenditure.

(b)            If the Company makes a withdrawal of fund from the Liquidity Reserve Escrow Fund, such funds shall be deposited solely into the Equity Account of the Project Fund.

(c)            The Trustee is authorized and directed to issue its checks or make wire transfers for each disbursement from the Project Account or the Equity Account of the Project Fund upon being furnished with:

(i)             a written requisition therefor, in form and substance substantially the same as the forms set forth in both Exhibit B-1 and Exhibit B-2, attached hereto, received by the Trustee at least two (2) Business Days prior to the date the disbursement is sought, but in no event more frequently than once every thirty (30) days (provided, however, that the Trustee on the Closing Date may advance Bond Proceeds for disbursements, based on any requisition received on or before the Closing Date), certified to by the Authorized Representative of the Company, stating: (A) the name of the Person to whom payment is to be made; (B) the amount of the payment; (C) that the disbursement is for a proper expenditure of the respective Bond Proceeds in question for an eligible Project Cost; (D) the classification and the nature and purpose of the expenditure; (E) that there are no vendor’s, mechanic’s, or other liens, bailment leases, conditional sale contracts, security interests or laborer’s liens which should be satisfied or discharged before the payments as requisitioned are made or which will not be discharged by such payment; (F) that none of the items for which the requisition is made has been the basis for any prior disbursement of Bond Proceeds; (G) that all Persons furnishing materials to, or performing work on, the Facility have been paid or will be fully paid to date from the proceeds of the requisition; and (H) that the undisbursed Bond Proceeds and amounts in the Equity Account are sufficient to complete the acquisition, construction and equipping of the Facility in accordance with the Plans and Specifications;

(ii)            For construction items, a requisition certificate of the Construction Monitor in the form of Exhibit B-2 regarding the Company’s requisition certifying: (A) the disbursement is consistent with the Construction Budget; (B) that the disbursement is in connection with a stated expenditure in the Construction Budget; (C) that the amount requisitioned will be paid to satisfy obligations incurred for the Project per the documentation provided for the Construction Monitor’s review, including invoices and evidence of payment; (D) the amount requested has been paid and is being reimbursed, or is due and unpaid and shall be paid from the amount of monies requisitioned; (E) the cost of the work, labor and services and of materials, supplies and equipment being paid is equal to the amount requisitioned; (F) that insofar as the payment is to be made for the work, materials, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed in the Facility or have been delivered either at the Facility or at a proper place for fabrication and to the best of Construction Monitor’s knowledge are covered by the adequate insurance insuring the Trustee as a secured party; and (G) that all work, materials, supplies and equipment for which payment is to be made are materially in accordance with the Construction Contract;

(iii)           A certificate executed by an Authorized Representative of the Company stating that the representations, covenants and warranties of the Company in the Bond Documents are true on the date of such disbursement and that no Event of Default has occurred and is continuing as of such date.

(d)            The Trustee is directed to transfer from the Tax-Exempt Capitalized Interest Subaccount and the Taxable Capitalized Interest Subaccount, both of the Capitalized Interest Accounts of the Project Fund, to the Bond Fund, the amounts on deposit therein on each Bond Payment Date solely to pay interest on the Tax-Exempt Bonds and Series 2020C Bonds, respectively, on such date.

(e)            In making disbursements from the Tax-Exempt Project Subaccount, the Taxable Project Subaccount, or the Equity Account, the Trustee may conclusively rely upon any requisition received in the forms of both Exhibit B-1 and Exhibit B-2, attached hereto and the other certifications delivered in connection therewith, shall have no obligation to determine (i) whether the disbursement is for construction items or is for the final draw, (ii) whether any additional certificate as set forth in Section 4.04(b)(ii) hereof is required or (iii) the truth or accuracy of any other certifications made in any such requisition or certificate. In addition, the Company shall engage at the Company’s expense, a Construction Monitor to review on behalf of the Trustee for the benefit of the Bondholders, the Plans and Specifications and all permits and approvals and to conduct on-site inspections on behalf of the Company in order to determine whether construction and ramp-up to name plate performance of the Facility has been completed and achieved, respectively, in accordance with the Plans and Specifications, whether the necessary percentage of work has been completed in order to justify the advance requested, to review the progress, quality and completion of the construction of such portion of the Facility, to approve all requests for payment, to determine whether other work shall be deemed necessary and/or appropriate in order to complete the construction of such portion of the Facility in accordance with the Plans and Specifications and to determine the amount of time from the date of inspection which will be required to complete construction of such portion of the Facility in accordance with the Plans and Specifications. Upon selection of the Construction Monitor, the Company shall provide prompt written notice of such selection to the Trustee.

(f)            Accompanying the written requisition in the forms of both Exhibit B-1 and Exhibit B-2, as applicable, attached hereto for the final disbursement from the Project Account and the Equity Account, the Company shall deliver to the Trustee the following, in addition to the other items described above:

(i)            written notice from the Company that the requisition is for the final disbursement of moneys from the Project Account, the Equity Account and the Contingency Account;

(ii)            an Officer’s Certificate, upon which the Trustee may conclusively rely, certifying that: (A) the Facility is in compliance with all applicable zoning ordinances, laws, regulations and building codes of the governmental authorities having jurisdiction over the Facility, together with a final unconditional certificate of occupancy for the Facility and such other permits and approvals as may be required by any governmental authority for the use and occupancy of the Facility; (B) the Company has obtained such waivers of Lien and other documents as may be required to insure that there are no mechanics’ or materialmen’s liens for labor furnished or materials supplied in connection with the construction, reconstruction and equipping of the Facility; (C) the Company has obtained a print of an as-built survey or surveys prepared by a licensed surveyor and certified to the Issuer, the Trustee and the title insurance company, showing in addition to the metes and bounds of the perimeters of the Land, all monuments and angles referred to in the legal description of the Land, dimensions and locations of the improvements on the Land and any easements, rights of way, adjoining sites, encroachments, and the extent thereof, established building lines and street lines, the distance to and names of the nearest intersecting streets; and (D) the Company has obtained a date-down endorsement to the title insurance policy;

(iii)           a “Certificate of Substantial Completion” in the form of Exhibit C attached hereto, signed by the Construction Monitor, the Contractor and an Authorized Representative of the Company; and

(iv)           a Certificate of Completion signed by an Authorized Representative of the Company and the Construction Monitor, as set forth below.

(g)            The Company shall proceed with due diligence to complete the acquisition, construction and equipping of the Facility and shall complete such acquisition, construction and equipping on or before the Outside Completion Date. Completion of the Facility shall be evidenced by one certificate signed by an Authorized Representative of the Company and an Construction Monitor stating that (i) the acquisition, construction and equipping of the Facility has been completed in accordance with the Plans and Specifications therefor and (ii) the payment of all labor, services, materials and supplies used in such acquisition, construction and equipping has been made or provided for (the “Certificate of Completion”). Additionally, the Company shall maintain, and at the Trustee’s request, provide to the Trustee copies of the permanent Certificates of Occupancy issued by the appropriate authorities with respect to the Facility.

(h)            The Trustee shall maintain records pertaining to the Project Fund and the accounts therein and all deposits thereto and disbursements therefrom in accordance with its customary practice. Until the Project Fund has been fully expended, the Trustee shall furnish the Issuer and the Company with monthly statements showing all receipts and disbursements from the Project Fund since the date of the last statement.

(i)              If and to the extent the Company shall at any time properly requisition funds on deposit in the Contingency Account of the Project Fund for eligible Project Costs, the Trustee shall, without further direction, (i) disburse the requisitioned funds from the Contingency Account, and (ii) withdraw funds in a like amount from the Liquidity Reserve Escrow Fund such that the funds on deposit in the Contingency Account of the Project Fund shall, at all times prior to the delivery of a final Requisition disbursement of funds accompanied by a Certificate of Completion as provided in the Section 4.04(g), be no less than the Contingency Requirement.

(j)            Any balance remaining in the Project Fund following payment of the final disbursement in accordance with Section 4.04(e) hereof, except for (i) amounts the Company shall have directed the Trustee to retain for any item included within Project Costs not then due and payable and (ii) amounts the Company directs the Trustee in writing to transfer to the Rebate Fund by the Tax Compliance Agreement and Section 4.11 hereof, and so long as the amount on deposit in the Senior Bonds Debt Service Reserve Fund is then at least equal to the Senior Bonds Debt Service Reserve Requirement, shall without further authorization be transferred to the Subordinate Bonds Debt Service Reserve Fund until the Subordinate Bonds Debt Service Reserve Requirement shall have been met and thereafter to the Bond Fund to be applied to pay interest on the Senior Bonds.

(k)            If an Event of Default hereunder shall have occurred and the Outstanding principal amount of the Bonds shall have been declared due and payable pursuant to Article VIII hereof, the entire balance remaining in the Project Fund after making the transfer to the Rebate Fund required by the Tax Compliance Agreement and Section 4.11 hereof, shall be applied as directed by the Majority Holders.

Section 4.05.          Payments into the Revenue Fund. There shall be deposited by the Trustee into the Revenue Fund when and as received any and all payments received by the Trustee under Section 5.1(b), and 7.3 of the Loan Agreement, and Section 4 of the Operating Revenue Escrow Agreement.

Section 4.06.          Use of Moneys in the Revenue Fund. So long as there are any outstanding Bonds, all moneys and investments in the Revenue Fund shall be allocated to, and shall be used to make, the transfers described below at the following times and in the following order of priority:

(a)            First, on each Revenue Fund Disbursement Date, to the Senior Interest Subaccount of the Bond Fund, after giving effect to any amounts on deposit in such account and amounts in the Senior Tax-Exempt Capitalized Interest Subaccount, the sum of (i) an amount equal to the amount necessary to increase the balance in the Senior Interest Subaccount of the Bond Fund to the amount of interest due on all Outstanding Senior Bonds on the next succeeding Interest Payment Date; plus (ii) 100% of all interest payments on Senior Bonds which is past-due;

(b)            Second, on each Revenue Fund Disbursement Date, commencing on December 29, 2023, to the Senior Principal Subaccount of the Bond Fund, after giving effect to any amounts on deposit in such account, the sum of (i) an amount equal to the amount necessary to increase the balance in the Senior Principal Subaccount of the Bond Fund to the Sinking Fund Redemption Amount or the principal amount, if any, due on all Outstanding Senior Bonds on the next succeeding Principal Payment Date, plus, (ii) 100% of all mandatory sinking fund payments or principal payments on Senior Bonds which are past-due;

(c)            Third, on each Revenue Fund Disbursement Date, to the Senior Bonds Debt Service Reserve Fund an amount equal to the amount necessary to increase the balance in the Senior Bonds Debt Service Reserve Fund to the Senior Bonds Debt Service Reserve Requirement;

(d)            Fourth, on each Revenue Fund Disbursement Date, to the Subordinate Interest Subaccount of the Bond Fund, after giving effect to any amounts on deposit in such account, the Subordinate Tax-Exempt Capitalized Interest Subaccount, and the Subordinate Taxable Capitalized Interest Account, the sum of (i) an amount equal to the amount necessary to increase the balance in the Subordinate Interest Subaccount of the Bond Fund to the amount of interest due on all Outstanding Subordinate Bonds on the next succeeding Interest Payment Date; plus (ii) 100% of all interest payments on Subordinate Bonds which is past-due;

(e)            Fifth, on each Revenue Fund Disbursement Date, commencing on December 29, 2023, to the Subordinate Principal Subaccount of the Bond Fund, after giving effect to any amounts on deposit in such account, the sum of (i) an amount equal to the amount necessary to increase the balance in the Subordinate Principal Subaccount of the Bond Fund to the Sinking Fund Redemption Amount or the principal amount, if any, due on all Outstanding Subordinate Bonds on the next succeeding Principal Payment Date, plus (ii) 100% of all mandatory sinking fund payments or principal payments on Subordinate Bonds which are past-due;

(f)            Sixth, on each Revenue Fund Disbursement Date, commencing on or after November 30, 2022, an amount equal to the lesser of (i) $271,774.27 divided by the number of months remaining until the next succeeding Bond Payment Date, until the total aggregate deposits since the last Bond Payment Date equals $271,774.27, and (ii) the amount required to meet the Repair and Replacement Fund Requirement, for deposit into the Repair and Replacement Fund until the Repair and Replacement Fund Requirement has been initially satisfied;

(g)            Seventh, on each Revenue Fund Disbursement Date, commencing on or after November 30, 2022, an amount equal to the lesser of (i) $177,594.79 divided by the number of months remaining until the next succeeding Bond Payment Date, until the total aggregate deposits since the last Bond Payment Date equals $177,594,79, and (ii) the amount required to meet the Subordinate Bonds Debt Service Reserve Requirement, for deposit into the Subordinate Bonds Debt Service Reserve Fund until the Subordinate Bonds Debt Service Reserve Requirement has been initially satisfied;

(h)            Eighth, on any Revenue Fund Disbursement Date subsequent to a date on which the Company was obligated to make a Loan Payment a portion of which was payable pursuant to Sections 5.1(a)(i)(G) and 5.1(a)(ii)(I) of the Loan Agreement, to the Repair and Replacement Fund an amount equal to the lesser of (i) the sum of the aggregate amount of all prior withdrawals from the Repair and Replacement Fund that have not yet been replenished, and (ii) the amount necessary to increase the balance in the Repair and Replacement Fund to the Repair and Replacement Fund Requirement.

(i)             Ninth, on each Revenue Fund Disbursement Date subsequent to a date on which the Company was obligated to make a Loan Payment a portion of which was payable pursuant to Sections 5.1(a)(i)(F) and 5.1(a)(ii)(H) of the Loan Agreement, to the Subordinate Bonds Debt Service Reserve Fund an amount equal to the lesser of (i) the sum of the aggregate amount of all prior withdrawals from the Subordinate Bonds Debt Service Reserve Fund that have not yet been replenished, and (ii) the amount necessary to increase the balance in the Subordinate Bonds Debt Service Reserve Fund to the Subordinate Bonds Debt Service Reserve Requirement.

Section 4.07.          Payments into the Bond Fund. There shall be deposited by the Trustee into the Bond Fund and the accounts and subaccounts therein, when and as received the following: (a) accrued interest and premium, if any, as provided in Section 4.02 hereof; (b) any and all amounts payable into the Bond Fund and the accounts therein pursuant to Section 4.06(a), (b), (d) and (e); (c) the balance in the Project Fund, the Renewal Fund and the Rebate Fund to the extent specified in this Article; (d) the amounts transferred from the Senior Bonds Debt Service Reserve Fund or the Subordinate Bonds Debt Service Reserve Fund, pursuant to Section 4.12 or 4.13 hereof, as applicable; (e) the amount of net income or gain received from the investments of moneys in the Bond Fund; (f) amounts transferred from the Capitalized Interest Account of the Project Fund; and (g) all other moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement or this Indenture, which by the terms hereof or the Loan Agreement are required to be or which are accompanied by directions that such moneys are to be paid into the Bond Fund.

Section 4.08.          Use of Moneys in the Bond Fund. So long as the Bonds remain Outstanding, moneys in the Bond Fund and the accounts and subaccounts therein shall first be used for (i) the payment, when due, of interest on the Senior Bonds from the Senior Interest Subaccount, (ii) the payment, when due, of Sinking Fund Redemption Amounts and principal of the Senior Bonds from the Senior Principal Subaccount, (iii) the payment, when due, of interest on the Subordinate Bonds from the Subordinate Interest Subaccount, (iv) the payment, when due, of Sinking Fund Redemption Amounts and principal of the Subordinate Bonds from the Subordinate Principal Subaccount, and (v) the redemption of the of the Senior Bonds and the Subordinate Bonds, all as provided herein; provided, that prior to the optional redemption of any Senior Bonds hereunder, all Debt Service Payments on both the Senior Bonds and the Subordinate Bonds coming due and payable on or before the call date for such Senior Bonds shall be paid in full prior to any such optional redemption.

Section 4.09.          Payments into Renewal Fund; Application of Renewal Fund.

(a)            The Net Proceeds resulting from any insurance award, condemnation award, title insurance dispute with respect to the Facility and payable to the Trustee under the Loan Agreement, shall be deposited into the Renewal Fund. The amounts in the Renewal Fund shall be subject to a security interest, Lien and charge in favor of the Trustee until disbursed as provided herein.

(b)            In the event the Bonds shall then be subject to redemption in whole (either by reason of such damage, destruction or Condemnation or otherwise) pursuant to the terms of the Loan Agreement or this Indenture, the Trustee shall, after making any transfer to the Rebate Fund, as directed in writing by the Company, as required by the Tax Compliance Agreement and this Indenture, transfer the amounts deposited in the Renewal Fund to the Bond Fund. If, on the other hand, the Company elects to replace, repair, rebuild or restore the Facility pursuant to Article VII of the Loan Agreement, and provided no Event of Default shall have occurred and be continuing, the Trustee upon notice from the Company of such election, shall apply the amounts on deposit in the Renewal Fund, after making any transfer to the Rebate Fund, as directed in writing by the Company, as required by the Tax Compliance Agreement and this Indenture, to such replacement, repair, rebuilding or restoration.

(c)            If any Event of Default shall exist at the time of the receipt by the Trustee of the Net Proceeds deposited into the Renewal Fund, the Trustee shall, after making any transfer to the Rebate Fund, as directed in writing by the Company with the consent of the Majority Holders, as required by the Tax Compliance Agreement and this Indenture, transfer the amounts deposited in the Renewal Fund to the Bond Fund to be applied in accordance with Sections 4.08 and 8.05 hereof.

(d)            If the Company elects, in accordance with the Loan Agreement, to replace, repair, rebuild or restore the Facility, and provided no Event of Default shall have occurred and be continuing, the Trustee is hereby directed, upon notice from the Company of such election, to apply the amounts in the Renewal Fund, as directed in writing by the Company, to the payment (or reimbursement to the extent the same shall have been paid by or on behalf of the Company or the Issuer) of the costs required for the replacement, repair, rebuilding or restoration of the Facility. The Trustee is further authorized and directed to issue its checks or make wire transfers for each disbursement from the Renewal Fund upon being furnished with the following items:

(i)            a written request for disbursement therefor in substantially the forms set forth in both Exhibit B-1 and Exhibit B-2, attached hereto, signed by an Authorized Representative of the Company, stating: (A) the name and address of the Person or Persons to whom payment is to be made; (B) the amount of the payment; (C) that the disbursement is for an expenditure incurred in connection with the replacement, repair, rebuilding, restoration or relocation of the Facility or the acquisition of Substitute Facilities (as defined in the Loan Agreement) in accordance with Sections 7.1 or 7.2 of the Loan Agreement; (D) that none of the items for which the requisition is made has been the basis for any prior disbursements from the Renewal Fund; (E) that with respect to items covered in such request for disbursement, the Authorized Representative of the Company has no knowledge of any vendor’s, mechanic’s or other liens, bailment leases, conditional sale contracts or security interests or laborers’ claims which should be satisfied or discharged before the payments as requisitioned are made or which will not be discharged by such payment; (F) that all Persons furnishing material to or performing work on the Facility have been fully paid to date (to the extent of monies then due and payable) or will be fully paid to date (to the extent of monies then due and payable) out of the proceeds of the requisition; and (G) that none of the items for which such requisition is made constitutes equipment (including fixtures) other than equipment listed on any accompanying schedule and having a description sufficient for identification of any such equipment, together with all UCC-1 financing statements and UCC-3 financing statement changes necessary to perfect the Trustee’s security interest in such equipment and executed by all the necessary parties other than the Trustee;

(ii)            for construction items, a certificate signed by an Authorized Representative of the Company on the Company’s requisition certifying (A) that the obligation was properly incurred, (B) that the amount requisitioned is due and unpaid, (C) the value of the completed portion of the Facility, (D) that insofar as the payment is to be made for work, materials, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed in the Facility or have been delivered either at the Facility or at a proper place for fabrication and covered by adequate insurance, (E) that all mechanics and suppliers are paid to date or will be paid from disbursement (to the extent of monies then due and payable) and (F) that all work, materials, supplies and equipment for which payment is to be made are in accordance with the plans and specifications therefor, where applicable; and

(iii)           for construction items, a certificate of the Construction Monitor on the Company’s requisition certifying: (A) the Construction Monitor’s approval of the requisition; (B) that the obligation was properly incurred; (C) that the amount requisitioned has been paid or is due and unpaid and shall be paid from the amount of monies requisitioned; (D) the value of the work, labor and services and of materials, supplies and equipment being paid from such requisition; (E) the value of the completed portion of the Facility; (F) that insofar as the payment is to be made for the work, materials, supplies or equipment, the work has been performed and the materials, supplies or equipment have been installed in the Facility or have been delivered either at the Facility or at a proper place for fabrication and are covered by adequate insurance insuring the Trustee as secured party; and (G) that all work, materials, supplies and equipment for which payment is to be made are in accordance with the plans and specifications therefor, where applicable.

(iv)           In making the disbursements pursuant to this subsection (d), the Trustee may conclusively rely upon any requisition received substantially in the forms of both Exhibit B-1, and Exhibit B-2, attached hereto and the other certifications delivered in connection therewith, and shall have no obligation to determine (A) whether any additional certificates as set forth in Section 4.09(d)(ii) and (iii) hereof are required, or (B) the truth or accuracy of any other certifications made in any such requisition or certifications.

(e)            Upon completion of the restoration of the Facility, an Authorized Representative of the Company shall deliver to the Issuer and the Trustee a certificate stating: (i) the date of such completion; (ii) that all labor, services, materials and supplies used therefor and all costs and expenses in connection therewith have been paid; (iii) that the Facility has been restored to substantially its condition immediately prior to the damage or Condemnation thereof, or to a condition of at least equivalent value, operating efficiency and function; (iv) that the Issuer or the Company has good and valid title to all Property constituting part of the restored Facility, and that the Facility is subject to the Loan Agreement and the Lien of the Mortgage; (v) the applicable Rebate Amount with respect to the Net Proceeds of the insurance settlement or condemnation award and the earnings thereon (with a statement as to the determination of the Rebate Amount and a direction to the Trustee of any required transfer to the Rebate Fund); (vi) that the restored Facility is ready for occupancy, use and operation for its intended purposes; and (vii) that certificates of occupancy, if required, and any and all permissions, licenses or consents required of any Governmental Authority for the occupancy, operation and use of the Facility for its intended purposes, have been obtained. Notwithstanding the foregoing, such certificate may state (A) that it is given without prejudice to any rights of the Company against third parties which exist at the date of such certificate or which may subsequently come into being, (B) that it is given only for the purposes of this Section, and (C) that no Person other than the Issuer and the Trustee may benefit therefrom. Such certificate shall be accompanied by a certification of the Title Insurance Company that no intervening Liens have been filed or recorded, and that the Mortgage constitutes a valid mortgage lien on and security interest in the Facility (or applicable portions thereof), subject only to the Permitted Liens.

(f)             If the cost of the repairs, rebuilding or restoration effected by the Company shall be less than the amount in the Renewal Fund, or if the Company elects not to repair, rebuild or restore the Facility in accordance with Section 7.1(a)(iii) or 7.2(a)(iv) of the Loan Agreement, upon the Trustee’s receipt of the certificate required by Section 4.09(e) hereof or upon the receipt of such election by the Company not to repair, rebuild or restore, the Trustee shall, after making any transfer the Company directs the Trustee in writing to transfer to the Rebate Fund in accordance with the Tax Compliance Agreement and this Indenture, and making any further transfers the Company directs the Trustee in writing to make pursuant to Sections 7.1 or 7.2 of the Loan Agreement, transfer any balance to the Bond Fund and apply such amount to redeem the Bonds in accordance with Section 3.01(d) hereof.

(g)            Notwithstanding anything in this Section to the contrary, in the event the Company provides written notice to the Trustee that the Net Proceeds deposited into the Renewal Fund resulted from a recovery against a contractor pursuant to Section 7.3 of the Loan Agreement prior to the Completion Date, then such Net Proceeds shall be deposited into the Taxable Project Subaccount of the Project Account and disbursed from the Taxable Project Subaccount in the same manner, for the same purposes and subject to the same conditions set forth in Section 4.04 hereof.

(h)           All net income or gain received from investments of amounts held in the Renewal Fund shall be transferred by the Trustee and deposited in the Earnings Fund.

Section 4.10.          Payments Into Earnings Fund; Application of Earnings Fund.

(a)            All investment income or earnings on amounts held in the Project Fund, the Renewal Fund, the Senior Bonds Debt Service Reserve Fund, the Subordinate Bonds Debt Service Reserve Fund, the Rebate Fund, the Earnings Fund or any other fund held with respect to the Bonds under any of the Financing Documents (other than the Bond Fund) shall be deposited on the first Business Day of each month by the Trustee into the Earnings Fund. The Trustee shall keep separate accounts of all amounts deposited in the Earnings Fund to indicate the fund source of the income or earnings.

(b)            Within thirty (30) days after the end of each Bond Year, or such later date that the Trustee receives the written certificate required to be delivered by or on behalf of the Company pursuant to Section 4.11(c) hereof and the Tax Compliance Agreement, the Trustee shall withdraw from the Earnings Fund an amount equal to the difference, if any, between the Rebate Amount set forth in such certificate and the amount then on deposit in the Rebate Fund. Any amounts remaining in the Earnings Fund following such transfer shall be transferred to the Senior Interest Subaccount. If an Event of Default hereunder shall have occurred and the outstanding principal amount of the Bonds shall have been declared due and payable, the entire balance remaining in the Earnings Fund, after making the transfer to the Rebate Fund required in the Tax Compliance Agreement and Section 4.11 hereof, shall be transferred to the Bond Fund.

Section 4.11.          Rebate Fund.

(a)            The Rebate Fund and the amounts deposited therein shall not be subject to a security interest, pledge, assignment, lien or charge in favor of the Trustee, the Owner of any Bond or any other Person.

(b)            All net income or gain received from investments of moneys held in the Rebate Fund shall be deposited by the Trustee into the Earnings Fund.

(c)            The Trustee, upon the receipt of a certification of the Rebate Amount from an Authorized Representative of the Company, in accordance with the Tax Compliance Agreement, shall deposit in the Rebate Fund within thirty (30) days after the end of each Bond Year, or such later date that the Trustee receives such certification from the Company, an amount such that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount calculated by the Company as of the last day of the prior Bond Year. If there has been delivered to the Trustee a certification of the Rebate Amount in conjunction with the completion of the Facility pursuant to the Tax Compliance Agreement at any time during a Bond Year, the Trustee shall deposit in the Rebate Fund within thirty (30) days of the Completion Date, or such later date that the Trustee receives such certification from the Company, an amount such that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount calculated by the Company at the Completion Date. The amounts deposited in the Rebate Fund pursuant to this subsection shall be withdrawn from the Earnings Fund, to the extent of any moneys therein and then, to the extent of any deficiency, from such fund or funds as are designated by the Company to the Issuer and the Trustee in writing.

(d)            In the event that on the first day of any Bond Year the amount on deposit in the Rebate Fund exceeds the Rebate Amount, the Trustee, upon the receipt of written instructions from an Authorized Representative of the Company, shall withdraw such excess amount and prior to the Completion Date, deposit it in the Project Fund or, after the Completion Date, deposit it in the Bond Fund.

(e)            The Trustee, upon the receipt of written instructions from an Authorized Representative of the Company, shall pay to the United States, out of amounts in the Rebate Fund, (i) not later than thirty (30) days after the last day of the fifth (5th) Bond Year and after every fifth (5th) Bond Year thereafter, an amount the Company determines is equal to ninety percent (90%) of the Rebate Amount as of the date of such payment and (ii) notwithstanding the provisions of Section 7.02 hereof, not later than thirty (30) days after the date on which all Series 2020 Bonds have been paid in full, the Rebate Amount.

(f)            Notwithstanding any other provision in this Indenture or any of the other Financing Documents, general or specific, to the contrary, the Trustee shall have no obligations hereunder or thereunder relating to rebate requirements, except to comply with specific written instructions received by the Trustee from the Company with respect to deposits into the Rebate Fund and release the moneys therefrom. The Trustee shall not have any responsibility hereunder or under any of the Financing Documents to make any calculations relating to arbitrage restrictions or rebate requirements, or the excludability of the interest on the Tax-Exempt Bonds from gross income for Federal income tax purposes or to verify, confirm or review (and the Trustee shall not verify, confirm or review) any such calculations or requirements, or the excludability of the interest on the Tax-Exempt Bonds from gross income for Federal income tax purposes or to take any other action with respect thereto hereunder or thereunder. The Trustee shall not have any responsibility to notify the Issuer, the Company or any other person of any failure by the Company or any other person to provide to the Trustee timely written certifications relating to arbitrage restrictions or rebate requirements as required hereunder or under any other document relating to the Tax-Exempt Bonds, including, without limitation, certifications regarding investments in certificates of deposit or investment agreements or certifications regarding rebate payments which may be due and payable to the Internal Revenue Service. The Trustee shall have the right to withhold from any payments to the Issuer or Company amounts in connection with any tax withholding obligations in order to comply with applicable law.

Section 4.12.          Payments into the Senior Bonds Debt Service Reserve Fund; Application of Senior Bonds Debt Service Reserve Fund.

(a)            On the Closing Date, the Trustee shall, in accordance with Section 4.02(a) hereof, deposit to the credit of the Senior Debt Service Reserve Fund from the proceeds of the sale of the Series 2020A Bonds, the amounts set forth therein, which in the aggregate equal the Senior Bonds Debt Service Reserve Requirement as of the date of issuance of the Bonds.

(b)            In the event that on the fourth (4th) Business Day preceding any Bond Payment Date, the aggregate amount in the Senior Interest Subaccount and the Senior Principal Subaccount of the Bond Fund shall be less than the amount required for payment of interest on and principal of the Outstanding Senior Bonds (including payment of Sinking Fund Redemption Amounts) due and payable on such Bond Payment Date, the Trustee shall, (i) transfer from the Senior Bonds Debt Service Reserve Fund to the Bond Fund such amount as described in Section 4.12(c) hereof and (ii) as soon as practicable, notify the Issuer and the Company of such transfer. Amounts held in the Senior Bonds Debt Service Reserve Fund are not available to pay debt service on Subordinate Bonds.

(c)            In such event the amount to be transferred from the Senior Bonds Debt Service Reserve Fund shall be equal to the shortfall in the aggregate amount available in the Senior Interest Subaccount and the Senior Principal Subaccount of the Bond Fund for payment of interest on and principal of the Outstanding Senior Bonds (including payment of Sinking Fund Redemption Amounts) due and payable on such Bond Payment Date.

(d)            All net income or gain received from investments of amounts held in the Senior Bonds Debt Service Reserve Fund shall be deposited in the Earnings Fund, unless the amount on deposit in the Senior Bonds Debt Service Reserve Fund does not satisfy the Senior Bonds Debt Service Reserve Requirement in which case all such earnings shall remain in the Senior Bonds Debt Service Reserve Fund.

(e)            Moneys and investments held in the Senior Bonds Debt Service Reserve Fund in excess of the Senior Bonds Debt Service Reserve Requirement as of the date immediately following a Bond Payment Date, upon written direction of an Authorized Representative of the Company, shall be withdrawn by the Trustee and deposited in the Bond Fund or the Rebate Fund, as the Company may direct, within five (5) days of receipt by the Trustee of such written direction from the Authorized Representative of the Company.

(f)             If the moneys and investments held in the Senior Bonds Debt Service Reserve Fund as of the date immediately following a Bond Payment Date are less than the Senior Bonds Debt Service Reserve Requirement, as of such date, the Trustee shall as soon as practicable provide the Company with written notice of the amount of such deficiency. The Company shall, as part of the next Loan Payment payable pursuant to the Loan Agreement deliver to the Trustee moneys or Governmental Obligations the value of which is sufficient to increase the amounts in the Senior Bonds Debt Service Reserve Fund to the Senior Bonds Debt Service Reserve Requirement then allocable to the Senior Bonds.

(g)            If an Event of Default shall have occurred and the outstanding principal of the Bonds shall have become due and payable pursuant to Article VIII hereof, the entire balance in the Senior Bonds Debt Service Reserve Fund may, after making any transfer to the Rebate Fund in accordance with the Tax Compliance Agreement and Section 4.11 hereof, be applied by the Trustee at the direction of the Majority Holders. During the occurrence of an Event of Default, the Trustee may apply funds on deposit in the Senior Bonds Debt Service Reserve Fund (and any other funds or accounts held under the Indenture) to the payment of Ordinary or Extraordinary Expenses of the Trustee.

(h)            In the event the aggregate amount of moneys on deposit in the Senior Interest Subaccount and the Senior Principal Subaccount of the Bond Fund, together with the moneys on deposit in the Senior Bonds Debt Service Reserve Fund, are sufficient to pay the principal of and interest on all of the Senior Bonds then Outstanding, when due, transfers shall be made from the Senior Bonds Debt Service Reserve Fund to the Bond Fund, to pay the principal of and interest on the Senior Bonds according to their maturity schedule, in the amount or amounts requested in writing and delivered by the Company to the Trustee.

Section 4.13.          Payments into the Subordinate Bonds Debt Service Reserve Fund; Application of Subordinate Bonds Debt Service Reserve Fund.

(a)            Trustee shall deposit such payment to the credit of the Subordinate Bonds Debt Service Reserve Fund the amounts described in Section 4.06(g).

(b)            In the event that on the fourth (4th) Business Day preceding any Bond Payment Date, the aggregate amount in the Subordinate Interest Subaccount and the Subordinate Principal Subaccount of the Bond Fund shall be less than the amount required for payment of interest on and principal of the Outstanding Subordinate Bonds (including payment of Sinking Fund Redemption Amounts) due and payable on such Bond Payment Date, the Trustee shall, (i) transfer from the Subordinate Bonds Debt Service Reserve Fund to the Subordinate Interest Subaccount and the Subordinate Principal Subaccount of the Bond Fund, as applicable, such amounts as described in Section 4.13(c) hereof and (ii) as soon as practicable, notify the Issuer and the Company of such transfer. Other than pursuant to Section 12.01(b)(i) through (iii), and Section 8.05, amounts held in the Subordinate Bonds Debt Service Reserve Fund are not available to pay debt service on Senior Bonds.

(c)            Any transfer of funds from the Subordinate Bonds Debt Service Reserve Fund to the Subordinate Interest Subaccount or the Subordinate Principal Subaccount of the Bond Fund pursuant to Section 4.13(b) shall be in an aggregate amount equal to the shortfall in the amount available in the Subordinate Interest Subaccount or the Subordinate Principal Subaccount of the Bond Fund for payment of interest on and principal of the Outstanding Subordinate Bonds (including payment of Sinking Fund Redemption Amounts) due and payable on such Bond Payment Date.

(d)           All net income or gain received from investments of amounts held in the Subordinate Bonds Debt Service Reserve Fund shall be deposited in the Earnings Fund, unless the amount on deposit in the Subordinate Bonds Debt Service Reserve Fund does not satisfy the Subordinate Bonds Debt Service Reserve Requirement.

(e)            Moneys and investments held in the Subordinate Bonds Debt Service Reserve Fund in excess of the Subordinate Bonds Debt Service Reserve Requirement as of the date immediately following a Bond Payment Date, upon written direction of an Authorized Representative of the Company, shall be withdrawn by the Trustee and deposited in the Subordinate Interest Subaccount of the Bond Fund or the Rebate Fund, as the Company may direct, within five (5) days of receipt by the Trustee of such written direction from the Authorized Representative of the Company.

(f)             If the moneys and investments held in the Subordinate Bonds Debt Service Reserve Fund as of the date immediately following a Bond Payment Date are less than the Subordinate Bonds Debt Service Reserve Requirement as of such date, the Trustee shall as soon as practicable provide the Company with written notice of the amount of such deficiency. The Company shall, as part of the next Loan Payment payable pursuant to the Loan Agreement deliver to the Trustee moneys or Governmental Obligations the value of which is sufficient to increase the amounts in the Subordinate Bonds Debt Service Reserve Fund to the Subordinate Bonds Debt Service Fund Requirement.

(g)            If an Event of Default shall have occurred and the outstanding principal of the Bonds shall have become due and payable pursuant to Article VIII hereof, the entire balance in the Subordinate Bonds Debt Service Reserve Fund may be transferred by the Trustee into the Subordinate Interest Subaccount and the Subordinate Principal Subaccount of the Bond Fund for payment of the Subordinate Bonds. During the occurrence of an Event of Default, the Trustee may apply funds on deposit in the Subordinate Bonds Debt Service Reserve Fund (and any other funds or accounts held under the Indenture) to the payment of Ordinary or Extraordinary Expenses of the Trustee.

(h)            In the event the moneys on deposit in the Subordinate Interest Subaccount and the Subordinate Principal Subaccount Bond Fund, together with the moneys on deposit in the Subordinate Bonds Debt Service Reserve Fund, are sufficient to pay the principal of and interest on all of the Subordinate Bonds then Outstanding, when due, transfers shall be made from the Subordinate Bonds Debt Service Reserve Fund to the Subordinate Interest Subaccount and the Subordinate Principal Subaccount of the Bond Fund, to pay the principal of and interest on the Subordinate Bonds according to their maturity schedule, in the amount or amounts requested in writing and delivered by the Company to the Trustee.

Section 4.14.          Investment of Moneys.

(a)            Moneys held in any fund established pursuant to Section 4.01 hereof shall be invested and reinvested by the Trustee in Authorized Investments, pursuant to written direction by the Authorized Representative of the Company. The Trustee may conclusively presume without any requirement of further investigation or inquiry that any investment so directed is an Authorized Investment. Such investments shall mature in such amounts and have maturity dates or be subject to redemption on or prior to the date on which the amounts invested therein will be needed for the purposes of such funds. The Trustee may at any time sell or otherwise reduce to cash a sufficient amount of such investments whenever the cash balance in such funds is insufficient for the purposes thereof. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Fund for which such moneys are invested, and the interest accruing thereon and any profit realized from such investments shall be credited to and held in, and any loss shall be charged to, such fund. All investments hereunder shall be registered in the name of the Trustee, as Trustee under this Indenture or in the name of a nominee of or custodian or securities intermediary for the Trustee.

(b)            In the event that the Trustee shall not have duly received a direction for investment for any moneys in any fund under this Indenture by 11:00 a.m. on the Business Day, the Trustee shall invest such moneys in its Federated Treasury Obligations Trust Shares # 702.

(c)            Any investment herein authorized is subject to the condition that no use of the proceeds of the Bonds or of any other moneys shall be made, which, if such use had been reasonably expected on the date of issuance of such Bonds, would cause the Tax-Exempt Bonds to be “arbitrage bonds” within the meaning of such quoted term in Section 148 of the Code. The Trustee shall not be liable if such use shall cause a Tax-Exempt Bond to be an “arbitrage bond.”

(d)            The Trustee may make any investment permitted by this Section through its own investment department. The Trustee shall not be liable for any depreciation in the value of any investment made pursuant to this Section or for any loss arising from any such investment.

(e)            The Trustee shall cooperate with the Issuer and the Company with respect to filing reports or forms required pursuant to Section 148(f) of the Code, but the Trustee shall not be required to file and shall not be liable for any failure by any person to file any reports or forms required pursuant to Section 148(f) of the Code.

(f)             The Issuer and the Company agree that confirmation of permitted investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month. The Issuer or the Company may obtain confirmations at no additional cost upon their written request.

Section 4.15.          Payment to Company Upon Payment of Bonds. Except as otherwise specifically provided herein, after payment in full of (a) the principal of, premium, if any, and interest on all the Bonds (or after provision for the payment thereof has been made in accordance with Article VII hereof), (b) the fees, charges and expenses of the Trustee, the Bond Registrar and the Paying Agent, and (c) all other amounts required to be paid under this Indenture, the Loan Agreement and the Mortgage, and provided that all moneys required to be paid into the Rebate Fund have been paid or adequately provided for, all amounts remaining in any fund established pursuant to Section 4.01 hereof (except the Rebate Fund) or otherwise held by the Trustee and by any additional Paying Agent for the account of the Issuer or the Company hereunder and under the Loan Agreement shall be paid to the Company.

Section 4.16.          Reports and Information Regarding Funds. The Trustee shall throughout the Contract Term, furnish the Company as soon as practicable after the first day of each month with a statement showing receipts and disbursements (including all transactions involving cash or Authorized Investments) with respect to any trust fund of the Issuer provided for in this Indenture. In addition, the Trustee agrees to cooperate, in providing such information as may be required by the Issuer to assist it in preparing and furnishing such reports or other accounting statements as may be required by any governmental law or regulation with respect to any of the Issuer’s funds held by the Trustee.

Section 4.17.          Repair and Replacement Fund.

(a)            Portions of the Loan Payments in the amounts and on the dates set forth in Section 5.1(a)(i)(D) and 5.1(a)(ii)(F) of the Loan Agreement shall be deposited into the Repair and Replacement Fund on the dates and in the amount set forth therein, until the Repair and Replacement Fund Requirement is met, so long as the Bonds are outstanding.

(b)            So long as no Event of Default shall have occurred and be continuing, the Company may from time to time requisition amounts on deposit in the Repair and Replacement Fund for the purpose of equipment acquisition and replacement and the general repair, maintenance and upkeep of the Facility. Any such requisition shall be in substantially the forms of both Exhibit B-1, and Exhibit B-2, attached hereto. Upon receipt of any such requisition from the Company, the Trustee shall, so long as no Event of Default shall have occurred and be continuing, disburse funds as directed in such requisition. In making the disbursements pursuant to this subsection (b), the Trustee may conclusively rely upon any requisition received from the Company and the other certifications delivered in connection therewith, and shall have no obligation to determine the truth or accuracy of any certifications or statements made in any such requisition or certifications.

(c)            All net income or gain received from investments of amounts held in the Repair and Replacement Fund shall be deposited in the Earnings Fund, unless the amount on deposit in the Repair and Replacement Fund does not satisfy the Repair and Replacement Fund Requirement.

(d)            In the event that on the fourth (4th) Business Day preceding any Bond Payment Date, the amount in the Bond Fund shall be less than the amount required for payment of interest on and principal of the Outstanding Bonds (including payment of Sinking Fund Redemption Amounts) due and payable on such Bond Payment Date, after the transfers therein from the Senior Bonds Debt Service Reserve Fund pursuant to Section 4.12(b) hereof, the Trustee shall, (i) transfer from the Repair and Replacement Fund to the Bond Fund such amount as will increase the balance in the Bond Fund to an amount sufficient to make such payment and (ii) as soon as practicable, notify the Issuer and the Company of such transfer.

(e)            If the moneys and investments held in the Repair and Replacement Fund as of the date immediately following a Bond Payment Date are less than the Repair and Replacement Fund Requirement as of such date, but after the Repair and Replacement Fund shall have initially been funded to the Repair and Replacement Fund Requirement, the Trustee shall as soon as practicable provide the Company with written notice of the amount of such deficiency. The Company shall, as soon as practicable, but in no event later than ten (10) days after its receipt of such notice (or such longer period of time to which the Majority Holders shall agree, by written notice to the Trustee and the Company), deliver to the Trustee moneys or Governmental Obligations the value of which is sufficient to increase the amounts in the Repair and Replacement Fund to the Repair and Replacement Fund Requirement.

Section 4.18.          Deficiency. Absent the direction of the Majority Holders, the Trustee shall not make any advance of monies from the Project Fund to the Company if the Construction Monitor notifies the Trustee in writing (upon which notice the Trustee may conclusively rely) that the balance of the monies on deposit in the Project Fund is at any time less (the amount by which it is less being hereinafter referred to as the “Deficiency”) than the actual sum, as estimated by the Construction Monitor, which will be required to complete the Project in accordance with the Plans and Specifications, and to pay all other costs and expenses of any nature whatsoever which will be incurred in connection with the completion of the Facility. The Company shall, within fifteen (15) days after being notified by the Trustee that there is or will be a Deficiency, deposit into the Project Fund an amount equal to the Deficiency and notify the Guarantor that a Deficiency exists. Any amounts deposited by the Company into the Project Fund shall be disbursed by the Trustee in accordance with Section 4.04 hereof. If an Event of Default shall occur and be continuing, the Trustee, in addition to all other rights which it has hereunder and under the other Bond Documents, may apply, in whole or in part, any amounts deposited by the Company into the Project Fund with respect to the Deficiency, or to the payment of the Bonds in accordance with Section 8.05 hereof.

ARTICLE V

GENERAL COVENANTS AND PROVISIONS

Section 5.01.         Authority of Issuer; Validity of Indenture and Bonds. The Issuer hereby covenants that: (a) it is duly authorized under laws of the State, including particularly and without limitation, the Act, to issue the Bonds authorized hereby, to execute this Indenture and to pledge the Trust Estate in the manner and to the extent herein set forth; (b) that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture and the Loan Agreement has been duly and effectively taken; and (c) that such Bonds in the hands of the Holders thereof are and will be valid and enforceable special obligations of the Issuer according to the import thereof.

Section 5.02.          Performance of Covenants. The Issuer hereby covenants that it will faithfully observe and perform at all times any and all covenants, undertakings, stipulations and provisions on its part to be observed or performed contained (a) in this Indenture, (b) in any Bond executed, authenticated and delivered hereunder, (c) in the Loan Agreement and (d) in the Issuer Documents. The Trustee acknowledges that the Loan Agreement requires the Trustee to perform certain actions and the Trustee agrees to perform such actions, subject to the terms and conditions of this Indenture.

Section 5.03.          Payment of Principal, Premium, if any, and Interest. Subject to the limitation contained in Section 2.04(b) hereof, the Issuer hereby covenants that it will promptly pay or cause to be paid the Debt Service Payments on the Bonds at the place, on the dates and in the manner provided herein. All Debt Service Payments on the Bonds shall be a special obligation of the Issuer and payable solely from payments and receipts received pursuant to the Loan Agreement. Nothing in the Bonds or this Indenture shall be construed as creating a general obligation of the Issuer or pledging any funds or assets of the Issuer other than those pledged hereby. Neither the State, nor any political subdivision thereof, including the Issuer, (other than the Issuer to the extent provided herein) shall in any event be liable for the payment of any Debt Service Payment on the Bond or for the performance of any pledge, mortgage, obligation or agreement undertaken by the Issuer.

Section 5.04.          Deposit of Revenues. The Issuer hereby covenants that it will deposit, or cause to be deposited, with the Trustee for its account so much of the payments and receipts derived by the Issuer pursuant to the Loan Agreement (except payments and receipts derived pursuant to the Unassigned Rights), this Indenture or otherwise as may be required to pay the Loan Payments, including without limitation all Debt Service Payments on the Bonds as the same become due and payable.

Section 5.05.          Priority of Security Interest. The Issuer hereby covenants that the Indenture is a first Lien, subject to Permitted Liens, upon the Trust Estate and the Issuer agrees not to create or suffer to be created any Lien, having priority or preference over this Indenture upon the Trust Estate or any part thereof.

Section 5.06.          Enforcement of Duties and Obligations of the Company. Subject to Section 5.16 hereof, the Issuer hereby covenants that it shall take all legally available action to cause the Company to fully perform all duties and acts and to fully comply with the covenants of the Company contained in the Loan Agreement in the manner and at the times provided in the Loan Agreement.

Section 5.07.         Maintenance and Modification of the Facility. Pursuant to the Loan Agreement, the Company has agreed to take all legally available action to maintain, preserve and keep the Facility in good condition, repair and working order.

Section 5.08.          Insurance. Pursuant to the Loan Agreement, the Company has agreed to take all legally available action to procure and maintain insurance on the Facility as provided in Sections 6.3 and 6.4 of the Loan Agreement.

Section 5.09.          Filing of Documents and Security Instruments. The Company hereby covenants that it will file or cause to be filed all documents, including, without limitation, continuation statements under the Uniform Commercial Code of the State, in such manner and in such places as may be required by law in order to create, protect and maintain in force the Lien of, and the security interests created by, this Indenture.

Section 5.10.          Rights Under Financing Documents. The Financing Documents, duly executed counterparts of which have been filed with the Trustee, set forth certain covenants and obligations of the parties thereto. Reference is hereby made thereto for a detailed statement of the covenants, obligations and rights of the parties thereto. The Issuer agrees that the Trustee, in its name or in the name of the Issuer, may enforce all rights of the Issuer (except for certain of the Unassigned Rights) and all obligations of the Company under the Financing Documents for and on behalf of the Bondholders, whether or not any Event of Default exists hereunder, without notice to the Issuer.

Section 5.11.          Failure to Present Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, or at the date fixed for redemption thereof or the acceleration of maturity, and if funds sufficient to pay such Bond shall have been made available to the Trustee for the benefit of the Owner thereof, all liability of the Issuer and the Company to the Owner thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee, subject to Chapter 169 of the Ohio Revised Code, to hold such funds uninvested for three years, for the benefit of the Owner of such Bond, without liability for interest thereon to such Owner, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond.

Section 5.12.          Cancellation. Any Bond which has been paid, redeemed, purchased or surrendered shall be canceled and destroyed by the Trustee in accordance with its retention policy then in effect, subject to the record retention requirements of the Securities Exchange Act of 1934, as amended, or other applicable law.

Section 5.13.          Payments Due on Other Than Business Days. In any case where a Bond Payment Date shall not be a Business Day, then payment of the principal of, premium, if any, and interest on the Bond need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date due and no interest shall accrue for the period after such Bond Payment Date if and to the extent the amount due is paid on the next succeeding Business Day.

Section 5.14.          Covenant Against Arbitrage Bonds. Notwithstanding any other provision of this Indenture, so long as the Tax-Exempt Bonds shall be Outstanding, the Issuer shall not use, or direct or permit the use of, the proceeds of the Tax-Exempt Bonds or any other moneys within its control (including, without limitation, any moneys in the Bond Fund and the Repair and Replacement Fund and the proceeds of any insurance award with respect to the Facility) in such a manner as would cause the Tax-Exempt Bonds to be “arbitrage bonds” within the meaning of such quoted term in Section 148 of the Code and the Issuer further covenants that it will comply with the requirement of such Section and all regulations thereunder.

Section 5.15.          Covenant Regarding Adjustment of Debts. To the extent legally applicable, in any case under Chapter 9 of Title 11 of the United States Code involving the Issuer as debtor, the Issuer, unless compelled by a court of competent jurisdiction, shall neither list the Trust Estate or any part thereof as an asset or property of the Issuer nor list any amounts owed upon the Bonds Outstanding as a debt of or claim against the Issuer.

Section 5.16.          Limitation on Obligations of the Issuer. Notwithstanding any provision of this Indenture or the Mortgage to the contrary, the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof (other than pursuant to Section 5.03 hereof, and then only to the extent set forth therein), unless (a) it shall have been requested to do so in writing by the Trustee or the Majority Holders or the Company and (b) if compliance with such request is reasonably expected to result in the incurrence by the Issuer or any member, employee, agent or servant of the Issuer of any liability, fees, expenses or other costs, it shall have received from such Holders or the Company, as the case may be, security or indemnity reasonably satisfactory to the Issuer for protection against all such liability, however remote, and for the reimbursement of all such fees, expenses and other costs; provided, however, that no limitation on the obligations of the Issuer contained in this Section by virtue of any lack of assurance provided in clause (b) above shall be deemed to prevent the occurrence and full force and effect of an Event of Default pursuant to Section 8.01 hereof.

Section 5.17.          Inspection of Books. All books and records, if any, in the Issuer’s possession relating to the Facility and the amounts derived from the Facility shall at all reasonable times be open to inspection by such Accountants or other agents as the Trustee may from time to time designate.

Section 5.18.          List of Owners. The Trustee, as Bond Registrar, will keep on file a list of names and addresses of the Owners of the Bonds as from time to time registered on the registration books maintained by the Bond Registrar, together with the principal amount and numbers of such Bonds. The Issuer shall have no responsibility with regard to the accuracy of such list. Upon the written request of an Owner, the Trustee shall provide copies of all notices provided to the Holders directly and concurrently to such requesting Owner. At reasonable times and under reasonable regulations, established by the Trustee, and at the expense of the Company, said list may be inspected and copied for any purpose by the Company or by the Owners (or designated representative thereof) of a majority in aggregate principal amount of the Outstanding Bonds, such possession or ownership and the authority of such designated representative to be evidenced to the satisfaction of the Trustee. Each Owner, by the purchase and acceptance of a Bond, shall be deemed to consent to the disclosure of his or her name and address and the principal amount of the Bond held by him or her and to agree that the Trustee shall not be held accountable for the disclosure of such information. SO LONG AS CEDE & CO., AS NOMINEE FOR DTC, IS THE REGISTERED OWNER OF THE BONDS, THE TRUSTEE SHALL TREAT CEDE & CO. AS THE ONLY HOLDER OF THE BONDS FOR ALL PURPOSES HEREUNDER, INCLUDING RECEIPT OF ALL PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, RECEIPT OF NOTICES, VOTING AND REQUESTING OR DIRECTING THE TRUSTEE TO TAKE OR NOT TO TAKE, OR CONSENTING TO, CERTAIN ACTIONS HEREUNDER.

Section 5.19.          Instruments of Further Assurance. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular its interest in all Property purported to be made subject to the Lien hereof by the granting clauses hereof, and in the Trust Estate herein described and pledged hereby to the payment of the principal of, premium, if any, on and interest on the Bonds. Any and all interest in the Trust Estate or any other property hereafter acquired, which is of any kind or nature herein provided to be and become subject to the Lien hereof, shall, without any further conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the Lien of this Indenture as fully and completely as though specifically described herein, but nothing contained in this sentence shall be deemed to modify or change the obligations of the Issuer under this Section. The Issuer covenants and agrees that, except as herein otherwise provided, it has not and will not sell, convey, mortgage, encumber or otherwise dispose of all or any part of its interest in the Trust Estate.

ARTICLE VI

PRIORITY RIGHTS OF TRUSTEE

Section 6.01.         Priority Rights of Trustee. The rights and privileges of the Company set forth in the Loan Agreement are specifically made subject and subordinate to the rights and privileges under the Financing Documents of the Trustee and the Holders of the Bonds.

ARTICLE VII

DISCHARGE OF LIEN; DEFEASANCE OF BONDS

Section 7.01.         Discharge of Lien.

(a)            If the Issuer shall pay or cause to be paid to the Holders of the Outstanding Bonds the principal thereof, premium, if any, and interest thereon, at the times and in the manner stipulated therein and in this Indenture and if there shall have been paid all fees, charges, expenses and any other amounts owing to the Trustee or any additional Paying Agent required to be paid under Section 9.02 hereof, then the Lien on the Trust Estate hereby created for the benefit of the Bondholders so paid and the Trustee’s right, title and interest in and to the Loan Agreement shall be released, discharged and satisfied. In such event, except as otherwise specifically provided herein, the Trustee and any additional Paying Agent shall pay or deliver all moneys or securities held by either of them pursuant to this Indenture which are not required for the payment of such Bonds (except for moneys and securities held with respect to the Unassigned Rights, which shall be paid or delivered to the Issuer and except for moneys in the Rebate Fund which shall be applied only as provided in Section 4.11 hereof) to the Company. If the Issuer does not pay or cause to be paid, at the same time, the Outstanding Bonds, then the Trustee and any additional Paying Agent shall not return those moneys and securities held under this Indenture as security for the benefit of the Bondholders not so paid or not caused to be so paid.

(b)           When the Outstanding Bonds shall have been paid in full or provision for such full payment of the Outstanding Bonds shall have been made in accordance with this Section, and the Company shall have delivered to the Trustee and the Issuer an opinion of counsel that all conditions precedent to the discharge of the Indenture have been satisfied, the Issuer shall take all appropriate action to cause the Lien of this Indenture upon the Trust Estate, and the Trustee’s right, title and interest in and to the Loan Agreement, the Mortgage and the other Financing Documents, to be released, discharged, satisfied and canceled of record, and the Trustee shall execute such release documents as reasonably requested by, and at the expense of, the Company.

(c)           Notwithstanding the fact that the Lien of this Indenture upon the Trust Estate may have been discharged and canceled in accordance with this Section, this Indenture and the rights granted and duties, if any, in connection with the payment of funds imposed hereby, shall nevertheless continue and subsist until the principal, premium, if any, and interest on the Bonds shall have been fully paid or the Trustee shall have returned to the Company pursuant to Section 5.11 hereof all funds theretofore held by the Trustee for payment of any Bond not theretofore presented for payment.

Section 7.02.         Defeasance of Bonds.

(a)           Any Outstanding Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning of, and with the effect expressed in, Section 7.01(a) hereof, if (i) there shall have been irrevocably deposited with the Trustee sufficient moneys or Governmental Obligations, in accordance with subsection (b) below, which will, without further investment, be sufficient, together with other amounts held for such payment, to pay the principal of the Bonds when due or to redeem the Bonds at the Redemption Price, if any, specified in Section 3.01 hereof, (ii) in the event such Bonds are to be redeemed prior to maturity in accordance with Section 3.01 hereof, the Company delivers to the Trustee a certificate signed by an Authorized Representative of the Company stating that all action required by the provisions of this Indenture to redeem the Bonds shall have been taken or provided for, and irrevocable instructions to redeem the Bonds on the earliest permitted Redemption Date shall have been given by the Company to the Trustee, and notice thereof in accordance with Section 3.02 hereof shall have been duly given or provisions satisfactory to the Trustee shall have been made for the giving of such notice, (iii) provision shall have been made for the payment of all fees and expenses of the Trustee and of any additional Bond Registrars or Paying Agents with respect to the Bonds, (iv) the Issuer shall have been reimbursed for all of its expenses under the Financing Documents and (v) all other payments required to be made under the Loan Agreement and this Indenture with respect to the Bonds shall have been made or provided for. At such time as a Bond shall be deemed to be paid hereunder, as aforesaid, such Bond shall no longer be secured by or entitled to the benefit of this Indenture, except for the purposes of any such payment from such moneys or Governmental Obligations.

(b)           For the purposes of subsection (a)(i) above, the Trustee shall be deemed to hold sufficient moneys to pay the principal of an Outstanding Bond not then due or to redeem the Outstanding Bonds prior to the maturity thereof, only if there shall be on deposit with the Trustee for such purpose moneys either in cash or Governmental Obligations maturing or redeemable at the option of the holder thereof not later than (i) the maturity date of such Bonds, or (ii) the first date following the date on which such Bonds are to be redeemed pursuant to Article III hereof (whichever may first occur), or both cash and such Governmental Obligations, in an amount which, together with income to be earned on such Governmental Obligations (without reinvestment) prior to such maturity date or Redemption Date, equals the principal due on such Bonds, together with the premium, if any, due thereon and all interest thereon which has accrued and which will accrue to such maturity date or Redemption Date. The Company shall deliver to the Trustee a certificate, upon which the Trustee may conclusively rely, from an Accountant verifying that the cash and Governmental Obligations held by the Trustee meet the requirements of this subsection (b).

(c)            Upon the defeasance of all Outstanding Bonds in accordance with this Section, the Trustee shall hold in trust, for the benefit of the Holders of such Bonds, all such moneys and/or Governmental Obligations and shall make no other or different investment of such moneys and/or Governmental Obligations and shall apply the proceeds thereof and the income therefrom only to the payment of such Bonds.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND HOLDERS

Section 8.01.         Events of Default. The following shall be “Events of Default” under this Indenture, and the terms “Event of Default” or “Default” shall mean, when they are used in this Indenture, any one or more of the following events:

(a)            a default in (i) the due and punctual payment of the interest on any Senior Bond, irrespective of notice or (ii) the due and punctual payment of the interest on any Subordinate Bonds, irrespective of notice; or

(b)           a default in (i) the due and punctual payment of the principal or Redemption Price of any Senior Bond whether at the stated maturity thereof, upon proceedings for redemption thereof, or upon the maturity thereof by declaration or otherwise or (ii) the due and punctual payment of the principal or Redemption Price of any Subordinate Bond whether at the stated maturity thereof, upon proceedings for redemption thereof, or upon the maturity thereof by declaration or otherwise; or

(c)            failure to comply with the provisions of Section 4.18 hereof; or

(d)           absent the satisfaction of the Majority Holders that funds remain on deposit with the Trustee in an amount sufficient to repay the purchase price of the Bonds paid by the initial purchasers thereof on the Closing Date, together with accrued interest since the immediately preceding Interest Payment Date, or the Closing Date if applicable, and any principal having accrued on such Bonds since the Closing Date as a result of such Bonds being purchased on the Closing date at an amount less than par, which satisfaction shall be demonstrated in writing by the Majority Holders, failure of the Company to deposit or cause to be deposited, on or prior January 31, 2021, into the Equity Account of the Project Fund and the Contingency Account of the Project Fund an aggregate amount of $40,000,000, and the Guarantor to deposit an aggregate amount of $50,000,000 to the Liquidity Reserve Escrow Fund no later than January 31, 2021;

(e)           except as set forth in paragraphs (a) – (d) above:

(i)            subject to clause (ii) below, the failure by the Issuer to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in subsections (a) and (b) above) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Issuer and the Company by the Trustee or by the Majority Holders; or

(ii)           if the covenant, condition, or agreement which the Issuer has failed to observe or perform is of such a nature that it cannot reasonably be fully cured within such thirty (30) days, the Issuer shall not be in default if the Issuer commences a cure within such thirty (30) days and thereafter diligently proceeds with all action required to complete the cure, and, in any event, completes such cure within sixty (60) days of such written notice from the Trustee or the Majority Holders, unless the Majority Holders shall give their written consent to a longer period; or

(f)            the occurrence of an “Event of Default” under the Loan Agreement, the Mortgage or any other Financing Document other than the Continuing Disclosure Agreement.

Section 8.02.         Acceleration.

(a)            Upon the occurrence and continuance of an Event of Default under Section 8.01 hereof, the Trustee may, and upon the written request of the Majority Holders shall, by written notice delivered to the Issuer and the Company declare all Bonds Outstanding immediately due and payable in the manner and priority described herein, and such Bonds shall become immediately due and payable, anything in the Bonds or in this Indenture to the contrary notwithstanding.

(b)            Upon the acceleration, by declaration or otherwise, of the Bonds, the Trustee shall exercise its option under Section 10.2(a)(i) of the Loan Agreement to declare all unpaid installments payable by the Company under Section 5.1(a) and (c) of the Loan Agreement to be immediately due and payable.

(c)            The Trustee may annul acceleration of the Bonds if it deems the cause of the acceleration has been remedied as certified to the Trustee by the Company in an Officer’s Certificate or if directed by the Majority Holders.

Section 8.03.         Enforcement of Remedies.

(a)            In the event the Bonds are declared immediately due and payable, the Trustee may, and upon the written request of the Holders as set forth in subsection (d) below shall, proceed forthwith to protect and enforce its rights and the rights of the Holders under the Act, the Bonds or the Financing Documents by such suits, actions or proceedings as the Trustee, shall deem necessary or expedient. Upon the occurrence and continuance of any Event of Default, and upon being provided with the security and indemnity if so required pursuant to Section 9.01(c)(xiii) hereof, the Trustee shall exercise such of the rights and powers vested in the Trustee by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use in the circumstances in the conduct of his own affairs. The Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding, including, but not limited to, the following: (i) take such action as may be necessary or proper to sequester the rents and income of the Facility or any portion thereof; (ii) procure from the Company an assignment of rents and/or a consent to enter into possession of the Facility or any portion thereof and to collect rents therefrom; (iii) apply to the court for the appointment of a receiver of the rents and income of the Facility or any portion thereof; (iv) declare due and payable forthwith any principal amount remaining due and unpaid and commence an action of foreclosure; (v) apply the moneys received as rents and income from the Facility or any portion thereof, as well as moneys received by the Trustee from any receiver appointed for the Facility or any portion thereof in the Trustee’s discretion, to the maintenance and operation of the Facility or any portion thereof, the payment of taxes, water rents and assessments levied thereon and any arrears thereof, to the payment of underlying liens and to the creation and maintenance of a reserve or sinking fund; (vi) exercise rights to acquire all membership interest in the Company; (vii) direct the Operating Revenue Escrow Agent to apply all Gross Revenues as directed by the Trustee without regard to any direction by the Company; (viii) direct the Liquidity Reserve Escrow Agent to apply all funds then on deposit in the Liquidity Reserve Escrow Fund as directed by the Trustee without regard to any direction by the Company or the Guarantor, (ix) foreclose on the lien of the Mortgage; and (x) take any other remedy allowed under any of the other Financing Documents; provide, in each case, that the Trustee complies with the terms and conditions of the Consent and Agreement.

(b)            The Trustee may sue for, enforce confessions of judgment, enforce payment of and receive any amounts due or becoming due from the Issuer or the Company for the payment of the principal, premium, if any, and interest on the Outstanding Bonds under any of the provisions of the Financing Documents without prejudice to any other right or remedy of the Trustee or of the Holders.

(c)            Notwithstanding anything to the contrary contained in subsection (a) above, upon the occurrence and continuance of any Event of Default, the Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce the payment of the principal of, premium, if any, on and interest on the Bonds then Outstanding and to enforce and compel the performance of the duties and obligations of the Issuer and the Company under the Financing Documents. In addition, the Trustee may, without notice to the Issuer or the Company, exercise any and all remedies afforded the Issuer under Article X of the Loan Agreement in its name or the name of the Issuer without the necessity of joining the Issuer; provided that the Trustee complies with the terms and conditions of the Consent and Agreement.

(d)            Regardless of the happening of an Event of Default, the Trustee, if requested in writing by the Majority Holders, may and, if provided with the security and indemnity required by Section 9.01(c)(xiii) hereof, shall institute and maintain such suits and proceedings as directed by such Holders to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of any Financing Document or of any resolution authorizing the Bonds or to preserve or protect the interests of the Holders; provided that such request is in accordance with law and the provisions of this Indenture and is not unduly prejudicial to the interests of the Holders not making such request (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions are unduly prejudicial to such Holders).

(e)            Notwithstanding anything to the contrary contained in this Indenture, the Mortgage or any of the other Financing Documents, in the event the Trustee is entitled or required to commence an action to foreclose the Mortgage or otherwise exercise its remedies to acquire control or possession of the Facility, the Trustee shall not be required to commence any such action or exercise any such remedy if the Trustee has determined in good faith that the Trustee may incur liability under an Environmental Law as the result of the presence at, or release on or from, the Facility of any Hazardous Materials, unless the Trustee has received security or indemnity from a Person, in an amount and in a form all satisfactory to the Trustee in its sole discretion, protecting the Trustee from all such liability.

Section 8.04.         Appointment of Receiver. Upon the occurrence of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and the Holders under this Indenture, the Trustee shall be entitled, as a matter of right under this Indenture, subject to the terms and conditions of the Consent and Assignment, to the appointment of a receiver or receivers for the Facility and for the revenues and receipts thereof pending such proceedings, with such powers as the court making such appointment shall confer.

Section 8.05.         Application of Moneys.

(a)            All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the fees, expenses, liabilities and advances incurred or made by the Trustee (including Extraordinary Expenses and fees and expense of Trustee’s counsel), and the fees and expenses of the Issuer in carrying out this Indenture or the Loan Agreement, be deposited in the Bond Fund.

(b)            All moneys in the Bond Fund, including accounts and subaccounts therein, together with all other amounts held by the Trustee (except the Rebate Fund), following the occurrence of an Event of Default, shall be applied to the payment of the advances or liabilities incurred by the Trustee and the fees, expenses (including any attorney fees) and indemnities owed to the Issuer and the Trustee and then:

(i)            Unless the principal of the Bonds shall have become due or shall have been declared due and payable,

FIRST - To the payment of all installments of the interest then due on the Senior Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto without any discrimination or preference.

SECOND - To the payment of the unpaid principal or Redemption Price of the Senior Bonds which shall have become due (other than a Senior Bond called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in order of their due dates, with interest on such Senior Bonds, at the rate or rates expressed thereon, from the respective dates upon which such Senior Bonds became due and, if the amount available shall not be sufficient to pay the portion of the Senior Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, to the Persons entitled thereto without any discrimination or preference.

THIRD - To the payment of all installments of the interest then due on the Subordinate Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto without any discrimination or preference.

FOURTH - To the payment of the unpaid principal or Redemption Price of the Subordinate Bonds which shall have become due (other than a Subordinate Bond called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in order of their due dates, with interest on such Subordinate Bonds, at the rate or rates expressed thereon, from the respective dates upon which such Subordinate Bonds became due and, if the amount available shall not be sufficient to pay the portion of the Subordinate Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest due on such date, to the Persons entitled thereto without any discrimination or preference.

FIFTH - To the payment of the principal or Redemption Price of and interest on the Senior Bonds as the same become due and payable.

SIXTH- To the payment of the principal or Redemption Price of and interest on the Subordinate Bonds as the same become due and payable.

(ii)            If the principal of the Bonds shall have become due by declaration of acceleration or otherwise, to the payment of the principal and interest (at the rate or rates expressed thereon) then due and unpaid upon the Bonds without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, or of any Senior Bond over any other Senior Bond, ratably according to the amounts due respectively for principal and interest, to the Persons entitled thereto without discrimination or preference; provided that in all cases, there shall be no payment of principal of or interest on any Subordinate Bonds unless and until all payments of principal of and interest due on the Senior Bonds have been paid in full.

(iii)           If the principal of the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of subsection (b)(ii) above in the event that the principal of the Bonds shall later become due by declaration or otherwise, the moneys shall be applied in accordance with the provisions of subsection (b)(i) above.

(c)            On the date of a declaration of an acceleration of the Bonds, pursuant to Section 8.02(a) hereof, interest on the amount of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the application of any such moneys and of the fixing of any such date. The Trustee shall not be required to make payment to the Holder of any unpaid Bonds until such Bonds shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 8.06.         Remedies Vested in Trustee. All rights of action (including the right to file proof of claims) under this Indenture, the Loan Agreement, the Mortgage or any other Financing Document or under the Bonds may be enforced by the Trustee without the possession of the Bonds or the production thereof in any trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiff or defendant the Holders. Subject to the provisions of Section 8.05 hereof, any recovery of judgment shall be for the equal benefit of the Holders of the Outstanding Bonds.

Section 8.07.         Remedies Not Exclusive. No remedy conferred upon or reserved to the Trustee or to the Holders by this Indenture is intended to be exclusive of any other remedy. Each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or the Holders now or hereafter existing at law or in equity or by statute.

Section 8.08.         Majority Holders Control Proceedings. If an Event of Default shall have occurred and be continuing, notwithstanding anything in this Indenture to the contrary, the Majority Holders shall have the right, at any time, by an instrument in writing executed and delivered to the Trustee, to direct the method and place of conducting any proceeding to be taken in connection with the enforcement of the terms and conditions of this Indenture or for the appointment of a receiver or any other proceedings hereunder, provided that the Trustee is provided with the security and indemnity set forth in Section 9.01(c)(xiii) hereof and that such direction is in accordance with law and the provisions of this Indenture and is not unduly prejudicial to the interests of Senior Bondholders not joining in such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions are unduly prejudicial to such Holders), and provided further, that nothing in this Section shall impair the right of the Trustee in its discretion to take any other action under this Indenture which it may deem proper and which is not inconsistent with such direction by Majority Holders.

Section 8.09.          Individual Holder Action Restricted.

(a)            No Holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereunder or for any remedy under the Indenture unless:

(i)            an Event of Default has occurred of which the Trustee has been notified as provided in Section 9.01(c)(viii) hereof or of which by said Section the Trustee is deemed to have notice, and

(ii)           the Majority Holders shall have made written request to the Trustee to proceed to exercise the powers granted in this Indenture or to institute such action, suit or proceeding in its own name, and

(iii)          such Holders shall have offered the Trustee indemnity as provided in Section 9.01(c)(xiii) hereof, and

(iv)          the Trustee shall have failed or refused to exercise the powers herein granted or to institute such action, suit or proceedings in its own name for a period of sixty (60) days after receipt by it of such request and offer of indemnity, in which case the Senior Bondholders may institute such action, suit or proceeding, provided that the Subordinate Bondholders may institute such action, suit or proceeding only after the redemption of all Senior Bonds.

(b)           No one or more Holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the security of this Indenture or to enforce any right hereunder, except in the manner herein provided and for the equal benefit of the Holders of any Bonds Outstanding.

(c)            Nothing contained in this Indenture shall affect or impair, or be construed to affect or impair, the right of the Holder of any Bonds (i) to receive payment of the principal of or premium, if any, or interest on such Bonds on or after the due date thereof or (ii) to institute suit for the enforcement of any such payment on or after such due date; provided, however, no Holder of any Bonds may institute or prosecute any such suit or enter judgment therein, if, and to the extent that, the institution or prosecution of such suit or the entry of judgment therein would, under Applicable Law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture on the Trust Estate for the equal and ratable benefit of the Holders of the Bonds.

Section 8.10.         Termination of Proceedings. In case any proceeding taken by the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Holders, then the Issuer, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceeding had been taken.

Section 8.11.         Waiver and Non-Waiver of Event of Default.

(a)            Subject to the provisions of Section 8.08 hereof, the Trustee may at its discretion waive any Event of Default hereunder and its consequences and annul any acceleration in accordance with Section 8.02 hereof, and shall do so upon the written request of the Majority Holders; provided, however, that there shall not be waived (i) any Event of Default in the payment of the principal of, or premium, if any, on any Outstanding Bonds when due (whether at maturity or mandatory or optional redemption), or (ii) any default in the payment when due of the interest on any such Bonds, or (iii) any default upon which prior action has been taken by the Majority Holders, unless, prior to such waiver or rescission, all arrears of interest, with interest, to the extent permitted by law, on all arrears of payments of principal when due, and all expenses of the Trustee in connection with such default shall have been paid or provided for. No such waiver shall extend to or affect any other existing or any subsequent Event of Default.

(b)            No delay or omission of the Trustee to exercise any right or power accruing upon any Event of Default shall impair any such right or power nor shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Article to the Trustee and the Holders may be exercised from time to time and as often as may be deemed necessary or expedient.

Section 8.12.         Notice of Defaults.

(a)            Promptly after (i) the receipt of notice of an Event of Default as provided in Section 9.01(c)(viii) hereof, or (ii) the occurrence of an Event of Default of which the Trustee is deemed to have notice by such Section, the Trustee shall, unless such Event of Default shall have theretofore been cured, give written notice thereof to EMMA and DTC; provided that, except in the case of a default in the payment of the principal of or premium, if any, or interest on the Bonds, the Trustee may withhold such notice if, in its sole judgment, it determines that the withholding of such notice is in the best interest of the Holders.

(b)           The Trustee shall promptly notify the Issuer and the Company of any Event of Default of which the Trustee has received notice or is deemed to have received notice as provided in Section 9.01(c)(viii) hereof.

ARTICLE IX

THE TRUSTEE AND PAYING AGENT

Section 9.01.        Appointment of Trustee and Acceptance of Duties.

(a)            UMB Bank, N.A., is hereby appointed as Trustee. The Trustee shall signify its acceptance of the duties and obligations of the Trustee, subject to the terms and conditions set forth in subsection (b) below, by executing this Indenture. The Trustee is hereby authorized to accept and enter into each of the Security Agreements and other Financing Documents to which it is a party.

(b)            The acceptance by the Trustee of the trusts imposed upon it by this Indenture and its agreement to perform said trusts is subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture or any of the other Financing Documents against the Trustee:

(i)            Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred and has not been cured, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would use, under the circumstances, in the conduct of his own affairs.

(ii)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

(A)            this subsection shall not be construed to limit the effect of subsection (b)(i) above;

(B)            the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(C)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders, and

(D)            no provision of this Indenture shall require the Trustee to extend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(c)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of subsections (a) and (b) above.

(i)            The Trustee may execute any of the trusts or powers conferred upon it in this Indenture and perform any of its duties hereunder by or through attorneys, agents or employees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder, and the Trustee shall be entitled to act upon the opinion or advice of its counsel concerning all matters with respect to the trust and its duties hereunder and may in all cases pay such reasonable compensation to all such attorneys and agents as may reasonably be employed in connection with the trust hereunder. The Trustee may act upon an opinion of Independent Counsel selected with reasonable care and shall not be responsible for any loss or damages resulting from any action taken or omitted to be taken in good faith in reliance upon such opinion of Independent Counsel.

(ii)            The Trustee shall not be responsible or liable for or in respect of any representations, warranties or recitals herein or in the Bonds (except in respect of the Certificate of Authentication of the Trustee endorsed on the Bonds) or in any of the other Financing Documents (including, without limitation, any representations and warranties required to be made by the Trustee, as assignee, pursuant to or in connection with or as a condition to entering into any Consent and Agreement, any reliance upon which the Authority, the Company and holders of the Bonds expressly disclaim) or for the validity of the execution by the Issuer of the Indenture or for the validity of the execution by any other party of any of the other Financing Documents or for the sufficiency of security for the Bonds or for the recording or re-recording or the filing or re-filing of any of the Financing Documents or for insuring any Property securing the Bonds, or for collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplement hereto or any instrument of further assurance, or for the sufficiency or validity of the security for the Bonds, or for any value of or title to any Property securing the Bonds (except that in the event the Trustee or its designated agent enters into possession of all or any part of the Facility after an Event of Default as provided herein, it shall use reasonable care in maintaining all or any part of the Facility so entered) or for the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Company or any other party under any of the Financing Documents.

(iii)          The Trustee may become a Holder of the Bonds with the same rights which it would have if it were not Trustee.

(iv)          The Trustee may deal with any Person with the same rights which it would have and in the same manner as if it were not the Trustee.

(v)           The Trustee may conclusively rely and shall be protected in relying upon any notice, request, requisition, consent, certificate, order, affidavit, letter, telegram or other paper or document reasonably believed by it to be genuine and to have been signed or sent by the proper Person or Persons (and the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Any action taken by the Trustee pursuant to the Indenture upon the request or authority or consent of any Person who at the time of making such request or giving such authority or consent is the Holder of any Bonds shall be conclusive and binding upon all future Owners of the same Bonds and of any Bonds issued in exchange therefor or in place thereof.

(vi)          The Trustee may rely upon:

(A)            a certificate, signed by an Authorized Representative of the Issuer or the Company,

(I)              as to the existence or non-existence of any fact or facts stated therein,

(II)             as to the sufficiency or validity of any instrument, paper or proceeding, other than a resolution of the Issuer, or

(III)            prior to the occurrence of an Event of Default of which the Trustee has been notified as provided in Section 9.01(c)(viii) hereof or of which by said Section the Trustee is deemed to have notice, as to the necessity or appropriateness of any particular dealing, transaction, or action; and

(B)            a certificate, signed by the Secretary-Treasurer of the Issuer, as to the due adoption and validity of a resolution or ordinance of the Issuer.

(vii)         The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its willful misconduct or gross negligence.

(viii)        The Trustee shall not be required to take notice or be deemed to have notice of any Determination of Taxability or Event of Default, except for a default in payment of principal, Redemption Price or interest on the Bonds, unless the Trustee shall be specifically notified in writing of such Determination of Taxability or Event of Default by the Issuer, the Company or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Bonds, and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the Office of the Trustee, and, in the absence of such notice so delivered, the Trustee may conclusively assume there is no Determination of Taxability or Event of Default, except as aforesaid.

(ix)           All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust in the manner and for the purpose for which they were received, but need not be segregated from other moneys held by the Trustee, except to the extent required by this Indenture or by law. The Trustee shall not be liable for any interest on any moneys received hereunder.

(x)            At any reasonable time, the Trustee and its duly authorized agents, experts and representatives may (but shall not be obligated to) inspect any of the security for the Bonds and any books, papers and records of the Issuer or the Company pertaining to the Facility and the Bonds.

(xi)           The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers intended to be conferred upon it in this Indenture or otherwise in respect of the premises.

(xii)          The Trustee may (but shall not be obligated to) demand, as a condition of the withdrawal of any moneys or the taking of any other action contemplated by this Indenture, any certificates, opinions, appraisals, other information or corporate action or evidence thereof (in addition to any other prerequisites required in any other section hereof), which the Trustee may reasonably deem desirable for the purpose of establishing the right of the Issuer to the withdrawal of the moneys or the taking of the other action.

(xiii)        Before taking any action under this Indenture or the other Financing Documents, the Trustee may require that security or indemnity satisfactory to it be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which may be adjudicated to have resulted from its own willful misconduct or gross negligence by reason of any action so taken; provided, however, that the failure to provide the Trustee with the security and indemnity referred to in this paragraph (xiii) shall not nullify or otherwise affect the occurrence of an Event of Default hereunder.

(xiv)        The Trustee shall not be personally liable for any debts contracted, or for damages arising from injury to persons or damage to Property, or for salaries, or for nonfulfillment of contracts during any period when it may be in the possession of or managing any Property after an Event of Default as in this Indenture provided.

(xv)         The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person, or to have been prepared or furnished pursuant to any of the provisions of this Indenture or, at the sole cost or expense of the Company, and when required by the terms of this Indenture or the other Financing Documents or otherwise determined necessary in the reasonable discretion of the Trustee upon the written opinion of any attorney (who may be an attorney for the Issuer), engineer, appraiser or accountant believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon such opinion.

(xvi)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, debenture or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation, and it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(xvii)       Before taking any action under this Indenture or any of the other Financing Documents which the Trustee has determined may create any claim against the Trustee that the Trustee is liable for any penalties, fines, liabilities, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise arising out of the presence on or in the Facility or the Land of any Hazardous Material, oil, petroleum products and their byproducts or any substance that is or becomes regulated by any Federal, state or local governmental authority, the Trustee may require that such inspection, test and curative actions as it deems necessary be taken and further, that reasonable security or indemnity be furnished to it for the reimbursement of all sums to which it may be put and to protect it against liability for any of the foregoing.

(xviii)      The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, and shall also extend and apply to the actions and omissions of the Trustee under each of the other Financing Documents.

(xix)         In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(xx)          The Trustee shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of any funds held by it under this Indenture or otherwise held by it as trustee hereunder. It is agreed and understood that the entity serving as Trustee may earn fees associated with any investments of such funds in accordance with the terms of such investments. In no event shall the Trustee be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (A) serving as investment adviser, administrator, shareholder serving agent, custodian or sub-custodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments and (C) effecting transactions in investments.

(xxi)         Nothing herein shall require the Trustee to file financing statements, termination statements or continuation statements, or be responsible for maintaining the security interest purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Financing Document) and such responsibility shall be solely that of the Company.

(xxii)       The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, any of the Financing Documents or any other documents relating to the Bonds.

(xxiii)      The Trustee shall have the right to accept and act upon instructions or directions pursuant to this Indenture and the other Financing Documents sent in the form of a manually signed document by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(xxiv)  The Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Bonds, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the offering and sale of the Bonds.

Section 9.02.         Fees, Charges and Expenses of the Trustee, Bond Registrar and Paying Agents.

(a)            The Issuer shall pay or reimburse or cause the Company to pay or reimburse the Trustee, the Bond Registrar or any Paying Agent or cause the Trustee, the Bond Registrar and any Paying Agent to be paid or reimbursed, for reasonable fees for their Ordinary Services rendered hereunder and all Ordinary Expenses (including attorneys’ and agents’ fees) reasonably and necessarily paid or incurred in connection with such Ordinary Services and, in the event that it should become necessary that the Trustee, the Bond Registrar or any Paying Agent perform Extraordinary Services, reasonable extra compensation therefor, and for reasonable and necessary Extraordinary Expenses (including attorneys’ and agents’ fees) in connection therewith; provided, that if such Extraordinary Services or Extraordinary Expenses are occasioned by the gross negligence or willful misconduct of the Trustee, the Bond Registrar or any Paying Agent, as the case may be, it shall not be entitled to compensation or reimbursement therefor. The Issuer shall pay or reimburse or cause the Company to pay or reimburse the Trustee, or cause the Trustee to be paid or reimbursed, for the reasonable fees and expenses of the Trustee as Paying Agent and Bond Registrar as hereinabove provided.

(b)            The Company shall indemnify each of the Trustee or any predecessor Trustee and their officers, directors, employees, attorneys, consultants, contractors, advisors and agents for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the actions and omissions of the Trustee hereunder and under the other Financing Documents, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own gross negligence or willful misconduct.

(c)            When the Trustee incurs expenses or renders services in connection with a bankruptcy or insolvency proceeding, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(d)            The obligation of the Issuer or the Company under this Section to pay and reimburse and indemnify the Trustee, the Bond Registrar and any Paying Agent shall constitute additional indebtedness secured hereunder, and the Trustee, the Bond Registrar and any Paying Agent shall have a first Lien, with right of payment prior to payment on account of interest on, or principal of, any Bonds, upon the Trust Estate for the foregoing fees, expenses and indemnification. The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 9.03.          Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which, in the opinion of the Trustee, has a substantial bearing on the interests of the Holders, the Trustee may, and, if so requested in writing by the Majority Holders, shall, intervene on behalf of the Holders.

Section 9.04.         Right of Trustee to Pay Taxes, Insurance Premiums and Other Charges.

(a)            If any tax, assessment or governmental or other charge upon any part of the Trust Estate is not paid or any insurance is not maintained as required herein, or if an Event of Default occurs and the Trustee incurs costs and expenses in accordance with Section 10.4 of the Loan Agreement, the Trustee may pay such tax, assessment, governmental or other charge or insurance premium, without prejudice, however, to any rights of the Trustee or the Holders hereunder arising in consequence of such failure. Any amount so paid under this Section shall become so much additional indebtedness secured by this Indenture, and the same shall be given a preference in payment over the Bonds and interest thereon and shall be paid out of the proceeds of revenues collected from the Trust Estate, if not otherwise caused to be paid.

(b)            The Trustee shall be under no obligation to make any payment described in subsection (a) above, unless it shall have been requested in writing to do so by the Majority Holders and shall have been provided with adequate funds to make such payment.

Section 9.05.        Merger or Consolidation of Trustee. Any corporation or national banking association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its trust business and assets, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto.

Section 9.06.         Resignation by the Trustee. The Trustee and any successor Trustee may at any time resign from the trusts hereby created and be discharged of its duties and obligations under this Indenture by giving not less than sixty (60) days written notice to the Issuer and the Company, and by first class mail, to each Holder of an Outstanding Bond. Such resignation shall take effect upon the date specified in such notice; provided, however, that in no event shall such a resignation take effect until a successor Trustee has been appointed pursuant to Section 9.08 hereof; provided, further, however, that if a successor Trustee is not appointed within such sixty (60) day period, the Trustee may petition any court of competent jurisdiction to have a successor Trustee appointed.

Section 9.07.         Removal of the Trustee. The Trustee may be removed at any time without cause upon not less than 60 days’ prior written notice by an instrument which (a) is signed by the Majority Holders, (b) specifies the date on which such removal shall take effect and the name and address of the successor Trustee and (c) is delivered to the Trustee, the Issuer and the Company. The Trustee may also be removed at any time for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provisions of this Indenture or the Loan Agreement, by any court of competent jurisdiction upon the application by the Issuer, the Company and the Holders of at least fifty percent (50%) in aggregate principal amount of the Outstanding Bonds. Notwithstanding anything herein to the contrary, no removal shall be effective, unless and until a successor Trustee is appointed as provided in Section 9.08 hereof and such removal shall not affect any past due and owing fees, expenses and indemnification pursuant to Section 9.02 hereof.

Section 9.08.         Appointment of Successor Trustee by the Holders; Temporary Trustee.

(a)            In case the Trustee hereunder shall resign, or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor Trustee may be appointed by the Majority Holders by an instrument signed by such Holders and delivered to such successor Trustee, the predecessor Trustee, the Issuer and the Company. Notice of such appointment shall be given to DTC and EMMA within ten (10) Business Days after delivery to the Issuer of the instruments appointing such successor Trustee.

(b)            In case of the occurrence of any event affecting the Trustee hereunder described in subsection (a) above, the Issuer, by an instrument signed by the Chairperson and attested by the Secretary-Treasurer, shall appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Holders in the manner provided in subsection (a) above. Such instrument appointing such temporary Trustee by the Issuer shall be delivered to the temporary Trustee so appointed, to the predecessor Trustee and to the Company. Any such temporary Trustee appointed by the Issuer shall immediately and without further act be superseded by any successor Trustee appointed by the Holders. Notice of any such appointment shall be given to DTC and EMMA within ten (10) Business Days after delivery to the temporary successor Trustee of the instrument appointing such successor Trustee.

(c)            Any Trustee appointed pursuant to the provisions of this Section shall be a national banking association, trust company or bank which is authorized to exercise the corporate trust powers intended to be conferred upon it by this Indenture, having combined capital and surplus of at least $50,000,000 or any other corporate or individual trustee duly authorized and empowered to act as Trustee hereunder and reasonably acceptable to the Issuer and approved by the Majority Holders.

(d)            In case of the occurrence of an event affecting the Trustee hereunder described in subsection (a) above, and neither a successor Trustee has been appointed by the Holders pursuant to such subsection (a), nor a temporary Trustee has been appointed by the Issuer pursuant to subsection (b) above within thirty (30) days thereafter, the Trustee shall have the right to petition a court of competent jurisdiction for the appointment of a successor Trustee.

Section 9.09.         Concerning Successor Trustees.

(a)            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and the Issuer an instrument accepting such appointment hereunder. Thereupon, such successor, without any further act, deed, or conveyance, shall become fully vested with all the properties, rights, powers, trusts, duties and obligations of its predecessor Trustee.

(b)            Upon payment of all fees and expenses, every predecessor Trustee shall, on the written request of the Issuer or the successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the Properties, rights, powers and trusts of such predecessor hereunder. Every predecessor Trustee shall deliver to its successor Trustee all securities and moneys held by it as Trustee hereunder and a complete transcript of the proceedings by which the Bonds were issued. If any instrument from the Issuer shall be requested by any successor Trustee to more fully and certainly vest in such successor Trustee the Properties, rights, powers and duties hereby vested or intended to be vested hereunder, any and all such instruments shall be executed, acknowledged and delivered by the Issuer.

(c)            The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed and/or recorded by the successor Trustee in each recording office where the Mortgage shall have been filed and/or recorded.

Section 9.10.         Successor Trustee as Custodian of Funds, Paying Agent and Bond Registrar. In the event of a change of Trustee, the predecessor Trustee shall cease to be (a) custodian of the Funds created pursuant to Section 4.01 hereof and of all other moneys, Properties, rights and assets of the Issuer, (b) Paying Agent for the principal of and interest on the Bonds and (c) Bond Registrar, and the successor Trustee shall become such custodian, Paying Agent and Bond Registrar. Every predecessor Trustee shall deliver to its successor Trustee all books of account and all other records, documents and instruments relating to its duties as such custodian, Paying Agent and Bond Registrar.

Section 9.11.         Trustee Acts as Paying Agent and Bond Registrar. The Trustee is hereby designated and, by executing this Indenture, agrees to act as Paying Agent and Bond Registrar for and in respect to the Bonds.

Section 9.12.        Co-Trustees.

(a)            At any time or times, for any purpose (including the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located), the Issuer and the Trustee shall have the power to appoint, and, upon the request of the Trustee or of the Majority Holders, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Trustee either to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such person or persons, in such capacity, such right to the Trust Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Issuer and the Trustee may consider necessary or desirable subject to the remaining provisions of this Section 9.12.

(b)            If the Issuer shall not have joined in the appointment of any co-trustee or separate trustee as described in Section 9.12(a) within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

(c)            The Issuer shall execute, acknowledge and deliver all such instruments as may be required by any co-trustee or separate trustee appointed in accordance with Section 9.12(a) to more fully confirm such title, rights, powers, trusts, duties and obligations to the applicable co-trustee or separate trustee.

(d)            Every co-trustee or separate trustee appointed pursuant to Section 9.12(a) shall, to the extent permitted by law but to such extent only, be appointed subject to the following terms, namely:

(i)             The Bonds shall be authenticated and delivered, and all rights, powers, trusts, duties and obligations by this Indenture conferred upon the Trustee in respect of the custody, control or management of moneys, papers, securities and other personal property shall be exercised solely by the Trustee;

(ii)            All rights, powers, trusts, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

(iii)           Any request in writing by the Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking of such action by such co-trustee or separate trustee.

(iv)           Any co-trustee or separate trustee may delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise.

(v)            The Trustee at any time, by an instrument in writing, with the concurrence of the Issuer, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 9.12, and, in case of a continuing Event of Default, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(vi)           No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(vii)          Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each co-trustee or separate trustee.

(viii)        Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

(e)            Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, such trustee shall be vested with such interest in and to the Trust Estate or any part thereof, and with such rights, powers, duties or obligations, as shall be specified in the instrument of appointment jointly with the Trustee (except insofar as local law makes it necessary for any such acceptance), shall be filed with the Trustee. Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Trustee its or his attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name.

(f)             In case any co-trustee or separate trustee shall become incapable of acting, resign or be removed, the title to the Trust Estate and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner provided in this Section 9.12.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01.         Supplemental Indentures Not Requiring Consent of Holders.

(a)            With fifteen (15) days’ notice to the Holders and so long as no Event of Default has occurred and is continuing, the Issuer and the Trustee may enter into one or more Supplemental Indentures, not inconsistent with the terms and provisions hereof, for any one or more of the following purposes:

(i)              to cure any ambiguity or formal defect or omission in this Indenture;

(ii)             to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Holders or the Trustee;

(iii)            to add to the covenants and agreements of the Issuer in this Indenture, other covenants and agreements to be observed by the Issuer;

(iv)           to more precisely identify the Trust Estate;

(v)            to subject to the Lien of the Indenture additional revenue, receipts, Property or collateral;

(vi)           to evidence the appointment of a successor Trustee;

(vii)          to modify, amend or supplement this Indenture to permit a transfer of Bonds from one Depository to another or the discontinuance of the Book-Entry System and issuance of replacement Bonds to the Holders;

(viii)         to make any change herein necessary, in the opinion of Bond Counsel, to maintain the exclusion of the interest on any Outstanding Tax-Exempt Bonds from gross income of the Holders thereof for Federal income tax purposes; or

(ix)            to modify, amend or supplement this Indenture to permit the Paying Agent or the Registrar to assume any administrative duties of the Trustee hereunder, or for the Trustee to assume any administrative duties of the Paying Agent or the Registrar hereunder.

(b)            The Trustee may rely upon an Officer’s Certificate and an opinion of Independent Counsel as conclusive evidence that any such Supplemental Indenture complies with the foregoing conditions and provisions and an opinion of Independent Counsel that such Supplemental Indenture is authorized and permitted by the Indenture, and will be valid and binding against the Issuer, enforceable in accordance with its terms.

Section 10.02.        Supplemental Indentures Requiring Consent of Holders.

(a)            Except as provided in Section 10.01 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Bonds shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such Supplemental Indentures as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in this Indenture, any Supplemental Indenture or the Bonds; provided, however, that nothing contained in this Section shall permit:

(i)             a change in the terms of redemption or maturity of the principal or the time of payment of interest on any Outstanding Bonds or a reduction in the principal amount of or premium, if any, on any Outstanding Bonds or the rate of interest thereon, without the consent of the Holder of such Bonds; or

(ii)            the creation of a Lien upon the Trust Estate ranking prior to or on a parity with the Lien created by this Indenture, without the consent of the Holders of 75% of all Outstanding Bonds, or

(iii)           the creation of a preference or priority of any Bond over any other Bond, without the consent of all Holders who are adversely affected thereby unless to affirm and clarify subordination of Subordinate Bonds to Senior Bonds, without the consent of the Holders of 75% of all Outstanding Senior Bonds, or if no Senior Bonds remain outstanding, 75% of all Outstanding Subordinate Bonds; or

(iv)           a reduction in the aggregate principal amount of the Bonds required for consent to such Supplemental Indenture, without the consent of 75% the Holders of the Outstanding Senior Bonds, or if no Senior Bonds remain outstanding, 75% of all Outstanding Subordinate Bonds.

(b)             If at any time the Issuer shall request the Trustee to enter into a Supplemental Indenture for any of the purposes of subsection (a) above, the Trustee, upon being satisfactorily indemnified with respect to expenses, shall cause notice of the proposed execution of such Supplemental Indenture to be sent to each Holder at the address of such Holder appearing on the registration books maintained by the Bond Registrar pursuant to this Indenture; provided, however, that the failure to give such notice or any defect therein shall not affect the validity of any proceeding taken pursuant hereto. Such notice shall briefly summarize the contents of the proposed Supplemental Indenture and shall state that copies thereof are on file at the Office of the Trustee for inspection by the Holders.

(c)             If, within such period after the first mailing of the notice required by subsection (b) above as the Issuer shall prescribe, with the approval of the Trustee, the Issuer shall deliver to the Trustee an instrument or instruments executed by the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds referring to the proposed Supplemental Indenture as described in such notice and consenting to and approving the execution thereof, the Trustee shall, upon receipt of all other items required under this Indenture in connection with such Supplemental Indenture, execute such Supplemental Indenture.

(d)             If the Holders of not less than the required percentage in aggregate principal amount of the Outstanding Bonds at the time of the execution of any such Supplemental Indenture shall have consented to and approved the execution thereof as herein provided, no Holder of any Bond shall have any right to object to any of the terms and provisions contained therein or in any manner to question the propriety of the execution thereof or enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

(e)             The Trustee may rely on an Officer’s Certificate and an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification and the evidence of requisite Holder consent comply with the requirements of this Section, and shall receive an opinion of Independent Counsel that such Supplemental Indenture is authorized and permitted by the Indenture, is valid and binding on the Issuer and is enforceable against the Issuer in accordance with its terms.

(f)             The Trustee shall not be required to execute a Supplemental Indenture or amendment if such Supplemental Indenture or amendment adversely affects its duties, rights or immunities.

Section 10.03.        Consent of Company to Supplemental Indentures. Notwithstanding anything contained in this Indenture to the contrary, no Supplemental Indenture shall become effective, unless and until the Company shall have consented in writing to the execution and delivery of such Supplemental Indenture or the execution and delivery of such Supplemental Indenture is legally required or required in order to maintain the exemption from gross income of the interest on the Tax-exempt Bonds based on the advice of Bond Counsel, so long as there is then no Event of Default occurring and continuing hereunder.

Section 10.04.         Effect of Supplemental Indentures. Any Supplemental Indenture executed in accordance with the provisions of this Article shall thereafter form a part of this Indenture. All the terms and conditions contained in any such Supplemental Indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

ARTICLE XI

AMENDMENT OF LOAN AGREEMENT,

MORTGAGE AND TAX COMPLIANCE AGREEMENT

Section 11.01.        Amendments to Loan Agreement.

(a)            With fifteen (15) days’ notice to the Holders and so long as no Event of Default has occurred and is continuing, the Issuer and the Company may enter into, and the Trustee may consent to, any amendment, change or modification of the Loan Agreement as may be required (i) by the provisions thereof or of this Indenture, (ii) for the purpose of curing any ambiguity or formal defect or omission therein or (iii) in connection with correcting the legal description of the Facility.

(b)            Except for amendments, changes or modifications as provided in subsection (a) above, neither the Issuer nor the Trustee shall consent to any amendment, change or modification of the Loan Agreement without notice thereof being given to the Holders in the manner provided in Section 10.02 hereof and the written approval or consent of the Majority Holders procured and given in the manner set forth in Section 10.02 hereof; provided, however, that no such amendment shall be permitted, which changes the terms of payment thereunder without the consent of 75% of the Holders of all of the Outstanding Senior Bonds.

(c)            The Trustee may rely on an Officer’s Certificate and an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification and the evidence of requisite Holder consent comply with the requirements of this Section, and shall receive an opinion of Independent Counsel that such amendment is authorized and permitted by the Indenture, is valid and binding on the Issuer and is enforceable against the Issuer in accordance with its terms.

Section 11.02.        Amendments to Security Documents.

(a)            With fifteen (15) days’ notice to the Holders and so long as no Event of Default has occurred and is continuing, the Issuer and the Trustee, with the consent of the Company, may enter into any amendment, change or modification of any Security Document (i) to cure any ambiguity, supply any omission, or cure or correct any defect or inconsistent provision in the Security Documents or (ii) to correct the legal description of the real property subject thereto.

(b)            Except for amendments, changes or modifications authorized by subsection (a) above, the Issuer and the Trustee shall not enter into any other amendment, change or modification of the Security Documents, unless the consent of the Majority Holders is procured and given in the manner set forth in Section 10.02 hereof.

(c)            The Trustee may rely on an Officer’s Certificate and an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification complies with the provisions of this Section and shall receive an opinion of Independent Counsel that such amendment is authorized or permitted by the Indenture, is valid and binding on the Issuer and is enforceable against the Issuer in accordance with its terms.

Section 11.03.        Amendments to Tax Compliance Agreement

(a)            Without the consent of or notice to any of the Bondholders, the Issuer and the Company may enter into, and the Trustee may consent to, any amendment, change or modification of the Tax Compliance Agreement as may be required (i) for the purpose of curing any ambiguity or formal defect or omission, (ii) in connection with any other change therein which does not, based upon an opinion of Bond Counsel, adversely affect the interests of the Trustee or the Owners of the Bonds, (iii) based on the advice of Bond Counsel, to comply with such rulings, regulations, legislation or judicial decisions as may be applicable to the Bonds, or (iv) to reflect additional facts and terms relevant to the provisions of the Bonds.

(b)            Except for amendments, changes or modifications as provided in subsection (a) above, neither the Issuer nor the Trustee shall consent to or enter into any amendment, change or modification of the Tax Compliance Agreement, unless the consent of the Holders of not less than a majority in aggregate principal amount of Tax-Exempt Bonds at the time Outstanding is procured and given in the manner set forth in Section 10.02 hereof.

(c)            The Trustee may rely upon an Officer’s Certificate and an opinion of Independent Counsel as conclusive evidence that any such amendment, change or modification complies with the provisions of this Section and shall receive an opinion of Independent Counsel that such amendment is authorized or permitted by the Indenture, is valid and binding on the Issuer and is enforceable against the Issuer in accordance with its terms.

Section 11.04         Consent of Trustee. Amendments to the Loan Agreement, the Mortgage, the Tax Compliance Agreement or any other Financing Document which modify or affect the duties, liabilities or obligations of the Trustee shall not become effective unless first consented to in writing by the Trustee, which may withhold such consent in its discretion.

ARTICLE XII

Section 12.01.        Subordination.

(a)            Notwithstanding any other provision of this Indenture or the other Bond Documents or the Financing Documents, the Subordinate Bonds shall be subordinate and subject in right of payment to the prior payment in full, as, when and to the extent due, of the Senior Bonds, in accordance with this Article XII, and the Holders of any Subordinate Bonds, whether upon original issue or upon transfer or assignment thereof, accept and agree to be bound by the provisions of this Article XII.

(b)            Upon any payment or distribution of assets held hereunder,

(i)            On each Interest Payment Date, interest due and payable on all Senior Bonds shall be paid in full before any payment of interest due on such Interest Payment Date is made upon any Subordinate Bonds, and if funds on deposit in the Senior Interest Subaccount are insufficient to pay such interest, funds from the following accounts shall be applied to satisfy such interest payment obligation with respect to the Senior Bonds prior to the application of any such funds to the payment of interest on the Subordinate Bonds due on such Interest Payment Date: (a) first, from the Subordinate Bonds Debt Service Reserve Fund until all the funds therein are exhausted, (b) second, from the Subordinate Interest Subaccount until all the funds therein are exhausted and (c) third, from the Subordinate Principal Subaccount;

(ii)            On each Principal Payment Date, principal due and payable on all Senior Bonds shall be paid in full before any payment of principal due on such Principal Payment Date is made on any Subordinate Bonds, and if funds on deposit in the Senior Principal Subaccount are insufficient to pay such principal, funds from the following accounts shall be applied to satisfy such principal payment obligation with respect to the Senior Bonds prior to the application of any such funds to the payment of principal on the Subordinate Bonds due on such Principal Payment Date: (a) first, from the Subordinate Bonds Debt Service Reserve Fund until all the funds therein are exhausted, (b) second, from the Subordinate Principal Subaccount until all the funds therein are exhausted and (c) third, from the Subordinate Interest Subaccount;

(iii)           One each Bond Payment Date associated with a redemption of Bonds, all Debt Service Payments with respect to Senior Bonds shall first be paid or duly provided for before any Debt Service Payment due on such Bond Payment Date is made with respect to any Subordinate Bonds, and if funds on deposit in the Senior Bonds Debt Service Reserve Fund are required but insufficient to make such Debt Service Payments, funds from the following accounts shall be applied to make such Debt Service Payments with respect to the Senior Bonds prior to the application of any such funds to make Debt Service Payments on the Subordinate Bonds due on such Bond Payment Date: (a) first, from the Subordinate Bonds Debt Service Reserve Fund until all the funds therein are exhausted, (b) second, from the Subordinate Interest Subaccount until all the funds therein are exhausted and (c) third, from the Subordinate Principal Subaccount;

(iv)           any payment or distribution of assets held hereunder of any kind or character, whether in cash, property or securities, to which the Holders of the Subordinate Bonds would be entitled except for the provisions of this Article XII, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Subordinate Bonds, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Trustee for the benefit of the Holders of Senior Bonds, to the extent necessary to pay or provide for the payment of all Senior Bonds in full before any payment is made upon the indebtedness evidenced by the Subordinate Bonds; and

(v)            in the event that, notwithstanding the foregoing, upon any such dissolution or winding up or liquidation of any payment or distribution of assets of the Issuer or the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer or the Company being subordinated to the payment of the Subordinate Bonds, shall be received by the Holders of the Subordinate Bonds before all Senior Bonds are paid or duly provided for in full, the proceeds of such payment of distribution which is received by the Issuer, the Trustee or the Holders of the Subordinate Bonds shall be held in trust for the benefit of the Holders of the Senior Bonds and such payment or distribution shall be paid over to the Trustee for the benefit of the Holders of such Senior Bonds for application to the payment thereof until such Senior Bonds shall have been paid or provision for such payment shall have been made in full.

Upon any payment or distribution of assets of the Issuer or the Company referred to in this Section 12.01, the Trustee and the Holders of the Subordinate Bonds shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Issuer, the Trustee or the Holders of the Subordinate Bonds for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the Holders of Senior Bonds and other indebtedness of the Issuer or the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto, or to this Article.

All payments or distributions upon or with respect to the Subordinated Bonds, other than payments permitted above in this subsection (b), which are received prior to the payment and satisfaction in full of the Senior Bonds in accordance with the Indenture or contrary to the provisions of the Indenture, shall be received in trust for the benefit of the Holders of the Senior Bonds, shall be segregated from other funds and property held by the Trustee for the benefit of the Holders of Subordinate Bonds, and shall be forthwith applied to payment on the Senior Bonds, in the same form as so received (with any necessary endorsement therefore) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Bonds in accordance with the Bond Documents.

(c)            The provisions of subsection (b) are solely for the purpose of defining the relative rights of the owners of Senior Bonds on the one hand, and the Holders of Subordinate Bonds on the other hand, and nothing therein shall impair, as between the Issuer and the Holders of the Subordinate Bonds, the obligation of the Issuer, which is unconditional and absolute, to pay to the Holders thereof the principal thereof and premium, if any, and interest thereon in accordance with their terms, nor shall anything therein prevent the Holders of the Subordinate Bonds from exercising all remedies otherwise permitted by applicable law or thereunder upon default thereunder, subject to the rights under subsections (b) and (c) of the owners of Senior Bonds to receive cash, property or securities from the funds pledged to Senior Bonds under this Indenture otherwise payable or deliverable to the Holders of the Subordinate Bonds and the rights of the Holders of the Senior Bonds to control the exercise of remedies as provided in subsection (d) below.

(d)            Without the prior written consent of the Holders of the Senior Bonds, the Trustee and Holders of the Subordinate Bonds will not permit the terms of its Subordinate Bonds or any other document (including the Bond Documents) between the Holders of the Subordinate Bonds, or the Trustee on behalf such Holders, and the Borrower to be changed or cause or allow the Subordinate Bonds to be increased beyond the amount due and owing under the applicable Notes as the date hereof other than in accordance with the Bond Documents.

(e)            Exercise of Remedies.

(i)             So long as any Senior Bond is Outstanding, the exercise of remedies hereunder and under all Financing Documents will be controlled exclusively by the holders of the Senior Bonds.

(ii)            Unless and until all Senior Bonds have been paid in full as provided herein, the holders of Subordinate Bonds shall not, without the prior written consent of the Majority Holders (a) accelerate the maturity of all or any part of the Subordinate Bonds, (b) collect or attempt to collect all or any part of the Subordinate Bonds whether through commencement of proceeding against the Issuer or the Company, or join with any creditor in any such proceeding or any Reorganization proceeding, (c) take possession of, or attempt to realize on, any properties or assets of the Borrower; (d) accept any collateral as security for the Subordinate Bonds (other than the Collateral pledged under the Bond Documents for the Subordinate Bonds) foreclose or take any other action to realize upon any document securing the Subordinate Bonds, (e) contest, protest or object to any action taken by the Trustee with respect to the Senior Bonds unless and until the Senior Bonds have been fully and indefeasibly paid and satisfied in full, (f) exercise any other available contractual or legally available remedy at law or inequity, or (g) direct the Trustee to take any such action or proceed in any way to enforce any claims it has or may have against the Borrower with respect to the Subordinate Bonds.

(iii)           The Holders of the Senior Bonds Outstanding (acting by the Majority Holders) may direct the exercise of each and all remedies hereunder and under any Financing Document, without regard to the interests of the holders of the Subordinate Bonds or the effect of such exercise on the Holders of the Subordinate Bonds. The Trustee shall be fully protected from any claim by the Holder of any Subordinate Bond for acting at the direction of the holders of the Senior Bonds in exercising remedies in accordance with the provisions hereunder or under any Financing Document.

Section 12.02         Amendments to Senior Bonds not Requiring Consent of Holders of Subordinate Bonds. The Holders of the Senior Bonds may extend, renew, modify or amend the terms of Senior Bonds or any Financing Document or any security therefor and release, sell or exchange such security and otherwise deal freely with the Issuer, the Company or the Trustee, all without notice to or consent of the Holders of the Subordinate Bonds and without affecting the liabilities and obligations of, the Issuer, the Company or the Holders of the Subordinate Bonds.

Section 12.03.        Rights of Holders of Subordinate Bonds. Subject to and only upon the payment in full of all Senior Bonds as provided herein, the Holders of the Subordinate Bonds shall be subrogated to the rights of the Holders of Senior Bonds to receive payments or distributions of assets of the Issuer until the Subordinate Bonds shall be paid in full, and no payments or distributions to the Holders of Senior Bonds shall, as between the Issuer on the one hand, or the Holders of the Subordinate Bonds on the other, be deemed to be a payment by the Issuer to or on account of the Subordinate Bonds on the other, provided, that in the event the Borrower issues any Additional Bonds as Senior Bonds under Section 2.13 of this Indenture, the Holders of Subordinate Bonds shall automatically and immediately become subordinate to the rights of the Holders of Senior Bonds upon the issuance of such Senior Bonds. It is being understood that the provisions of this Article are and are intended solely for the purpose of defining the rights of the Holders of the Subordinate Bonds and nothing in this Article shall or is intended to, as between the Issuer on the one hand and the Holders of the Subordinate Bonds on the other, impair the obligation of the Issuer, which is unconditional and absolute, to pay from the sources herein provided to the Holders of the Subordinate Bonds the principal of and premium, if any, and interest on the Subordinate Bonds in accordance with their terms and the priorities set forth herein, nor shall anything in this Article XII prevent the Trustee or the Holder of any Subordinated Bond from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject in all cases to the provisions of this Article XII.

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ARTICLE XIII

MISCELLANEOUS

Section 13.01.        Consent of Holders.

(a)            Any consent, request, direction, approval, objection or other instrument required or permitted by this Indenture to be signed and executed by the Holders may be in any number of writings of similar tenor and may be signed or executed by such Holders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of the Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture and may be conclusively relied on by the Trustee with regard to any action taken thereunder:

(i)             The fact and date of the execution by any Holder or his attorney of such instrument may be proved by (A) the certificate (which need not be acknowledged or verified) of an officer of a bank or trust company satisfactory to the Trustee or of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he purports to act, that the person signing such instrument acknowledged to him the execution thereof on such date, or (B) by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Holder may be established without further proof if such instrument is signed by a person purporting to be the president or a vice-president of such corporation.

(ii)            The ownership of any Bond shall be proven by the registration books maintained by the Bond Registrar pursuant to this Indenture.

(b)            Any request, consent or vote of the Holder of any Bond shall bind all future Holders of such Bond with respect to anything done or suffered to be done or omitted to be done by the Issuer or the Trustee in accordance therewith, unless and until such request, consent or vote is revoked by the filing with the Trustee of a written instrument, signed and executed by the Holder of the Bond, in form and substance and within such time as shall be satisfactory to the Trustee.

(c)            Notwithstanding any provision hereof to the contrary, in the case of any provision of this Indenture providing for the consent or approval of the Holder of any Bond, the Issuer and the Trustee acknowledge and agree that the approval or withholding of any requested consent, waiver or approval may be withheld or granted in the Holder’s sole and absolute discretion.

Section 13.02.        Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be inferred from this Indenture or the Bonds is intended or shall be construed to give to any Person, other than the parties hereto, the Holders of the Bonds and their successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Indenture or any covenants, conditions and provisions herein contained. This Indenture and all of the covenants, conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, the Holders of the Bonds and their successors and assigns as herein provided.

Section 13.03.         Severability.

(a)            If any provision of this Indenture shall, for any reason, be held or shall, in fact, be inoperative or unenforceable in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance or render any other provision herein contained inoperative or unenforceable.

(b)            The invalidity of any one or more phrases, sentences, clauses, paragraphs or sections in this Indenture shall not affect the remaining portion of this Indenture or any part thereof.

Section 13.04.        Notices.

(a)            All notices, directions, consents, approvals, certificates or other communications hereunder shall be in writing and unless otherwise specifically directed or permitted by another Section of this Indenture, shall be (a) personally delivered, or (b) sent by United States Postal Service prepaid registered or certified mail, return receipt requested, or (c) sent overnight via Federal Express, UPS or other substantial national delivery service, addressed as follows:

To the Issuer:	With Copy To:

Southern Ohio Port Authority	Frost Brown Todd LLC
602 7th Street, Room 404	3300 Great American Tower
Portsmouth, Ohio 45662	301 East Fourth Street
Attn: Chairperson	Cincinnati, Ohio 45202
Attention: Patrick M. Woodside, Esq.

To the Trustee:

UMB Bank, N.A.

120 South 6th Street, Suite 1400

Minneapolis, Minnesota 55402

Attn: Corporate Trust

To the Company:	With Copy To:

PureCycle: Ohio LLC	Locke Lorde LLP
5950 Hazeltine National Drive	7850 Five Mile Road
Suite 650	Cincinnati, Ohio 45230
Orlando, FL 32822	Attention: Margaret W. Comey, Esq.
Attention: Michael Otworth
Chief Executive Officer

(b)            A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Trustee to either of the other shall also be given to the Company so long as no Event of Default involving the Company hereunder or under the Financing Agreements has then occurred and is continuing. The Issuer, the Company and the Trustee by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. All notices shall be deemed given on the date of personal delivery or, if mailed, five (5) days after mailing, or, if given by overnight delivery service, on the date of receipt, as indicated in the records of the overnight delivery service.

Section 13.05.        Counterparts. This Indenture may be executed in two or more counterparts, each of which shall constitute an original and shall be fully binding on the signing party(ies), and, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement.  Furthermore, the parties hereto each expressly agrees that if the signature of any party on this Agreement is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy or generated by electronic signature software such as DocuSign), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

Section 13.06.        Applicable Law. This Indenture shall be governed exclusively by the applicable laws of the State.

Section 13.07.        No Recourse; Special Obligations.

(a)            No recourse shall be had for the payment of the principal of, or premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in this Indenture, the Bonds, the Loan Agreement or any other Financing Document, against any past, present or future officer, elected official, agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of any of the Bonds.

(b)            Notwithstanding any provision of this Indenture to the contrary, the Issuer shall not be obligated to take any action pursuant to any provision hereof unless (i) the Issuer shall have been requested to do so in writing by the Company or the Trustee and (ii) if compliance with such request is reasonably expected to result in the incurrence by the Issuer (or any member, officer, agents, servant or employee of the Issuer) in any liability, fees, expenses or other costs, the Issuer shall have received from the Company security or indemnity satisfactory to the Issuer for protection against all such liability, however remote, and for the reimbursement of all such fees, expenses and other costs.

(c)            Notwithstanding anything to the contrary, any liability for payment of money and any other liability or obligation which the Issuer may incur under the Bonds, this Indenture or the Financing Documents shall not constitute a general obligation of the Issuer but shall constitute limited obligations of the Issuer payable solely from and enforced only against the Trust Estate.

Section 13.08. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.09. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. Upon the occurrence of any such event, the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10. Consent to Jurisdiction. To the fullest extent permitted by applicable law, the parties hereto irrevocably submit to the jurisdiction of the United States District Court or the United States Bankruptcy Court for the Southern District of Ohio or any State court located in Scioto County, Ohio or Lawrence County, Ohio, in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Bonds and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue in any such court. Any final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Parties and may be enforced in any courts to the jurisdiction of which each such party is subject by a suit upon such judgment, provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.

Section 13.11. Waiver of Jury Trial. EACH OF THE COMPANY, THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.

[Signature Page to Indenture]

IN WITNESS WHEREOF, the Southern Ohio Port Authority, has caused this Indenture to be signed in its name and behalf by its Chairperson and attested by its Secretary-Treasurer to evidence its acceptance of the trusts hereby created. UMB Bank, N.A., has caused this Indenture to be signed in its name and behalf by one of its authorized officers all as of the day and year first above written.

SOUTHERN OHIO PORT AUTHORITY

	By:	/s/ Robert Horton
Chairperson
Attest: /s/ Mark Ward
Secretary-Treasurer of the Southern Ohio Port Authority

UMB BANK, N.A., as Trustee

By:	/s/ Katie Carlson

Printed:	Katie Carlson

Title:	Vice President

S-1

CERTIFICATE

The undersigned, Fiscal Officer of the Southern Ohio Port Authority, hereby certifies that the moneys required to meet the obligations of the Authority during the year 2020 under the foregoing Trust Indenture have been lawfully appropriated by the Board of Directors of the Authority for such purposes and are in the treasury of the Authority or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances.  This certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.

Dated:	October 7	, 2020	/s/ Mark Ward
Secretary-Treasurer
Southern Ohio Port Authority

S-2

EXHIBIT A-1

FORM OF SERIES 2020A BOND

EACH HOLDER OF THIS SERIES 2020A BOND (AS HEREINAFTER DEFINED): (1) WILL NOT SELL OR OTHERWISE TRANSFER THIS SERIES 2020A BOND OTHER THAN: (A) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), PURCHASING FOR ITS OWN ACCOUNT OR TO THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER; OR (B) TO AN ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501 OF REGULATION D OF THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR; AND (2) WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SERIES 2020A BOND OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

Unless this Series 2020A Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), or its agent for registration of transfer, exchange, or payment, and any Series 2020A Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the owner hereof, Cede & Co., has an interest herein.

REGISTERED	$[Principal Amount]

AR-1

UNITED STATES OF AMERICA

SOUTHERN OHIO PORT AUTHORITY

EXEMPT FACILITY REVENUE BONDS

(PURECYCLE PROJECT), TAX-EXEMPT SERIES 2020A

Interest Rate	Dated Date	Maturity Date	CUSIP

__.__%	October 7, 2020	December 1, 20__	84355A ___

Registered Owner:	CEDE & CO., as nominee of DTC

Principal Sum:	Dollars ($[Principal Amount])

The Southern Ohio Port Authority, a port authority and political subdivision existing under the laws of the State of Ohio (the “Issuer”), acknowledges itself indebted and for value received does hereby promise to pay, but solely from the source and as hereinafter provided, to the Registered Owner (named above), or registered assigns, on the Maturity Date set forth above (subject to the right of prior redemption as hereinafter provided), the Principal Sum stated above and in like manner to pay interest on said sum from the Dated Date stated above or from the most recent Interest Payment Date to which interest has been paid or provided for, at the interest rate per annum specified above, semi-annually on the first day of June and December of each year (each, a “Bond Payment Date”), commencing on June 1, 2021, and continuing to and including the Maturity Date set forth above. Notwithstanding the foregoing, interest on this Series 2020A Bond shall accrue at the Default Rate from and after the date of occurrence of an Event of Default under the Indenture (as hereinafter defined) and for so long as such Event of Default remains in effect. Interest on this Series 2020A Bond shall be computed on the basis of a 360-day year composed of twelve (12) thirty (30) day months.

A-1-1

Payment of the principal of this Series 2020A Bond, and, if this Series 2020A Bond shall be redeemed prior to maturity, payment of the principal, redemption premium, if any, and interest accrued to the redemption date, shall be made at the corporate trust office of UMB Bank, N.A., as Paying Agent of the Issuer (the “Paying Agent”), at 120 South 6th Street, Suite 1400, Minneapolis, Minnesota 55402, or at the office of its successors in trust or at the office designated for such payment of any successor Paying Agent named by the Issuer. Interest hereon shall be paid to the registered owner hereof as of the close of business on the fifteenth day (whether or not a Business Day) of the calendar month next preceding such Bond Payment Date (the “Regular Record Date”), and shall be paid by check or draft mailed to such registered owner at the address appearing on such registration books or, at the election of a registered holder of the Series 2020A Bonds, by bank wire transfer to a bank account maintained by such registered owner in the United States of America designated in written instructions delivered to UMB Bank, N.A. (the “Trustee”) at least five (5) Business Days (as hereinafter defined) prior to the date of such payment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the Person in whose name this Series 2020A Bond is registered at the close of business on a date for the payment of such defaulted interest to be fixed by the Trustee (the “Special Record Date”), notice thereof being given to the registered owners of the Series 2020A Bonds not less than fifteen (15) days prior to such Special Record Date. The principal, premium, if any, and interest on this Series 2020A Bond are payable in lawful money of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

Any payment of interest, principal or premium, if any, which is due on a day other than a Business Day shall be due and payable on the next succeeding Business Day with the same effect as if paid on the date due and no interest shall accrue for the period after such date. “Business Day” means a day other than a Saturday, Sunday, legal holiday or other day on which the Trustee is authorized by law or executive order to remain closed.

This Series 2020A Bond is one of a duly authorized issue limited in the aggregate principal amount of $219,550,000 (the “Series 2020A Bonds”). Concurrently with the issuance of the Series 2020A Bonds, the Issuer has issued its Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax Exempt Series 2020B (the “Series 2020B Bonds”) and its Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and, together with the Series 2020A Bonds and the Series 2020B Bonds, the “Series 2020 Bonds”). The Series 2020B Bonds and the Series 2020C Bonds are junior in payment to the Series 2020A Bonds. Proceeds of the Series 2020 Bonds will be used for the purpose of assisting in the financing of a certain project (the “Project”) consisting of: (a) the limited restoration of Buildings 504, 507 and 509, all located on the Land, (b) the construction of an approximately 150,000 square foot, solid waste recycling facility involving the conversion of waste polypropylene from post-consumer plastics into recycled polypropylene; (c) the acquisition and installation of certain items of machinery, equipment and other tangible personal property; (d) paying certain costs and expenses incidental to the issuance of the Series 2020 Bonds; (e) funding the Senior Bonds Debt Service Reserve Fund; and (f) funding the Capitalized Interest Account.

A-1-2

The Series 2020 Bonds are issued under and are secured and entitled to the security given by an Indenture of Trust, dated as of October 1, 2020 (the “Indenture”), between the Issuer and the Trustee. Additional Bonds may be issued under the Indenture on a parity with the Series 2020A Bonds (1) pay the cost of Capital Additions to the Facility or (2) to pay the cost of refunding through redemption of any Outstanding Bonds subject to such redemption, in each case, as provided in the Indenture.

As described in the Indenture, the rights of the holders or owners of the Series 2020B Bonds and Series 2020C Bonds in and to the Trust Estate are subordinate to the rights of the holders or owners of the Series 2020A Bonds.

The Indenture, among other things, grants a security interest in the Trust Estate to the Trustee. The Indenture further provides that the Issuer shall deposit the Bond Proceeds with the Trustee for the account of the Issuer, and that the Trustee shall disburse said moneys to pay the Cost of the Facility, but only upon satisfaction of the requirements set forth in the Indenture for making such disbursements. Financing statements with respect to the Indenture are filed in the Office of the Secretary of State of the State of Ohio. Pursuant to the Indenture, the Issuer has pledged and assigned to the Trustee as security for the Series 2020A Bonds all other rights and interests of the Issuer under the Loan Agreement, dated as of October 1, 2020 (the “Loan Agreement”), between the Issuer and the Company (other than its rights to indemnification, exemption from personal liability, certain administration expenses and other Unassigned Rights).

The Series 2020A Bonds are additionally secured by an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 1, 2020 (the “Mortgage”), from PureCycle: Ohio LLC (the “Company”), to the Trustee pursuant to which the Company has granted to the Trustee a mortgage lien on and security interest in the Mortgaged Property (as defined in the Mortgage). The Mortgage is recorded in the Office of the Recorder, Lawrence County, Ohio and financing statements with respect thereto are filed in the Office of the Secretary of State of the State of Ohio.

The Series 2020A Bonds are further secured by the other Security Documents.

Reference is hereby made to the Loan Agreement, the Indenture, the Mortgage, the Equity Pledge and Security Agreement, and various other Security Documents, copies of which are on file at the corporate trust office of the Trustee, and to all amendments and supplements thereto for the provisions, among others, with respect to the nature and extent of the security for the Series 2020A Bonds, the rights, duties and obligations of the Issuer, the Trustee, the Company and the Holders and the terms upon which the Series 2020A Bonds are or may be secured.

A-1-3

This Series 2020A Bond and the issue of which it is a part are special obligations and not general obligations of the Issuer and it is understood and agreed that: (1) the Owners shall look exclusively to the Trust Estate, the Indenture, and such other security as may from time to time be given for payment of obligations arising out of the Series 2020A Bonds and the Indenture and that any judgment rendered on the Series 2020A Bonds, the Indenture or such other security shall be limited to the Trust Estate and any such other security so given for the satisfaction thereof; and (2) no deficiency or personal judgment shall be sought or rendered against the Issuer, its successors or assigns, in any action or proceeding brought on the Series 2020A Bonds, or any judgment, order or decree rendered pursuant to any such action or proceeding. Pursuant to the Loan Agreement, Loan Payments (except Loan Payments included in Unassigned Rights) payable to the Issuer are required to be made by the Company directly to the Trustee and to be deposited in a separate Bond Fund held by the Trustee for the payment of the principal of, premium, if any, and interest on the Series 2020A Bonds.

THE SERIES 2020A BONDS AND THE PRINCIPAL THEREOF AND INTEREST AND ANY PREMIUM THEREON DO NOT CONSTITUTE A GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF OHIO OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER. THE OWNERS OF THE SERIES 2020A BONDS HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE STATE OF OHIO OR ANY TAXING AUTHORITY OF ANY POLITICAL SUBDIVISION OF THE STATE OF OHIO, INCLUDING THE ISSUER, FOR THE PAYMENT OF THE PRINCIPAL THEREOF OR THE REDEMPTION PRICE THEREOF OR INTEREST OR PREMIUM THEREON, BUT THE SERIES 2020A BONDS ARE PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS PLEDGED THEREFOR.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Series 2020A Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Indenture, the Series 2020A Bonds, the Loan Agreement or any other Financing Document, against any past, present or future officer, elected official, agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Series 2020A Bonds.

The Series 2020A Bonds are subject to redemption as set forth in the Indenture.

The Holder of this Series 2020A Bond shall have no right to enforce the provisions of the Indenture or to institute any action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as otherwise expressly provided in the Indenture. In addition, the right of the Holder of this Series 2020A Bond to institute or prosecute a suit for the enforcement of payment hereof or to enter a judgment in any such suit is limited to the extent that such action would result in the surrender, impairment, waiver or loss of the lien of the Indenture for the equal and ratable benefit of the Holders of the Series 2020A Bonds.

A-1-4

This Series 2020A Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

This Series 2020A Bond may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and under the circumstances permitted by the Indenture.

Capitalized terms used in this Series 2020A Bond and not defined herein shall have the meaning ascribed to such terms by the Indenture.

This Series 2020A Bond is fully negotiable and transferable, as provided in the Indenture and as set forth further on the face hereof, only upon books of the Issuer kept by the Trustee, by the registered owner hereof or by his attorney duly authorized in writing, upon surrender of this Series 2020A Bond, together with a written instrument of transfer satisfactory to the Trustee. Thereupon a new Series 2020A Bond or Bonds, in fully registered form without coupons, in the same aggregate principal amount and of the same maturity and rate of interest as the surrendered Series 2020A Bond shall be issued to the transferee in exchange therefor as provided in the Indenture.

The Issuer, the Trustee and any Paying Agent may deem and treat the person in whose name this Series 2020A Bond is registered upon the books of the Issuer on the Record Date as the absolute owner hereof, whether this Series 2020A Bond shall be overdue or not, for the purpose of receiving payment of the principal of, premium, if any, and interest on this Series 2020A Bond and for all other purposes. All such payments so made to any such Holder or upon his order shall be valid and effectual to satisfy and discharge the liability of the Issuer upon this Series 2020A Bond to the extent of the sum or sums so paid. Neither the Issuer, nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary. For every transfer of the Series 2020A Bonds, the Issuer and the Trustee may make a charge sufficient to reimburse them for (1) any tax, fee or other governmental charge required to be paid with respect to such transfer, (2) the cost of preparing each new Series 2020A Bond and (3) any other expenses of the Issuer or the Trustee incurred in connection therewith, and any such charges shall be paid by the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the owners of the Series 2020A Bonds at any time by the Issuer with the consent of the Holders of the Series 2020A Bonds at the time Outstanding. Any such consent or any waiver by the Holders of the Series 2020A Bonds shall be conclusive and binding upon the Owner and upon all future Owners of this Series 2020A Bond and of any Series 2020A Bond issued in replacement hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also contains provisions, which, subject to certain conditions, permit or require the Trustee to waive certain past defaults under the Indenture and their consequences.

A-1-5

It is hereby certified, recited and declared that: (1) all acts, conditions and things required to exist, happen or be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Series 2020A Bond do exist, have happened and have been performed in due time, form and manner as required by law; and (2) the issuance of this Series 2020A Bond and the issue of which it is a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional, statutory or corporate limitations.

A-1-6

IN WITNESS WHEREOF, the Southern Ohio Port Authority, has caused this Series 2020A Bond to be executed by its Chairperson by his/her manual or facsimile signature, and has caused this Series 2020A Bond to be attested by its Secretary-Treasurer by his/her manual or facsimile signature, all as of the dated date hereof.

SOUTHERN OHIO PORT AUTHORITY

By:
Chairperson

Attest:

Secretary-Treasurer of the Southern Ohio,
Port Authority

A-1-7

CERTIFICATE OF AUTHENTICATION

This is to certify that this Series 2020A Bond is one of the Series 2020A Bonds described in the Indenture.

UMB BANK, N.A., as Trustee

By:
Authorized Signatory

Date of registration and authentication: ________________, 2020

A-1-8

EXHIBIT A-2

FORM OF SERIES 2020B BOND

EACH HOLDER OF THIS SERIES 2020B BOND (AS HEREINAFTER DEFINED): (1) WILL NOT SELL OR OTHERWISE TRANSFER THIS SERIES 2020B BOND OTHER THAN: (A) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), PURCHASING FOR ITS OWN ACCOUNT OR TO THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER; OR (B) TO AN ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501 OF REGULATION D OF THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR; AND (2) WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SERIES 2020B BOND OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

Unless this Series 2020B Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), or its agent for registration of transfer, exchange, or payment, and any Series 2020B Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the owner hereof, Cede & Co., has an interest herein.

REGISTERED	$[Principal Amount]

BR-1

UNITED STATES OF AMERICA

SOUTHERN OHIO PORT AUTHORITY

SUBORDINATE EXEMPT FACILITY REVENUE BONDS

(PURECYCLE PROJECT), TAX-EXEMPT SERIES 2020B

Interest Rate	Dated Date	Maturity Date	CUSIP

__.__%	October 7, 2020	________ __, 20__	84355A ___

Registered Owner:	CEDE & CO., as nominee of DTC

Principal Sum:		Dollars ($[Principal Amount])

The Southern Ohio Port Authority, a port authority and political subdivision existing under the laws of the State of Ohio (the “Issuer”), acknowledges itself indebted and for value received does hereby promise to pay, but solely from the source and as hereinafter provided, to the Registered Owner (named above), or registered assigns, on the Maturity Date set forth above (subject to the right of prior redemption as hereinafter provided), the Principal Sum stated above and in like manner to pay interest on said sum from the Dated Date stated above or from the most recent Interest Payment Date to which interest has been paid or provided for, at the interest rate per annum specified above, semi-annually on the first day of June and December of each year (each, a “Bond Payment Date”), commencing on June 1, 2021, and continuing to and including the Maturity Date set forth above. Notwithstanding the foregoing, interest on this Series 2020B Bond shall accrue at the Default Rate from and after the date of occurrence of an Event of Default under the Indenture (as hereinafter defined) and for so long as such Event of Default remains in effect. Interest on this Series 2020B Bond shall be computed on the basis of a 360-day year composed of twelve (12) thirty (30) day months.

A-2-1

Payment of the principal of this Series 2020B Bond, and, if this Series 2020B Bond shall be redeemed prior to maturity, payment of the principal, redemption premium, if any, and interest accrued to the redemption date, shall be made at the corporate trust office of UMB Bank, N.A., as Paying Agent of the Issuer (the “Paying Agent”), at 120 South 6th Street, Suite 1400, Minneapolis, Minnesota 55402, or at the office of its successors in trust or at the office designated for such payment of any successor Paying Agent named by the Issuer. Interest hereon shall be paid to the registered owner hereof as of the close of business on the fifteenth day (whether or not a Business Day) of the calendar month next preceding such Bond Payment Date (the “Regular Record Date”), and shall be paid by check or draft mailed to such registered owner at the address appearing on such registration books or, at the election of a registered holder of the Series 2020B Bonds, by bank wire transfer to a bank account maintained by such registered owner in the United States of America designated in written instructions delivered to UMB Bank, N.A. (the “Trustee”) at least five (5) Business Days (as hereinafter defined) prior to the date of such payment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the Person in whose name this Series 2020B Bond is registered at the close of business on a date for the payment of such defaulted interest to be fixed by the Trustee (the “Special Record Date”), notice thereof being given to the registered owners of the Series 2020B Bonds not less than fifteen (15) days prior to such Special Record Date. The principal, premium, if any, and interest on this Series 2020B Bond are payable in lawful money of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

Any payment of interest, principal or premium, if any, which is due on a day other than a Business Day shall be due and payable on the next succeeding Business Day with the same effect as if paid on the date due and no interest shall accrue for the period after such date. “Business Day” means a day other than a Saturday, Sunday, legal holiday or other day on which the Trustee is authorized by law or executive order to remain closed.

This Series 2020B Bond is one of a duly authorized issue limited in the aggregate principal amount of $20,000,000 (the “Series 2020B Bonds”). Concurrently with the issuance of the Series 2020B Bonds, the Issuer has issued its Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds”) and its Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and together with the Series 2020A Bonds and the Series 2020B Bonds, the “Series 2020 Bonds”), which Series 2020A Bonds are senior in payment to the Series 2020B Bonds and which Series 2020C Bonds are on parity with the Series 2020B Bonds. Proceeds of the Series 2020 Bonds will be used for the purpose of assisting in the financing of a certain project (the “Project”) consisting of: (a) the limited restoration of Buildings 504, 507 and 509, all located on the Land, (b) the construction of an approximately 150,000 square foot, solid waste recycling facility involving the conversion of waste polypropylene from post-consumer plastics into recycled polypropylene; (c) the acquisition and installation of certain items of machinery, equipment and other tangible personal property; (d) paying certain costs and expenses incidental to the issuance of the Series 2020 Bonds; (e) funding the Senior Bonds Debt Service Reserve Fund; and (f) funding the Capitalized Interest Account.

A-2-2

The Series 2020 Bonds are issued under and are secured and entitled to the security given by an Indenture of Trust, dated as of October 1, 2020 (the “Indenture”), between the Issuer and the Trustee. Additional Bonds may be issued under the Indenture on a parity with the Series 2020B Bonds (1) to pay the cost of Capital Additions to the Facility or (2) to pay the cost of refunding through redemption of any Outstanding Bonds subject to such redemption, in each case, as provided in the Indenture.

As described in the Indenture, the rights of the holders or owners of the Series 2020B Bonds and Series 2020C Bonds in and to the Trust Estate are subordinate to the rights of the holders or owners of the Series 2020A Bonds.

The Indenture, among other things, grants a security interest in the Trust Estate to the Trustee. The Indenture further provides that the Issuer shall deposit the Bond Proceeds with the Trustee for the account of the Issuer, and that the Trustee shall disburse said moneys to pay the Cost of the Facility, but only upon satisfaction of the requirements set forth in the Indenture for making such disbursements. Financing statements with respect to the Indenture are filed in the Office of the Secretary of State of the State of Ohio. Pursuant to the Indenture, the Issuer has pledged and assigned to the Trustee as security for the Series 2020B Bonds all other rights and interests of the Issuer under the Loan Agreement, dated as of October 1, 2020 (the “Loan Agreement”), between the Issuer and the Company (other than its rights to indemnification, exemption from personal liability, certain administration expenses and other Unassigned Rights).

The Series 2020B Bonds are additionally secured by an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 1, 2020 (the “Mortgage”), from PureCycle: Ohio LLC (the “Company”), to the Trustee pursuant to which the Company has granted to the Trustee a mortgage lien on and security interest in the Mortgaged Property (as defined in the Mortgage). The Mortgage is recorded in the Office of the Recorder, Lawrence County, Ohio and financing statements with respect thereto are filed in the Office of the Secretary of State of the State of Ohio.

The Series 2020B Bonds are further secured by the other Security Documents and are subject to the subordinate provisions set forth in the Indenture.

Reference is hereby made to the Loan Agreement, the Indenture, the Mortgage, the Equity Pledge and Security Agreement, and various other Security Documents, copies of which are on file at the corporate trust office of the Trustee, and to all amendments and supplements thereto for the provisions, among others, with respect to the nature and extent of the security for the Series 2020B Bonds, the rights, duties and obligations of the Issuer, the Trustee, the Company and the Holders and the terms upon which the Series 2020B Bonds are or may be secured.

A-2-3

This Series 2020B Bond and the issue of which it is a part are special obligations and not general obligations of the Issuer and it is understood and agreed that: (1) the Owners shall look exclusively to the Trust Estate, the Indenture, and such other security as may from time to time be given for payment of obligations arising out of the Series 2020B Bonds and the Indenture and that any judgment rendered on the Series 2020B Bonds, the Indenture or such other security shall be limited to the Trust Estate and any such other security so given for the satisfaction thereof; and (2) no deficiency or personal judgment shall be sought or rendered against the Issuer, its successors or assigns, in any action or proceeding brought on the Series 2020B Bonds, or any judgment, order or decree rendered pursuant to any such action or proceeding. Pursuant to the Loan Agreement, Loan Payments (except Loan Payments included in Unassigned Rights) payable to the Issuer are required to be made by the Company directly to the Trustee and to be deposited in a separate Bond Fund held by the Trustee for the payment of the principal of, premium, if any, and interest on the Series 2020B Bonds.

THE SERIES 2020B BONDS AND THE PRINCIPAL THEREOF AND INTEREST AND ANY PREMIUM THEREON DO NOT CONSTITUTE A GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF OHIO OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER. THE OWNERS OF THE SERIES 2020B BONDS HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE STATE OF OHIO OR ANY TAXING AUTHORITY OF ANY POLITICAL SUBDIVISION OF THE STATE OF OHIO, INCLUDING THE ISSUER, FOR THE PAYMENT OF THE PRINCIPAL THEREOF OR THE REDEMPTION PRICE THEREOF OR INTEREST OR PREMIUM THEREON, BUT THE SERIES 2020B BONDS ARE PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS PLEDGED THEREFOR.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Series 2020B Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Indenture, the Series 2020B Bonds, the Loan Agreement or any other Financing Document, against any past, present or future officer, elected official, agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Series 2020B Bonds.

The Series 2020B Bonds are subject to redemption as set forth in the Indenture.

The Holder of this Series 2020B Bond shall have no right to enforce the provisions of the Indenture or to institute any action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as otherwise expressly provided in the Indenture. In addition, the right of the Holder of this Series 2020B Bond to institute or prosecute a suit for the enforcement of payment hereof or to enter a judgment in any such suit is limited to the extent that such action would result in the surrender, impairment, waiver or loss of the lien of the Indenture for the equal and ratable benefit of the Holders of the Series 2020B Bonds.

A-2-4

This Series 2020B Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

This Series 2020B Bond may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and under the circumstances permitted by the Indenture.

Capitalized terms used in this Series 2020B Bond and not defined herein shall have the meaning ascribed to such terms by the Indenture.

This Series 2020B Bond is fully negotiable and transferable, as provided in the Indenture and as set forth further on the face hereof, only upon books of the Issuer kept by the Trustee, by the registered owner hereof or by his attorney duly authorized in writing, upon surrender of this Series 2020B Bond, together with a written instrument of transfer satisfactory to the Trustee. Thereupon a new Series 2020B Bond or Bonds, in fully registered form without coupons, in the same aggregate principal amount and of the same maturity and rate of interest as the surrendered Series 2020B Bond shall be issued to the transferee in exchange therefor as provided in the Indenture.

The Issuer, the Trustee and any Paying Agent may deem and treat the person in whose name this Series 2020B Bond is registered upon the books of the Issuer on the Record Date as the absolute owner hereof, whether this Series 2020B Bond shall be overdue or not, for the purpose of receiving payment of the principal of, premium, if any, and interest on this Series 2020B Bond and for all other purposes. All such payments so made to any such Holder or upon his order shall be valid and effectual to satisfy and discharge the liability of the Issuer upon this Series 2020B Bond to the extent of the sum or sums so paid. Neither the Issuer, nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary. For every transfer of the Series 2020B Bonds, the Issuer and the Trustee may make a charge sufficient to reimburse them for (1) any tax, fee or other governmental charge required to be paid with respect to such transfer, (2) the cost of preparing each new Series 2020B Bond and (3) any other expenses of the Issuer or the Trustee incurred in connection therewith, and any such charges shall be paid by the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the owners of the Series 2020B Bonds at any time by the Issuer with the consent of the Holders of the Series 2020B Bonds at the time Outstanding. Any such consent or any waiver by the Holders of the Series 2020B Bonds shall be conclusive and binding upon the Owner and upon all future Owners of this Series 2020B Bond and of any Series 2020B Bond issued in replacement hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also contains provisions, which, subject to certain conditions, permit or require the Trustee to waive certain past defaults under the Indenture and their consequences.

A-2-5

It is hereby certified, recited and declared that: (1) all acts, conditions and things required to exist, happen or be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Series 2020B Bond do exist, have happened and have been performed in due time, form and manner as required by law; and (2) the issuance of this Series 2020B Bond and the issue of which it is a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional, statutory or corporate limitations.

A-2-6

IN WITNESS WHEREOF, the Southern Ohio Port Authority, has caused this Series 2020B Bond to be executed by its Chairperson by his/her manual or facsimile signature, and has caused this Series 2020B Bond to be attested by its Secretary-Treasurer by his/her manual or facsimile signature, all as of the dated date hereof.

SOUTHERN OHIO PORT AUTHORITY

By:
Chairperson

Attest:

Secretary-Treasurer of the Southern Ohio,
Port Authority

A-2-7

CERTIFICATE OF AUTHENTICATION

This is to certify that this Series 2020B Bond is one of the Series 2020B Bonds described in the Indenture.

UMB BANK, N.A., as Trustee

By:
Authorized Signatory

Date of registration and authentication: ________________, 2020

A-2-8

EXHIBIT A-3

FORM OF SERIES 2020C BOND

EACH HOLDER OF THIS SERIES 2020C BOND (AS HEREINAFTER DEFINED): (1) WILL NOT SELL OR OTHERWISE TRANSFER THIS SERIES 2020C BOND OTHER THAN: (A) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), PURCHASING FOR ITS OWN ACCOUNT OR TO THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER; OR (B) TO AN ACCREDITED INVESTOR (WITHIN THE MEANING OF RULE 501 OF REGULATION D OF THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR; AND (2) WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SERIES 2020C BOND OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

Unless this Series 2020C Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), or its agent for registration of transfer, exchange, or payment, and any Series 2020C Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the owner hereof, Cede & Co., has an interest herein.

REGISTERED	$[Principal Amount]

CR-1

UNITED STATES OF AMERICA

SOUTHERN OHIO PORT AUTHORITY

EXEMPT FACILITY REVENUE BONDS

(PURECYCLE PROJECT), TAXABLE SERIES 2020C

Interest Rate	Dated Date	Maturity Date	CUSIP

__.__%	October 7, 2020	________ __, 20__	84355A ___

Registered Owner:	CEDE & CO., as nominee of DTC

Principal Sum:		Dollars ($[Principal Amount])

The Southern Ohio Port Authority, a port authority and political subdivision existing under the laws of the State of Ohio (the “Issuer”), acknowledges itself indebted and for value received does hereby promise to pay, but solely from the source and as hereinafter provided, to the Registered Owner (named above), or registered assigns, on the Maturity Date set forth above (subject to the right of prior redemption as hereinafter provided), the Principal Sum stated above and in like manner to pay interest on said sum from the Dated Date stated above or from the most recent Interest Payment Date to which interest has been paid or provided for, at the interest rate per annum specified above, semi-annually on the first day of June and December of each year (each, a “Bond Payment Date”), commencing on June 1, 2021, and continuing to and including the Maturity Date set forth above. Notwithstanding the foregoing, interest on this Series 2020C Bond shall accrue at the Default Rate from and after the date of occurrence of an Event of Default under the Indenture (as hereinafter defined) and for so long as such Event of Default remains in effect. Interest on this Series 2020C Bond shall be computed on the basis of a 360-day year composed of twelve (12) thirty (30) day months.

A-3-1

Payment of the principal of this Series 2020C Bond, and, if this Series 2020C Bond shall be redeemed prior to maturity, payment of the principal, redemption premium, if any, and interest accrued to the redemption date, shall be made at the corporate trust office of UMB Bank, N.A., as Paying Agent of the Issuer (the “Paying Agent”), at 120 South 6th Street, Suite 1400, Minneapolis, Minnesota 55402, or at the office of its successors in trust or at the office designated for such payment of any successor Paying Agent named by the Issuer. Interest hereon shall be paid to the registered owner hereof as of the close of business on the fifteenth day (whether or not a Business Day) of the calendar month next preceding such Bond Payment Date (the “Regular Record Date”), and shall be paid by check or draft mailed to such registered owner at the address appearing on such registration books or, at the election of a registered holder of the Series 2020C Bonds, by bank wire transfer to a bank account maintained by such registered owner in the United States of America designated in written instructions delivered to UMB Bank, N.A. (the “Trustee”) at least five (5) Business Days (as hereinafter defined) prior to the date of such payment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the Person in whose name this Series 2020C Bond is registered at the close of business on a date for the payment of such defaulted interest to be fixed by the Trustee (the “Special Record Date”), notice thereof being given to the registered owners of the Series 2020C Bonds not less than fifteen (15) days prior to such Special Record Date. The principal, premium, if any, and interest on this Series 2020C Bond are payable in lawful money of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

Any payment of interest, principal or premium, if any, which is due on a day other than a Business Day shall be due and payable on the next succeeding Business Day with the same effect as if paid on the date due and no interest shall accrue for the period after such date. “Business Day” means a day other than a Saturday, Sunday, legal holiday or other day on which the Trustee is authorized by law or executive order to remain closed.

This Series 2020C Bond is one of a duly authorized issue limited in the aggregate principal amount of $10,000,000 (the “Series 2020C Bonds”). Concurrently with the issuance of the Series 2020C Bonds, the Issuer has issued its Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds”), and its Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and together with the Series 2020C Bonds and the Series 2020A Bonds, the “Series 2020 Bonds”), which Series 2020A Bonds are senior in payment to the Series 2020C Bonds and which Series 2020B Bonds are on parity with the Series 2020C Bonds. Proceeds of the Series 2020 Bonds will be used for the purpose of assisting in the financing of a certain project (the “Project”) consisting of: (a) the limited restoration of Buildings 504, 507 and 509, all located on the Land, (b) the construction of an approximately 150,000 square foot, solid waste recycling facility involving the conversion of waste polypropylene from post-consumer plastics into recycled polypropylene; (c) the acquisition and installation of certain items of machinery, equipment and other tangible personal property; (d) paying certain costs and expenses incidental to the issuance of the Series 2020 Bonds; (e) funding the Senior Bonds Debt Service Reserve Fund; and (f) funding the Capitalized Interest Account.

A-3-2

The Series 2020 Bonds are issued under and are secured and entitled to the security given by an Indenture of Trust, dated as of October 1, 2020 (the “Indenture”), between the Issuer and the Trustee. Additional Bonds may be issued under the Indenture on a parity with the Series 2020C Bonds (1) to pay the cost of Capital Additions to the Facility or (2) to pay the cost of refunding through redemption of any Outstanding Bonds subject to such redemption, in each case, as provided in the Indenture.

As described in the Indenture, the rights of the holders or owners of the Series 2020B Bonds and the Series 2020C Bonds in and to the Trust Estate are subordinate to the rights of the holders or owners of the Series 2020A Bonds.

The Indenture, among other things, grants a security interest in the Trust Estate to the Trustee. The Indenture further provides that the Issuer shall deposit the Bond Proceeds with the Trustee for the account of the Issuer, and that the Trustee shall disburse said moneys to pay the Cost of the Facility, but only upon satisfaction of the requirements set forth in the Indenture for making such disbursements. Financing statements with respect to the Indenture are filed in the Office of the Secretary of State of the State of Ohio. Pursuant to the Indenture, the Issuer has pledged and assigned to the Trustee as security for the Series 2020C Bonds all other rights and interests of the Issuer under the Loan Agreement, dated as of October 1, 2020 (the “Loan Agreement”), between the Issuer and the Company (other than its rights to indemnification, exemption from personal liability, certain administration expenses and other Unassigned Rights).

The Series 2020C Bonds are additionally secured by an Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 1, 2020 (the “Mortgage”), from PureCycle: Ohio LLC (the “Company”), to the Trustee pursuant to which the Company has granted to the Trustee a mortgage lien on and security interest in the Mortgaged Property (as defined in the Mortgage). The Mortgage is recorded in the Office of the Recorder, Lawrence County, Ohio and financing statements with respect thereto are filed in the Office of the Secretary of State of the State of Ohio.

The Series 2020C Bonds are further secured by the other Security Documents and are subject to the subordinate provisions set forth in the Indenture.

Reference is hereby made to the Loan Agreement, the Indenture, the Mortgage, the Equity Pledge and Security Agreement, and various other Security Documents, copies of which are on file at the corporate trust office of the Trustee, and to all amendments and supplements thereto for the provisions, among others, with respect to the nature and extent of the security for the Series 2020C Bonds, the rights, duties and obligations of the Issuer, the Trustee, the Company and the Holders and the terms upon which the Series 2020C Bonds are or may be secured.

A-3-3

This Series 2020C Bond and the issue of which it is a part are special obligations and not general obligations of the Issuer and it is understood and agreed that: (1) the Owners shall look exclusively to the Trust Estate, the Indenture, and such other security as may from time to time be given for payment of obligations arising out of the Series 2020C Bonds and the Indenture and that any judgment rendered on the Series 2020C Bonds, the Indenture or such other security shall be limited to the Trust Estate and any such other security so given for the satisfaction thereof; and (2) no deficiency or personal judgment shall be sought or rendered against the Issuer, its successors or assigns, in any action or proceeding brought on the Series 2020C Bonds, or any judgment, order or decree rendered pursuant to any such action or proceeding. Pursuant to the Loan Agreement, Loan Payments (except Loan Payments included in Unassigned Rights) payable to the Issuer are required to be made by the Company directly to the Trustee and to be deposited in a separate Bond Fund held by the Trustee for the payment of the principal of, premium, if any, and interest on the Series 2020C Bonds.

THE SERIES 2020C BONDS AND THE PRINCIPAL THEREOF AND INTEREST AND ANY PREMIUM THEREON DO NOT CONSTITUTE A GENERAL OBLIGATION OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF OHIO OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE ISSUER. THE OWNERS OF THE SERIES 2020C BONDS HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE STATE OF OHIO OR ANY TAXING AUTHORITY OF ANY POLITICAL SUBDIVISION OF THE STATE OF OHIO, INCLUDING THE ISSUER, FOR THE PAYMENT OF THE PRINCIPAL THEREOF OR THE REDEMPTION PRICE THEREOF OR INTEREST OR PREMIUM THEREON, BUT THE SERIES 2020C BONDS ARE PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS PLEDGED THEREFOR.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Series 2020C Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Indenture, the Series 2020C Bonds, the Loan Agreement or any other Financing Document, against any past, present or future officer, elected official, agent or employee of the Issuer, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, officer, director or member is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Series 2020C Bonds.

The Series 2020C Bonds are subject to redemption as set forth in the Indenture.

The Holder of this Series 2020C Bond shall have no right to enforce the provisions of the Indenture or to institute any action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as otherwise expressly provided in the Indenture. In addition, the right of the Holder of this Series 2020C Bond to institute or prosecute a suit for the enforcement of payment hereof or to enter a judgment in any such suit is limited to the extent that such action would result in the surrender, impairment, waiver or loss of the lien of the Indenture for the equal and ratable benefit of the Holders of the Series 2020C Bonds.

A-3-4

This Series 2020C Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

This Series 2020C Bond may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and under the circumstances permitted by the Indenture.

Capitalized terms used in this Series 2020C Bond and not defined herein shall have the meaning ascribed to such terms by the Indenture.

This Series 2020C Bond is fully negotiable and transferable, as provided in the Indenture and as set forth further on the face hereof, only upon books of the Issuer kept by the Trustee, by the registered owner hereof or by his attorney duly authorized in writing, upon surrender of this Series 2020C Bond, together with a written instrument of transfer satisfactory to the Trustee. Thereupon a new Series 2020C Bond or Bonds, in fully registered form without coupons, in the same aggregate principal amount and of the same maturity and rate of interest as the surrendered Series 2020C Bond shall be issued to the transferee in exchange therefor as provided in the Indenture.

The Issuer, the Trustee and any Paying Agent may deem and treat the person in whose name this Series 2020C Bond is registered upon the books of the Issuer on the Record Date as the absolute owner hereof, whether this Series 2020C Bond shall be overdue or not, for the purpose of receiving payment of the principal of, premium, if any, and interest on this Series 2020C Bond and for all other purposes. All such payments so made to any such Holder or upon his order shall be valid and effectual to satisfy and discharge the liability of the Issuer upon this Series 2020C Bond to the extent of the sum or sums so paid. Neither the Issuer, nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary. For every transfer of the Series 2020C Bonds, the Issuer and the Trustee may make a charge sufficient to reimburse them for (1) any tax, fee or other governmental charge required to be paid with respect to such transfer, (2) the cost of preparing each new Series 2020C Bond and (3) any other expenses of the Issuer or the Trustee incurred in connection therewith, and any such charges shall be paid by the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the owners of the Series 2020C Bonds at any time by the Issuer with the consent of the Holders of the Series 2020C Bonds at the time Outstanding. Any such consent or any waiver by the Holders of the Series 2020C Bonds shall be conclusive and binding upon the Owner and upon all future Owners of this Series 2020C Bond and of any Series 2020C Bond issued in replacement hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also contains provisions, which, subject to certain conditions, permit or require the Trustee to waive certain past defaults under the Indenture and their consequences.

A-3-5

It is hereby certified, recited and declared that: (1) all acts, conditions and things required to exist, happen or be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Series 2020C Bond do exist, have happened and have been performed in due time, form and manner as required by law; and (2) the issuance of this Series 2020C Bond and the issue of which it is a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional, statutory or corporate limitations.

A-3-6

IN WITNESS WHEREOF, the Southern Ohio Port Authority, has caused this Series 2020C Bond to be executed by its Chairperson by his/her manual or facsimile signature, and has caused this Series 2020C Bond to be attested by its Secretary-Treasurer by his/her manual or facsimile signature, all as of the dated date hereof.

SOUTHERN OHIO PORT AUTHORITY

By:
Chairperson

Attest:

Secretary-Treasurer of the Southern Ohio,
Port Authority

A-3-7

CERTIFICATE OF AUTHENTICATION

This is to certify that this Series 2020C Bond is one of the Series 2020C Bonds described in the Indenture.

UMB BANK, N.A., as Trustee

By:
Authorized Signatory

Date of registration and authentication: ________________, 2020

A-3-8